                                                                    Exhibit 99.1

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                 October 7, 2005

                                     between

                               CAMBREX CORPORATION

                      The SUBSIDIARY BORROWERS Party Hereto

                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                   ----------

                                  $277,500,000

                                   ----------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

                                 CITIBANK, N.A.
                                       and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Co-Syndication Agents

================================================================================

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I  DEFINITIONS..........................................................     1
   SECTION 1.01.  Defined Terms.................................................     1
   SECTION 1.02.  Classification of Loans and Borrowings........................    23
   SECTION 1.03.  Terms Generally...............................................    23
   SECTION 1.04.  Accounting Terms; GAAP........................................    24
   SECTION 1.05.  Currencies; Currency Equivalents; Provisions Relating to
                     European Monetary Union....................................    24

ARTICLE II  THE CREDITS.........................................................    25
   SECTION 2.01.  The Commitments...............................................    25
   SECTION 2.02.  Loans and Borrowings..........................................    26
   SECTION 2.03.  Requests for Syndicated Borrowings............................    26
   SECTION 2.04.  Swingline Loans...............................................    27
   SECTION 2.05.  Letters of Credit.............................................    29
   SECTION 2.06.  Funding of Borrowings.........................................    34
   SECTION 2.07.  Interest Elections............................................    35
   SECTION 2.08.  Termination, Reduction and Increase of the Commitments........    36
   SECTION 2.09.  Repayment of Loans; Evidence of Debt..........................    39
   SECTION 2.10.  Prepayment of Loans...........................................    40
   SECTION 2.11.  Fees .........................................................    41
   SECTION 2.12.  Interest......................................................    42
   SECTION 2.13.  Alternate Rate of Interest....................................    43
   SECTION 2.14.  Increased Costs...............................................    43
   SECTION 2.15.  Break Funding Payments........................................    45
   SECTION 2.16.  Taxes.........................................................    45
   SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs...    48
   SECTION 2.18.  Mitigation Obligations; Replacement of Lenders................    51
   SECTION 2.19.  Designation of Subsidiary Borrowers...........................    51

ARTICLE III  GUARANTEE..........................................................    53
   SECTION 3.01.  The Guarantee.................................................    53
   SECTION 3.02.  Obligations Unconditional.....................................    54
   SECTION 3.03.  Reinstatement.................................................    55
   SECTION 3.04.  Subrogation...................................................    55
   SECTION 3.05.  Remedies......................................................    55
   SECTION 3.06.  Instrument for the Payment of Money...........................    56
   SECTION 3.07.  Continuing Guarantee..........................................    56
   SECTION 3.08.  Rights of Contribution........................................    56
   SECTION 3.09.  General Limitation on Guarantee Obligations...................    57

ARTICLE IV  REPRESENTATIONS AND WARRANTIES......................................    57
   SECTION 4.01.  Organization; Powers..........................................    57
   SECTION 4.02.  Authorization; Enforceability.................................    57
   SECTION 4.03.  Governmental Approvals; No Conflicts..........................    58
   SECTION 4.04.  Financial Condition; No Material Adverse Change...............    58
   SECTION 4.05.  Properties....................................................    58
   SECTION 4.06.  Litigation and Environmental Matters..........................    59
   SECTION 4.07.  Compliance with Laws and Agreements...........................    59
   SECTION 4.08.  Investment and Holding Company Status.........................    59
   SECTION 4.09.  Taxes ........................................................    59
   SECTION 4.10.  ERISA ........................................................    60
   SECTION 4.11.  Disclosure....................................................    60
   SECTION 4.12.  Use of Credit.................................................    60
   SECTION 4.13.  Subsidiaries..................................................    60
   SECTION 4.14.  Labor Matters.................................................    61
   SECTION 4.15.  Representations and Warranties Affecting Certain
                     Subsidiary Borrowers.......................................    61

ARTICLE V  CONDITIONS...........................................................    62
   SECTION 5.01.  Effective Date................................................    62
   SECTION 5.02.  Each Credit Event.............................................    64

ARTICLE VI  AFFIRMATIVE COVENANTS...............................................    64
   SECTION 6.01.  Financial Statements and Other Information....................    65
   SECTION 6.02.  Notices of Material Events....................................    66
   SECTION 6.03.  Existence; Conduct of Business................................    67
   SECTION 6.04.  Payment of Obligations........................................    67
   SECTION 6.05.  Maintenance of Properties; Insurance..........................    67
   SECTION 6.06.  Books and Records; Inspection Rights..........................    67
   SECTION 6.07.  Compliance with Laws..........................................    67
   SECTION 6.08.  Use of Proceeds and Letters of Credit.........................    67
   SECTION 6.09.  Certain Obligations Respecting Subsidiaries;
                     Further Assurances.........................................    68

ARTICLE VII  NEGATIVE COVENANTS.................................................    69
   SECTION 7.01.  Subsidiary Indebtedness.......................................    69
   SECTION 7.02.  Liens ........................................................    70
   SECTION 7.03.  Mergers, Consolidations, etc.; Changes in Lines of Business...    71
   SECTION 7.04.  Disposition of Assets.........................................    72
   SECTION 7.05.  Investments and Acquisitions..................................    73
   SECTION 7.06.  Restricted Payments...........................................    74
   SECTION 7.07.  Transactions with Affiliates..................................    74
   SECTION 7.08.  Restrictive Agreements........................................    75
   SECTION 7.09.  Certain Financial Covenants...................................    75

   SECTION 7.10.  Sale and Leaseback Transactions...............................    75

ARTICLE VIII  EVENTS OF DEFAULT.................................................    76

ARTICLE IX  THE ADMINISTRATIVE AGENT............................................    78

ARTICLE X  MISCELLANEOUS........................................................    81
   SECTION 10.01. Notices.......................................................    81
   SECTION 10.02. Waivers; Amendments...........................................    82
   SECTION 10.03. Expenses; Indemnity; Damage Waiver............................    84
   SECTION 10.04. Successors and Assigns........................................    85
   SECTION 10.05. Survival......................................................    88
   SECTION 10.06. Counterparts; Integration; Effectiveness......................    89
   SECTION 10.07. Severability..................................................    89
   SECTION 10.08. Right of Setoff...............................................    89
   SECTION 10.09. Governing Law; Jurisdiction; Etc..............................    90
   SECTION 10.10. WAIVER OF JURY TRIAL..........................................    91
   SECTION 10.11. Judgment Currency.............................................    91
   SECTION 10.12. Headings......................................................    92
   SECTION 10.13. Treatment of Certain Information; Confidentiality.............    92
   SECTION 10.14. USA PATRIOT Act...............................................    93
   SECTION 10.15. Waiver of Immunity............................................    93
   SECTION 10.16. Appointment of Company as Agent...............................    93
   SECTION 10.17. Termination of Commitments under Existing Credit Agreement....    94
   SECTION 10.18. Lender Representation - Professional Market Party.............    94

SCHEDULE 1.01    - Commitments
SCHEDULE 2.05(l) - Existing Letters of Credit
SCHEDULE 4.06(a) - Litigation
SCHEDULE 4.13    - Subsidiaries
SCHEDULE 7.01    - Indebtedness
SCHEDULE 7.02    - Liens
SCHEDULE 7.05    - Investments
SCHEDULE 7.08    - Restrictive Agreements

EXHIBIT A   - Form of Assignment and Acceptance
EXHIBIT B   - Form of Pledge Agreement
EXHIBIT C   - Intercreditor and Collateral Agency Agreement
EXHIBIT D   - Sharing Agreement
EXHIBIT E   - Form of Guarantee Assumption Agreement
EXHIBIT F-1 - Form of Opinion of General Counsel of the Obligors
EXHIBIT F-2 - Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT G   - Form of Opinion of Special New York Counsel to JPMCB
EXHIBIT H   - Form of Subsidiary Borrower Designation Letter
EXHIBIT I   - Form of Subsidiary Borrower Termination Letter

          CREDIT AGREEMENT dated as of October 7, 2005, between CAMBREX CORPORATION, the SUBSIDIARY BORROWERS party hereto, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

          The Company (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to it, under the guarantee of the Subsidiary Guarantors (as so defined), in an aggregate principal or face amount not exceeding $277,500,000, for the purposes specified herein. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquired Entity" means any business, assets or Person subject to an Acquisition.

          "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which the Company and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, limited liability company, partnership, joint venture or other entity or any division of any corporation, limited liability company, partnership, joint venture or other entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise or (b) directly or indirectly acquires ownership or Control of at least a majority (in number of votes) of Capital Stock which has ordinary voting power for the election of directors or other managers of any corporation, limited liability company, partnership, joint venture or other entity.

          "Adjusted LIBO Rate" means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

          "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

                                Credit Agreement

          "Administrative Agent's Account" means, for each currency, an account in respect of such currency designated by the Administrative Agent in a notice to the Company and the Lenders.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreed Foreign Currency" means, at any time, any of Pounds Sterling, euro, Japanese Yen and, with the agreement of each Lender, any other Foreign Currency, so long as, in respect of any such specified currency or other Foreign Currency, at such time (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the euro, any authorization by the European Central Bank) is required to permit use of such currency by any Lender for making any Loan hereunder and/or to permit the relevant Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any ABR Loan (including any Swingline Loan that bears interest based upon the Alternate Base
Rate) or Eurocurrency Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread" or "Facility Fee Rate", respectively, based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery of the financial statements for the fiscal quarter ending September 30, 2005 the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2:

                                Credit Agreement

                                ABR    Eurodollar   Facility
             Leverage Ratio   Spread     Spread     Fee Rate
             --------------   ------   ----------   --------
Category 1       <1.75x          0       0.475%       0.15%

Category 2    > or = 1.75x       0       0.575%      0.175%
                 <2.50x

Category 3    > or = 2.50x       0        0.65%      0.225%
                 <3.00x

Category 4    > or = 3.00x       0        0.85%      0.275%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements delivered pursuant to Section 6.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements (and the related compliance certificate required under Section 6.01(c)) indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (A) the Leverage Ratio shall be deemed to be in Category 4 at any time that an Event of Default has occurred and is continuing and (B) if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b) (and/or the related compliance certificate required to be delivered by it pursuant to Section 6.01(c)), any adjustment in the Applicable Rate shall be delayed until the delivery thereof and shall be retroactively applied for the period from the expiration of the time for delivery thereof until the date of such delivery.

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Assuming Lender" has the meaning set forth in Section 2.08(e).

          "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

                                Credit Agreement

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrowers" means the Company and the Subsidiary Borrowers.

          "Borrowing" means (a) all Syndicated ABR Loans made, converted or continued on the same date, (b) all Eurocurrency Loans denominated in the same currency that have the same Interest Period or (c) a Swingline Loan.

          "Borrowing Request" means a request by a Borrower for a Syndicated Borrowing in accordance with Section 2.03.

          "Business Day" means any day (a) that is not a Saturday, Sunday or (other than with respect to determining any Interest Period) other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the relevant Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in the currency of such Borrowing are carried out in the London interbank market and (c) (i) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing denominated in any Foreign Currency (other than euros), or to a notice by the relevant Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency or
(ii) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing denominated in euros, or to a notice by the relevant Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a TARGET Day.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                                Credit Agreement

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding common stock of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.

          "Change in Tax Law" means, with respect to any Person, a change in or amendment to the Code or a change in, or amendment to, or the entering into of, an income tax treaty between the United States of America and the jurisdiction where such Person is a tax resident, or a change in or amendment to the treasury regulations, in each case that occurred after such Person became a party to this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Loans or Swingline Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Agent" means JPMCB, in its capacity as Collateral Agent under the Intercreditor and Collateral Agency Agreement.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08(b), (b) increased from time to time pursuant to Section 2.08(e), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 1.01, or in the Assignment and Acceptance (or in any confirmation or agreement of a Lender under Section 2.08(e)) pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders' Commitments is $277,500,000 as of the Effective Date.

          "Commitment Increase" has the meaning set forth in Section 2.08(e).

                                Credit Agreement

          "Commitment Increase Date" has the meaning set forth in Section
2.08(e).

          "Commitment Termination Date" means October 7, 2010.

          "Company" means Cambrex Corporation, a Delaware corporation.

          "Consolidated EBITDA" means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Consolidated Net Income for such period plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all extraordinary losses, (v) all non-cash amounts attributable to the impairment of goodwill or other intangibles or to the expensing of in-process research and development in connection with any acquisition, (vi) all non-cash losses associated with the sale or write-down of assets not in the ordinary course of business, (vii) all non-cash losses associated with foreign currency translations (including as a result of marking to market any investment or any hedging arrangement relating thereto) (viii) all non-cash expenses in connection with or as a result of any equity, equity-like or equity-linked grants or awards by the Company or any of its Subsidiaries to its directors, officers, employees or consultants, (ix) all non-cash expenses, losses or write-downs attributable to restructuring charges, plant shut-downs or in connection with discontinued operations, in each case, that are non-recurring, unusual or extraordinary and
(x) all cash expenses or losses attributable to restructuring charges, plant shut-downs, impairments of goodwill or other intangibles or in connection with discontinued operations, in each case, that are non-recurring, unusual or extraordinary not exceeding (I) $25,000,000 in the aggregate (for any period of four consecutive fiscal quarters of the Company) and (II) $50,000,000 in the aggregate during the period commencing with the fiscal quarter beginning on July 1, 2005 and ending on the termination of this Agreement, and minus (c) without duplication and to the extent included in determining such Consolidated Net Income, (i) all non-cash gains associated with the sale or write-down of assets not in the ordinary course of business, (ii) all extraordinary gains for such period and (iii) all non-cash gains associated with foreign currency translations (including as a result of marking to market any investment or any hedging arrangement relating thereto); provided that, without duplication, if during any period for which Consolidated EBITDA is being determined, the Company or any of its Subsidiaries shall have made any Disposition or Acquisition (in one or a series of related transactions) or shall have acquired one or more income producing assets as part of a single transaction, in each case, in excess of $25,000,000 in fair market value, Consolidated EBITDA shall be determined for purposes of this Agreement by (x) with respect to any such Disposition, excluding the Consolidated EBITDA of the Disposed Entity (to the extent not already reflected in the relevant financial statements of the Company) or (y) in the case of any such Acquisition or acquisition of income producing assets, including the Consolidated EBITDA of the Acquired Entity or the earnings associated with such assets, as applicable, for such period, in each case, as if the relevant transaction had been made or consummated on the first day of such period.

                                Credit Agreement

          "Consolidated Funded Indebtedness" means, as of any date, all interest-bearing Indebtedness (including Capital Lease Obligations) of the Company and its Subsidiaries classified as indebtedness in accordance with GAAP on the Company's consolidated balance sheet minus an amount equal to (i) the excess (if any) of (x) the aggregate amount of all cash deposits (regardless of currency or location) held in accounts owned by and under the control of the Company or any of its Subsidiaries for a period of at least 30 consecutive days ending on such date over (y) $5,000,000, minus (ii) an amount equal to the United States federal income tax liability (if any) that would be imposed on such amount in the event such amount was transferred to the United States, as reasonably estimated by the Company.

          "Consolidated Interest Expense" means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

          "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period; provided that there shall be excluded the income (or deficit) of any Person (other than a Subsidiary of the Company or any other Person Controlled by the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions.

          "Consolidated Net Worth" means, as of any date, all amounts that would, in accordance with GAAP, be included on a consolidated balance sheet of the Company under stockholders' equity at such date.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Currency Valuation Date" means the first Business Day of each calendar month.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disposed Entity" means any business, assets or Person subject to a Disposition.

          "Disposition" means any sale, lease, license, transfer, assignment or other disposition of all or a material portion of the business, assets, rights, revenues or property, real,

                                Credit Agreement
personal or mixed, tangible or intangible, of the Company or any of its Subsidiaries, whether in one or a series of transactions.

          "Dollar Equivalent" means, with respect to any Borrowing denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date two Business Days prior to the date of such Borrowing (or, in the case of any determination made under Section 2.10(b) or redenomination under the last sentence of Section 2.17(a), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which the Person serving as Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Domestic Subsidiary" means a Subsidiary (other than a Receivables Subsidiary) that is not a Foreign Subsidiary.

          "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                                Credit Agreement

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "euro" means the single currency of Participating Member States of the European Union, which shall be an Agreed Foreign Currency and a Foreign Currency under this Agreement.

          "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article VIII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made (a) by or on account of any obligation of the Company or any Subsidiary Borrower,
(i) income or franchise taxes imposed on (or measured by) its net income, net profit, net worth (however denominated), and franchise or capital taxes imposed, in each case, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company or any such Subsidiary Borrower that is a Domestic Subsidiary is located, (b) by or on account of the Company, a Domestic Subsidiary or a Subsidiary Borrower organized in the Netherlands, income or franchise taxes imposed on (or measured by) its net income, net profit, net worth (however denominated), and franchise or capital taxes imposed, in each case, by a jurisdiction in which such Person is doing business

                                Credit Agreement

(unless such Person would not have been subject to such Tax in such jurisdiction but for (i) the transactions contemplated hereunder or under any other Loan Document or (ii) such Person performing any obligations, receiving any payments or enforcing any rights hereunder or thereunder);(c) by or on account of any obligation of the Company or any Domestic Subsidiary that is a Subsidiary Borrower, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender by the Company or any such Domestic Subsidiary at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office for purposes hereof), other than any withholding tax imposed on any payment by the Company or any such Domestic Subsidiary to the extent that such Foreign Lender, in the case of a designation of a new lending office (or its assignor, in the case of an assignment) was entitled as a result of a Change in Tax Law, at the time of such designation (or assignment, as the case may be), to receive additional amounts from the Company or any such Domestic Subsidiary with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e); and (d) by or on account of any obligation of any Subsidiary Borrower that is organized under the laws of the Netherlands, in the case of any Lender that first becomes a party to this Agreement after a change in withholding tax law imposed by the Netherlands (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding tax imposed by the Netherlands to the extent that such tax exceeds the Netherlands withholding tax to which such Lender's assignor would have been subject or that is imposed by the Netherlands solely by reason of such Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(f).

          "Existing Credit Agreement" has the meaning set forth in Section 5.01(h).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, treasurer, vice president-finance or corporate controller of the Company.

          "First-Tier Foreign Subsidiary" mean any Foreign Subsidiary that is owned directly by the Company or any Domestic Subsidiary.

          "Foreign Currency" means at any time any currency other than Dollars.

          "Foreign Currency Equivalent" means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the

                                Credit Agreement
reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit E by an entity that, pursuant to
Section 6.09, is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent and for the benefit of the Lenders.

          "Guarantors" means the Company (with respect to its obligations as a guarantor under Article III) and the Subsidiary Guarantors.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or

                                Credit Agreement
petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Immaterial Domestic Subsidiary" means any Domestic Subsidiary that has less than $5,000,000 of assets and revenues, determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter of the Company.

          "Immaterial Foreign Subsidiary" means any Foreign Subsidiary that has less than $5,000,000 of assets and revenues, determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter of the Company.

          "Immaterial Subsidiary" means any Subsidiary that has less than $500,000 of assets and revenues, determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter for which consolidated financial statements of the Company are available.

          "Increasing Lender" has the meaning set forth in Section 2.08(e).

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others of the type included within this definition (other than this clause (f)), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit, letters of guaranty and similar instruments, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or any of its Subsidiaries held by any Person (other than such Person or any of its Subsidiaries) that is redeemable in whole or in part at any time prior to December 31, 2010, but only if such liquidation value exceeds $10,000,000; provided that the amount of Indebtedness under clauses (e) and (f) above shall be the lesser of (i) the amount of such Indebtedness of such other Person and (ii)(x) in the case of clause (e), the fair market value of the property subject to such Lien and (y) in the case of clause (f), the actual obligation of such other Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is

                                Credit Agreement
liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Intercreditor and Collateral Agency Agreement" means the Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of June 23, 2003, among the Company, the Administrative Agent, certain holders of Other Debt (as defined therein) from time to time, and the Collateral Agent, a copy of which (as in effect on the date hereof) is attached as Exhibit C.

          "Interest Coverage Ratio" means, as at any date, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period.

          "Interest Election Request" means a request by the relevant Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Swingline Loan, the last Business Day of each month.

          "Interest Period" means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month's duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Commitment Termination Date that is permitted to be of less than one month's duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising

                                Credit Agreement

Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or any other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

          "Issuing Lender" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).

          "JPMCB" means JPMorgan Chase Bank, N.A.

          "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the relevant Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lender Affiliate" means, with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

          "Lenders" means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or as an Assuming Lender pursuant to Section 2.08(e), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                                Credit Agreement

          "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Leverage Ratio" means, as at any date, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

          "LIBO Rate" means, for the Interest Period for any Eurocurrency Borrowing denominated in any currency, the rate appearing on the Screen at approximately 11:00 a.m., London time, on the Quotation Date prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such currency with a maturity comparable to such Interest Period. In the event that such rate is not available on the Screen at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which deposits in such currency in the amount of $5,000,000 (or the Foreign Currency Equivalent) and for a maturity comparable to such Interest Period are offered by the principal London office of the Person serving as Administrative Agent in immediately available funds to leading banks in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Date prior to the commencement of such Interest Period.

          "LIBOR" means, for any currency, the rate at which deposits denominated in such currency are offered to leading banks in the London interbank market.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

          "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

          "Local Time" means (a) with respect to any Loan denominated in or any payment to be made in Dollars, local time in New York, New York, (b) with respect to any Loan denominated in or any payment to be made in any Foreign Currency (other than euro), the local time in the Principal Financial Center for the currency in which such Loan is denominated or such payment is to be made and
(c) with respect to any Loan denominated in or any payment to be made in euro, the local time in London, England.

                                Credit Agreement

          "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary, as the case may be, would be required to pay if such Hedging Agreement were terminated at such time.

          "Money Market Rate" means such rate of interest per annum (if any) as the Swingline Lender may quote from time to time on any single commercial borrowing for a period of up to 90 days.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "National Currency" means the currency, other than the euro, of a Participating Member State.

          "Obligors" means the Borrowers and the Guarantors.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Participating Member State" means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

                                Credit Agreement

          (a) Liens imposed by law for taxes, assessments and governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 6.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

          (g) any interest or title of a lessor under any lease entered into by the Company or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (h) licenses, sublicenses, leases and subleases granted to third parties in the ordinary course that do not materially interfere with the ordinary conduct of business by the Company or any Subsidiary;

          (i) Liens arising from the filing of precautionary UCC financing statements regarding operating leases;

          (j) Liens arising out of the consignment or similar arrangement for the sale of goods entered into in the ordinary course of business;

          (k) set-off, charge-back and other statutory or common law rights of depository and collection banks and other regulated financial institutions with respect to money or instruments of the Company or its Subsidiaries on deposit with or in the possession of such institutions; and

                                Credit Agreement

          (l) Liens arising under any indenture governing Indebtedness solely in favor of the trustee named therein for its own benefit (and not for the benefit of the holders of any such Indebtedness);

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any member state of the European Union and rated at least investment grade, in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and rated, at such date of acquisition, A-2 or better by Standard & Poor's Ratings Services or P-2 or better by Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

          "Permitted Securitization" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or such Subsidiary, as the case may be, may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) intended to be a true sale transaction and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), and any Receivables Subsidiary may transfer, or grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables and the proceeds of such receivables; provided that (i) the aggregate outstanding principal amount of Indebtedness of the Receivables Subsidiaries incurred in connection with such transactions shall not exceed $25,000,000 at any time outstanding, (ii) there shall be no recourse under such securitization to the Company or any of its other Subsidiaries other than pursuant to Standard Securitization Undertakings and (iii) the Administrative Agent shall be reasonably satisfied that the terms of such securitization are in compliance with the terms of this Agreement.

                                Credit Agreement

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit B between the Company and the Collateral Agent (or such other pledge or similar agreement between the Company or a Domestic Subsidiary, as applicable, and the Collateral Agent (or a sub-agent of the Collateral Agent) providing for the pledge of certain Capital Stock of a Foreign Subsidiary and entered into pursuant to Section 5.01(f) or Section 6.09(b), in form and substance satisfactory to the Administrative Agent).

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Financial Center" means, in the case of any Foreign Currency, the principal financial center where such currency is cleared and settled, as reasonably determined by the Administrative Agent and notified to the Company prior to any relevant payment date.

          "Priority Indebtedness" means, without duplication, (a) all Indebtedness of the Subsidiaries secured by a Lien on property owned by the Company or any of its Subsidiaries (other than any such Indebtedness permitted under clauses (e), (f) and (h) of Section 7.01); (b) all Indebtedness of any Subsidiary that is not an Obligor (other than Indebtedness permitted under clause (g) of Section 7.01, unless the relevant standby letter of credit supports Indebtedness); and (c) all rental payments or other scheduled amounts required to be paid (valued at their present value, discounted at an applicable market rate, as of the later of the date such transaction is entered into or the end of the most recently completed fiscal year of the Company) by any Subsidiary in connection with any sale-and-leaseback transaction or Synthetic Lease referred to in Section 7.10.

          "Purchase Price" means, with respect to any Acquisition, the aggregate consideration, whether cash, property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 7.01), paid or delivered by the Company and its Subsidiaries (but excluding any fees or expenses payable) in connection with such Acquisition.

          "Quarterly Dates" means the last Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.

                                Credit Agreement

          "Quotation Date" means, for any Eurocurrency Interest Period, (a) for Dollars or any Agreed Foreign Currency other than Pounds Sterling, the date two Business Days prior to the commencement of such Eurocurrency Interest Period and
(b) for Pounds Sterling, the first day of such Eurocurrency Interest Period, provided that if market practice differs in the relevant interbank market for any currency, the "Quotation Date" for such currency shall be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one date, the "Quotation Date" shall be the last of such days).

          "Receivables Subsidiary" means a wholly owned Subsidiary of the Company which engages in no activities other than in connection with the financing of receivables and which is designated by the Board of Directors of the Company as a Receivables Subsidiary, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary (excluding guarantees of obligations, other than the principal of, and interest on, Indebtedness, under Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than the receivables and related rights sold into the applicable Permitted Securitization and other than pursuant to Standard Securitization Undertakings and (b) to which neither the Company nor any other Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of such Board of Directors giving effect to such designation and an officers' certificate of the Company certifying that such designation complied with the foregoing conditions.

          "Register" has the meaning set forth in Section 10.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                                Credit Agreement

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Company or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Company or any Subsidiary.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Syndicated Loans and its LC Exposure and Swingline Exposure at such time.

          "Screen" means, for any currency, the relevant display page for LIBOR for such currency (as determined by the Administrative Agent) on the Telerate Service; provided that, if the Administrative Agent determines that there is no such relevant display page for LIBOR for such currency, "Screen" means the relevant display page for LIBOR for such currency (as determined by the Administrative Agent) on the Reuters Monitor Money Rates Service.

          "Security Documents" means, collectively, the Pledge Agreements, the Intercreditor and Collateral Agency Agreement, the Sharing Agreement, any other pledge, security or similar agreement entered into pursuant hereto in favor of the Collateral Agent, and all Uniform Commercial Code financing statements and/or other filings, registrations or the like required by the terms of any such agreement to be made with respect to the security interests in personal property created pursuant thereto.

          "Sharing Agreement" means the Sharing Agreement, dated as of June 23, 2003, among the Company, the Subsidiary Guarantors, the Lenders, the Administrative Agent and certain holders of other Indebtedness of the Company from time to time, a copy of which (as in effect on the date hereof) is attached as Exhibit D.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary that are reasonably customary in the non-recourse securitization of receivables transactions.

          "Statutory Reserve Rate" means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Person serving as Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable

                                Credit Agreement
regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means, with respect to any Person (the "parent") at any date, (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership, association or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, association or other entity are, as of such date, owned or Controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

          "Subsidiary Borrower" means each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY BORROWERS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Borrower" after the date hereof pursuant to Section 2.19, in each case so long as such entity shall remain a Subsidiary Borrower hereunder.

          "Subsidiary Borrower Designation Letter" means a Subsidiary Borrower Designation Letter entered into by the Company and a wholly-owned Subsidiary of the Company pursuant to Section 2.19(a), pursuant to which such Subsidiary shall (subject to the terms and conditions of Section 2.19) be designated as a Borrower, substantially in the form of Exhibit H or any other form approved by the Administrative Agent.

          "Subsidiary Borrower Termination Letter" has the meaning set forth in
Section 2.19(c).

          "Subsidiary Guarantor" means each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.09.

          "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means JPMCB, in its capacity as lender of Swingline Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.

                                Credit Agreement

          "Syndicated", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.

          "Synthetic Lease" means a lease of property or assets by the Company or any Subsidiary with any Person (other than the Company or any Subsidiary) designed to permit the lessee (a) to claim depreciation and amortization on such property or assets under U.S. tax law and (b) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.

          "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in euro.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or (in the case of Swingline Loans only) a Money Market Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Syndicated Loan"), by Type (e.g., an "ABR Loan") or by Class and Type (e.g., a "Syndicated ABR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Syndicated Borrowing"), by Type (e.g., an "ABR Borrowing") or by Class and Type (e.g., a "Syndicated ABR Borrowing"). Loans and Borrowings may also be identified by currency.

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such

                                Credit Agreement
agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

          SECTION 1.05. Currencies; Currency Equivalents; Provisions Relating to European Monetary Union. (a) At any time, any reference in the definition of the term "Agreed Foreign Currency" or in any other provision of this Agreement to the currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the date hereof. Except as provided in Section 2.10(b) and the last sentence of
Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the aggregate outstanding principal amount of Borrowings, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term "Interest Period").

          (b) Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant

                                Credit Agreement

Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency), as determined by the Administrative Agent.

          (c) Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euros or such National Currency, such party shall be entitled to pay or repay such amount either in euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Company to the Lenders and the Lenders to the Company under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the date hereof; provided that the Administrative Agent shall provide the Company and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Company and the Lenders an opportunity to respond to such proposed change.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Syndicated Loans in Dollars or in any Agreed Foreign Currency to the Company and/or any Subsidiary Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment, (b) the total Revolving Credit Exposures exceeding the total Commitments or (c) the total Revolving Credit Exposures in respect of extensions of credit hereunder to the Subsidiary Borrowers exceeding $75,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Syndicated Loans.

                                Credit Agreement

          SECTION 2.02. Loans and Borrowings.

          (a) Obligations of Lenders. Each Syndicated Loan shall be made to any Borrower as part of a Borrowing by such Borrower consisting of Loans of the same currency and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Type of Loans. Subject to Section 2.13, each Syndicated Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans denominated in a single currency as the relevant Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan or a Money Market Rate Borrowing, as applicable. Each ABR Loan (whether a Syndicated Loan or a Swingline Loan) shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurocurrency Borrowing shall be in an aggregate amount of $2,000,000 or a larger multiple of $500,000. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $250,000 or a larger multiple of $100,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple thereof. Borrowings of more than one Class, currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty Eurocurrency Borrowings outstanding.

          (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

          SECTION 2.03. Requests for Syndicated Borrowings.

          (a) Notice by the Borrowers. To request a Syndicated Borrowing, any Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 12:00 noon, London time, four Business Days before the date of the proposed Borrowing or (iii) in the case of a Syndicated ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written

                                Credit Agreement

Borrowing Request in a form approved by the Administrative Agent and signed by the Company.

          (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

          (i) the name of the relevant Borrower;

          (ii) the aggregate amount and currency of the requested Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) in the case of a Syndicated Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

          (v) in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

          (vi) the location and number of such Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

          (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          (d) Failure to Elect. If no election as to the currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing unless an Agreed Foreign Currency has been specified, in which case the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, (i) if the currency specified for such Borrowing is Dollars (or if no currency has been so specified), the requested Borrowing shall be made instead as a Syndicated ABR Borrowing, and (ii) if the currency specified for such Borrowing is an Agreed Foreign Currency, the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

          SECTION 2.04. Swingline Loans.

          (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline

                                Credit Agreement

Loans exceeding $20,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be an ABR Borrowing unless, prior to requesting a Swingline Loan, the Company shall have requested a Money Market Rate Borrowing and the Swingline Lender shall have quoted a Money Market Rate therefor which the Company shall select in its notice delivered pursuant to paragraph (b) below, provided that the Swingline Lender shall be required to provide interest rate quotes for a Money Market Rate Borrowing only subject to the availability of Money Market Rates by the Swingline Lender.

          (b) Notice of Swingline Loans by the Company. To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the date of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount and Type of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement by the Company of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.

                                Credit Agreement

Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

          SECTION 2.05. Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, any Borrower may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.

          (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), any Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the relevant Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the relevant Borrower to, or entered into by such Borrower and/or the Company with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $100,000,000, (ii) the aggregate Revolving Credit Exposures shall not exceed the total Commitments and (iii) the aggregate

                                Credit Agreement

Revolving Credit Exposures in respect of extensions of credit hereunder to the Subsidiary Borrowers shall not exceed $75,000,000.

          (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit which had an original expiration date twelve months after the date of the issuance thereof and which has been renewed or extended for one or more for additional twelve-month periods, the date twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date.

          (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

          In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the relevant Borrower or at any time after any reimbursement payment is required to be refunded to the relevant Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the relevant Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

          (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit denominated in Dollars issued by it for account of the Company or any Borrower that is a Domestic Subsidiary, the relevant Borrower shall reimburse the Issuing

                                Credit Agreement

Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the relevant Borrower receives notice that such LC Disbursement has been made, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the relevant Borrower receives such notice, if such notice is not received prior to such time; provided that, if such LC Disbursement is made in respect of such a Letter of Credit, then the Company or the relevant Borrower, as the case may be, may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with all or any portion of a Syndicated ABR Borrowing or a Swingline Loan, as applicable, in an amount permitted under Section 2.02(c) and, to the extent so financed, such Borrower's obligation to make such payment in respect of such reimbursement obligation shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan (or the applicable portion thereof).

          If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit issued by it for account of any Borrower denominated in an Agreed Foreign Currency, the Company or the relevant Borrower, as the case may be, shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Issuing Lender in the Currency in which such Letter of Credit is denominated an amount equal to such LC Disbursement not later than 12:00 noon, Local Time of the Issuing Lender, on the Business Day immediately following the day that the relevant Borrower receives notice of such LC Disbursement, if such notice is received prior to 5:00 p.m., Local Time of the Issuing Lender or (ii) the Business Day two Business Dates after the day that the relevant Borrower and the Company receive such notice, if such notice is not received prior to such time. The Issuing Lender shall promptly notify the Administrative Agent of the amount and date of each such reimbursement.

          If the relevant Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Applicable Percentage thereof.

          Without limiting any other obligations of any Borrower hereunder, the relevant Borrower hereby agrees to indemnify the Issuing Lender of each Letter of Credit denominated in a Foreign Currency and issued for the account of such Borrower for any and all costs, expenses and losses incurred by it as a result of receiving payment or reimbursement for any LC Disbursement thereunder from any Person in a currency other than the currency in which such Letter of Credit was originally denominated. Any such amount payable to any Issuing Lender shall be payable within 10 days after demand by such Issuing Lender.

          (g) Obligations Absolute. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the

                                Credit Agreement

Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Borrower's obligations hereunder.

          Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

          (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

          (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

          (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (h) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any

                                Credit Agreement

Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

          (i) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Company or the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company or the relevant Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans (if such amount is denominated in Dollars) or at the overnight London interbank offered rate for the relevant Agreed Foreign Currency determined by the Administrative Agent in good faith (if such amount is denominated in such currency); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

          (j) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Company shall, or shall cause the Subsidiary Borrowers to, provide cover for LC Exposure pursuant to Section 2.10, the Company shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10, the amount required under
Section 2.10; provided that the obligation to deposit such cash collateral shall become effective

                                Credit Agreement
immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Obligor described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Collateral Agent as collateral for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Pledge Agreements, and for these purposes the Borrowers hereby grants a security interest to the Collateral Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

          (l) Letters of Credit under Existing Credit Agreement. To the extent that, pursuant to Section 2.05 of the Existing Credit Agreement, JPMCB (formerly known as JPMorgan Chase Bank), as the "Issuing Bank" thereunder, has issued "Letters of Credit" thereunder and as defined therein, on the Effective Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Article V, each of such "Letters of Credit" thereunder listed in Schedule 2.05(l) shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.

          SECTION 2.06. Funding of Borrowings.

          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Lender.

          (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                                Credit Agreement

          SECTION 2.07. Interest Elections.

          (a) Elections by the Borrowers for Syndicated Borrowings. The Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided that (i) a Syndicated Borrowing denominated in one currency may not be continued as, or converted to, a Syndicated Borrowing in a different currency, (ii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Credit Exposures would exceed the aggregate Commitments, and (iii) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) Notice of Elections. To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if such Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a format approved by the Administrative Agent and signed by the Company.

          (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                                Credit Agreement

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

          (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) Failure to Elect; Events of Default. If any Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Syndicated ABR Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency, such Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (A) no outstanding Syndicated Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (B) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor and (C) no outstanding Eurocurrency Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month's duration.

          SECTION 2.08. Termination, Reduction and Increase of the Commitments.

          (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

          (b) Voluntary Termination or Reduction. The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $2,000,000 or a larger multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Commitments.

          (c) Notice of Voluntary Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                                Credit Agreement

          (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          (e) Increase of the Commitments.

          (i) Requests for Increase. The Company may, at any time, propose that the total Commitments hereunder be increased (each such proposed increase being a "Commitment Increase") by notice to the Administrative Agent, specifying each existing Lender (each an "Increasing Lender") and/or each additional lender (each an "Assuming Lender") that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the "Commitment Increase Date"), which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date; provided that no Lender shall have any obligation hereunder to become an Increasing Lender and any election to do so shall be in the sole discretion of each Lender; provided further that:

               (A) that the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000;

               (B) immediately after giving effect to such Commitment Increase, the total Commitments hereunder shall not exceed $400,000,000;

               (C) no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

               (D) the representations and warranties contained in this Agreement shall be true and correct on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (ii) Effectiveness of Commitment Increase. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

               (x) the Administrative Agent shall have received on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date a certificate of a duly authorized officer of the Company stating that each of the applicable conditions to such Commitment Increase set forth in this paragraph (e) has been satisfied;

                                Credit Agreement

               (y) with respect to each Assuming Lender, the Administrative Agent shall have received, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, an agreement, in form and substance satisfactory to the Company and the Administrative Agent, pursuant to which such Assuming Lender shall, effective as of such Commitment Increase Date, undertake a Commitment, duly executed by such Assuming Lender and the Company and acknowledged by the Administrative Agent; and

               (z) each Increasing Lender shall have delivered to the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment, with a copy of such confirmation to the Company.

          (iii) Recordation into Register. Upon its receipt of confirmation from a Lender that it is increasing its Commitment hereunder, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall
(A) record the information contained therein in the Register and (B) give prompt notice thereof to the Company. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, accept such agreement, record the information contained therein in the Register and give prompt notice thereof to the Company.

          (iv) Adjustments of Borrowings upon Effectiveness of Increase. In the event that the Administrative Agent shall have received notice from the Company as to any agreement with respect to a Commitment Increase on or prior to the relevant Commitment Increase Date and the actions provided for in clauses
(ii)(x) through (ii)(z) above shall have occurred by 9:00 a.m., New York City time, on such Commitment Increase Date, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) of the occurrence of such Commitment Increase Date promptly on such date by facsimile transmission or electronic messaging system. On the date of such Commitment Increase, the Borrowers shall simultaneously (A) prepay the then outstanding Syndicated Loans (if any) in full held by the Lenders immediately prior to giving effect to such Commitment Increase, (B) if any Borrower shall so request in accordance with the terms hereof, borrow new Syndicated Loans from all Lenders (including any Assuming Lenders) in an aggregate amount at least equal to such prepayment, so that, after giving effect thereto, the Syndicated Loans are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase) and (C) pay to the Lenders the amounts, if any, payable under Section 2.15. To the extent that on the date of such Commitment Increase any participations in Swingline Loans are outstanding under Section 2.04(c) or any Letters of Credit are outstanding under Section 2.05, the participations of the Lenders in such Swingline Loans and/or Letters of Credit shall be deemed re-allocated among the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase).

                                Credit Agreement

          SECTION 2.09. Repayment of Loans; Evidence of Debt.

          (a) Repayment. Each Borrower hereby unconditionally promises to pay the Loans made to such Borrower as follows:

          (i) to the Administrative Agent for account of the Lenders the outstanding principal amount of the Syndicated Loans made to such Borrower on the Commitment Termination Date, and

          (ii) (in the case of the Company) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

          (b) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts and currency of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and currency of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount and currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

          (d) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Promissory Notes. Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                                Credit Agreement

          SECTION 2.10. Prepayment of Loans.

          (a) Optional Prepayments. Each Borrower shall have the right at any time and from time to time to prepay any Borrowing by such Borrower in whole or in part, subject to the requirements of this Section.

          (b) Mandatory Prepayments in respect of Currency Fluctuation.

          (i) Determination of Amount Outstanding. On each Currency Valuation Date, the Administrative Agent shall determine the aggregate Revolving Credit Exposure (including the Dollar Equivalent of any portion thereof that is denominated in Foreign Currencies). For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of the relevant Currency Valuation Date. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Company thereof.

          (ii) Prepayment. If on the date of such determination the aggregate Revolving Credit Exposure exceeds 105% of the aggregate amount of the Commitments as then in effect, the Company shall, and shall cause the Subsidiary Borrowers to, if requested by the Required Lenders (through the Administrative Agent), prepay the Syndicated Loans and Swingline Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)) in such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Credit Exposure does not exceed the Commitments.

Any prepayment pursuant to this paragraph shall be applied, first, to Swingline Loans outstanding, second, to Syndicated Loans outstanding and third, as cover for LC Exposure.

          (c) Notices, Etc. The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing in Dollars, not later than 12:00 noon, New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of a Eurocurrency Borrowing in a Foreign Currency, not later than 12:00 noon, London time, three Business Days before the date of prepayment,
(iii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an

                                Credit Agreement
amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. If the relevant Borrower fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such prepayment shall be applied, first, to pay any outstanding ABR Borrowings of such Borrower and, second, to other Borrowings of such Borrower in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

          SECTION 2.11. Fees.

          (a) Facility Fee. The Company agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) Letter of Credit Fees. Each Borrower that is an account party in respect of any Letter of Credit agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to such Lender's participations in each such Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurocurrency Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                                Credit Agreement

          (c) Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

          (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.12. Interest.

          (a) ABR Loans. The Loans constituting each ABR Borrowing (other than any Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate. The Swingline Loans shall bear interest at a rate per annum equal to (i) the Alternate Base Rate plus the Applicable Rate or (ii) the Money Market Rate, as applicable.

          (b) Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

          (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

          (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest on all Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day

                                Credit Agreement
but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing (the currency of such Borrowing herein called the "Affected Currency"):

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and (A) if the Affected Currency is Dollars, such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing and (B) if the Affected Currency is a Foreign Currency, such Syndicated Borrowing shall be prepaid, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as a Syndicated ABR Borrowing and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective.

          SECTION 2.14. Increased Costs.

          (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

          (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

                                Credit Agreement
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise) other than any such increase relating to Taxes (which shall be governed exclusively by Section 2.16), by an amount which such Lender or the Issuing Lender, as the case may be, deems in its sole discretion to be material, then, subject to the delivery of a certificate contemplated by paragraph (c) below, the Company will pay to such Lender or the Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then, subject to the delivery of a certificate contemplated by paragraph (c) below, from time to time the Company will pay to such Lender or the Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

          (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 20 days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

                                Credit Agreement

          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance herewith) (other than as a result of
Section 2.13), or (d) the assignment as a result of a request by the Company pursuant to Section 2.18(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such currency for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such currency from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail the basis for and calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

          SECTION 2.16. Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes. In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                                Credit Agreement

          (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto ; provided that upon the request, and at the sole expense of, any Borrower, the Administrative Agent, such Lender or the Issuing Lender, as the case may be, shall reasonably afford such Borrower the opportunity to contest (at such Borrower's expense), and reasonably cooperate with such Borrower in contesting, the imposition of any Taxes giving rise to such amount; provided further, however, that (i) to the extent that any such Taxes are required by applicable law to be paid prior to commencing any such contest, the Borrower shall pay or reimburse such Taxes whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority,
(ii) such Borrower shall have confirmed in writing to such Person its obligation to pay such indemnity amounts pursuant to this Agreement, (iii) such Person shall have received at such Borrower's sole expense an opinion, in a form reasonably satisfactory to such Person, of independent tax counsel selected by such Borrower and reasonably acceptable to such Person to the effect that there exists a reasonable basis for such contest, (iv) such Borrower shall reimburse such Person for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with such Borrower in so contesting and
(v) nothing in this paragraph (e) shall be construed to require such Person to rearrange its tax affairs other than as it sees fit in its sole discretion or to disclose or provide its tax returns or other information it reasonably considers confidential or proprietary to any Person. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Company by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) U.S. Law Exemptions; Required Certificates. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company or any Subsidiary Borrower that is a Domestic Subsidiary is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          Without limiting the foregoing, each Foreign Lender, with respect to Loans made to the Company or any Subsidiary Borrower that is a Domestic Subsidiary, or Letters of Credit

                                Credit Agreement
issued for the account of the Company or any such Subsidiary Borrower, shall deliver to the Company and each such Subsidiary Borrower, with copies to the Administrative Agent, two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Foreign Lender claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a certificate representing that such Foreign. Lender is not (i) a "bank" for purposes of
Section 881(c) of the Code, (ii) a ten-percent shareholder of the Company (within the meaning of Section 871(h)(3)(B) of the Code) or (iii) a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), and a Form W-8BEN, or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, withholding of U.S. federal income tax on all payments by or on account of any obligation of the Company or (if applicable) such Subsidiary Borrower under this Agreement or under any other Loan Document. Such forms shall be delivered by each such Foreign Lender on or before the date it becomes a party to this Agreement. In addition, each such Foreign Lender shall deliver such forms immediately prior to the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Company and (if applicable) such Subsidiary Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Person(s) to whom such certificate was previously delivered (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

          (f) Foreign Subsidiary Borrower Exemptions; Required Certificates. If the Administrative Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or Other Tax under the laws of the jurisdiction in which any Subsidiary Borrower that is a Foreign Subsidiary is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments by such Subsidiary Borrower under this Agreement or any other Loan Document, then the Administrative Agent or such Lender (as the case may be) shall deliver to such Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Company (at least 60 days prior to the due date required for submission thereof), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced rate, provided that the Administrative Agent or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary.

          (g) Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such

                                Credit Agreement

Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any such penalties, interest or other charges attributable to the gross negligence or willful misconduct of the Administrative Agent, such Lender or the Issuing Lender, as applicable) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential or proprietary) to any Borrower or any other Person.

          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent's Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including facility fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under
Section 2.15, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if any Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) or shall fail to pay any reimbursement obligation in respect of any LC Disbursement when due, the unpaid portion of such Loan or reimbursement obligation shall, if such Loan or reimbursement obligation is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than

                                Credit Agreement
the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal or reimbursement obligation shall be payable on demand; and if any Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars or on any LC Disbursement made pursuant to a Letter of Credit that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing shall be made from the Lenders, each payment of facility fee under Section 2.11 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.08 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Syndicated Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and
(iv) each payment of interest on Syndicated Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment

                                Credit Agreement
giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

          (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if such Borrower or the Company has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          (g) Payments in Foreign Currencies by the Administrative Agent Generally. With respect to the payment of any amount denominated in euros or in a National Currency, the Administrative Agent shall not be liable to the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in euros or in such National Currency, as the case may be) to the account of any Lender in the Principal Financial Center in the Participating Member State which the relevant Borrower or such Lender, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the

                                Credit Agreement

Administrative Agent may from time to time determine for the purpose of clearing or settling payments in euros or such National Currency.

          SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay, within 20 days after written demand therefor, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided that such Lender shall use reasonable efforts to notify the Company in advance before incurring such cost or expense which such Lender deems to be material.

          (b) Replacement of Lenders. If (i) any Lender requests compensation under Section 2.14, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.16, (iii) any Lender defaults in its obligation to fund Loans hereunder or (iv) any Lender refuses to consent to any amendment, modification or waiver of this Agreement or any other Loan Documents that pursuant hereto or thereto requires the consent of all of the Lenders (or all of the Lenders affected thereby), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

          SECTION 2.19. Designation of Subsidiary Borrowers.

                                Credit Agreement

          (a) Designation of Subsidiary Borrowers. Subject to the terms and conditions of this Section (including paragraph (b) of this Section), the Company may, at any time or from time to time upon not less than 10 Business Days' notice to the Administrative Agent (or such other period which is acceptable to the Administrative Agent), request that a wholly-owned Subsidiary specified in such notice become a party to this Agreement as a Borrower; provided that each such designation shall be subject to the prior approval of the Administrative Agent (which approval shall not be unreasonably withheld). The Administrative Agent shall upon receipt of such notice from the Company promptly notify each Lender of the Company's designation. Upon such approval and the satisfaction of the conditions specified in paragraph (b) of this Section, such Subsidiary shall become a party to this Agreement as a Borrower hereunder and shall be entitled to borrow Loans or request the issuance of Letters of Credit on and subject to the terms and conditions of this Agreement, and the Administrative Agent shall promptly notify the Lenders of such designation.

          (b) Conditions Precedent to Designation Effectiveness. The designation by the Company of any wholly-owned Subsidiary as a Subsidiary Borrower hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents (each of which shall be satisfactory to the Administrative Agent in form and substance):

          (i) Designation Letter. A Subsidiary Borrower Designation Letter, duly completed and executed by the Company and the relevant Subsidiary, delivered to the Administrative Agent at least 5 Business Days before the date on which such Subsidiary is proposed to become a Subsidiary Borrower;

          (ii) Opinion of Counsel. If requested by the Administrative Agent, a favorable written opinion (addressed to the Administrative Agent and the Lenders and appropriately dated) of counsel to such Subsidiary satisfactory to the Administrative Agent in the jurisdiction in which such Subsidiary is organized (the "Relevant Jurisdiction"), (and the Company and such Subsidiary Borrower hereby and by delivery of such Subsidiary Borrower Designation Letter instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent, if such opinion is so requested), as to such other matters as the Administrative Agent may reasonably request (which may include the due incorporation of such Subsidiary under the laws of the Relevant Jurisdiction, the due authorization, execution and delivery by such Subsidiary of such Subsidiary Borrower Designation Letter and of any extensions of credit to made by it hereunder, the obtaining of all licenses, approvals and consents of, and the making of all filings and registrations with, any applicable Governmental Authority required in connection therewith (or the absence of any thereof), the legality, validity and binding effect and enforceability thereof and the absence of any withholding or similar tax under the laws of the Relevant Jurisdiction in respect of payments by such Subsidiary Borrower hereunder);

                                Credit Agreement

          (iii) Corporate Documents. Such documents and certificates as the Administrative Agent may reasonably request (including certified copies of the organizational documents of such Subsidiary and of resolutions of its board of directors authorizing such Subsidiary becoming a Borrower hereunder, and of all documents evidencing all other necessary corporate or other action required with respect to such Subsidiary Borrower becoming party to this Agreement); and

          (iv) Other Documents. Receipt of such other documents relating thereto as the Administrative Agent or its counsel may reasonably request, which may include other documents that are consistent with conditions for Subsidiary Borrowers set forth in Section 4.01.

          (c) Termination of Subsidiary Borrowers. The Company may, at any time at which a Subsidiary Borrower shall not be an account party with respect to an outstanding Letter of Credit and which shall have no unpaid LC Disbursements or unpaid interest on any LC Disbursements and no Loans or any other amounts hereunder or under any other Loan Documents shall be outstanding to such Subsidiary Borrower, terminate such Subsidiary Borrower as a Borrower hereunder by delivering to the Administrative Agent an executed notice thereof (each a "Subsidiary Borrower Termination Letter"), substantially in the form of Exhibit
I. Any Subsidiary Borrower Termination Letter furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the Lenders and the Issuing Lender), whereupon all commitments of the Issuing Lender to issue Letters of Credit for account of such Subsidiary Borrower and all commitments of the Lenders to make Loans to such Subsidiary Borrower and all of rights of such Subsidiary Borrower hereunder shall terminate and such Subsidiary Borrower shall immediately cease to be a Borrower hereunder. Notwithstanding anything herein to the contrary, the delivery of a Subsidiary Borrower Termination Letter with respect to any Subsidiary Borrower shall not terminate (i) any obligation of such Subsidiary Borrower that remains unpaid at the time of such delivery (including any obligation arising thereafter in respect of such Subsidiary Borrower under Section 2.16) or (ii) the obligations of the Company under Article III with respect to any such unpaid obligations.

                                   ARTICLE III

                                    GUARANTEE

          SECTION 3.01. The Guarantee.

          (a) The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to each Subsidiary Borrower, all reimbursement obligations in respect of LC Disbursements and all interest thereon payable by each Subsidiary Borrower, and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and by each Subsidiary Borrower under any of the other Loan Documents,

                                Credit Agreement
in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Company Guaranteed Obligations"). The Company hereby further agrees that if any Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Company Guaranteed Obligations owing by such Subsidiary, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Company Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          (b) The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to each Borrower (other than such Subsidiary Guarantor), all reimbursement obligations in respect of LC Disbursements and all interest thereon payable by each such Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by each such Borrower under this Agreement and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Subsidiary Borrower Guaranteed Obligations" and, together with the Company Guaranteed Obligations, the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Subsidiary Borrower Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Subsidiary Borrower Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, also to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                                Credit Agreement

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against any Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Company under this Agreement

                                Credit Agreement
may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

          SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including

                                Credit Agreement
contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to the Lenders that:

          SECTION 4.01. Organization; Powers. Each of the Company and its Subsidiaries (other than any Immaterial Subsidiary) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in the case of clause (b) or (c) above, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                Credit Agreement

          SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) will not violate any Requirement of Law applicable to the Company or any of its Subsidiaries (other than any Immaterial Subsidiaries), (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 4.04. Financial Condition; No Material Adverse Change.

          (a) Financial Condition. The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by PricewaterhouseCoopers LLP, independent public accountants, and
(ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2005, certified by the chief financial officer of the Company. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

          (b) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

          SECTION 4.05. Properties.

          (a) Property Generally. Each of the Company and its Subsidiaries (other than any Immaterial Subsidiary) has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Intellectual Property. Each of the Company and its Subsidiaries (other than any Immaterial Subsidiary) owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                Credit Agreement

          SECTION 4.06. Litigation and Environmental Matters.

          (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the actions, suits and proceedings disclosed in Schedule 4.06(a)) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

          (b) Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Disclosed Matters. Since the date hereof, there has been no change in the status of the actions, suits and proceedings disclosed in Schedule 4.06(a) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 4.08. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its

                                Credit Agreement
books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 4.11. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of the Obligors to the Administrative Agent or the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 4.12. Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          SECTION 4.13. Subsidiaries. Set forth in Schedule 4.13 is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.13, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and Permitted Encumbrances), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 4.13, (y) all of the issued and outstanding Capital Stock of each Subsidiary organized as a corporation is validly issued, fully

                                Credit Agreement
paid and nonassessable and (z) there are no outstanding Equity Rights with respect to each such Subsidiary.

          SECTION 4.14. Labor Matters. There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, other than any thereof that (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law, regulation or order of any Governmental Authority dealing with such matters that (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

          SECTION 4.15. Representations and Warranties Affecting Certain Subsidiary Borrowers. In the case of each Subsidiary Borrower that is a Foreign
Subsidiary: (a) no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by such Subsidiary Borrower of the Subsidiary Borrower Designation Letter to which it is a party (if applicable), this Agreement or any other Loan Documents or for the validity or enforceability of any thereof or for the Borrowings (if any) by or other extensions of credit to such Subsidiary Borrower hereunder; (b) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement against such Subsidiary Borrower, it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement, or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid; (c) each of this Agreement and the other Loan Documents to which such Subsidiary Borrower is a party is in proper legal form under the law of the jurisdiction of organization of each Subsidiary Borrower for the enforcement thereof against each Subsidiary Borrower, and all formalities required in the jurisdiction of organization of such Subsidiary Borrower for the validity and enforceability of this Agreement and such other Loans Documents (including any necessary registration, recording or filing with any court or other authority in such jurisdiction) have been accomplished, and no Indemnified Taxes or Other Taxes are required to be paid to such jurisdiction, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof; (d) such Subsidiary Borrower is subject to administrative civil and commercial law with respect to its obligations under the Loan Documents, and the execution, delivery and performance of the Loan Documents by such Subsidiary Borrower constitute private and commercial acts rather than public or governmental acts (to the extent that these concepts are applicable under the law of its jurisdiction of organization); and (e) under the laws of the jurisdiction in which such Subsidiary Borrower is located, such Subsidiary Borrower is not entitled to immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under the Loan Documents.

                                Credit Agreement

                                    ARTICLE V

                                   CONDITIONS

          SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

          (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Opinion of Counsel to the Obligors. An opinion, addressed to the Administrative Agent and the Lenders and dated the Effective Date, of (i) Peter Thauer, Esq., General Counsel of the Company, substantially in the form of Exhibit F-1, (ii) Debevoise & Plimpton LLP, special New York counsel to the Obligors, substantially in the form of Exhibit F-2, (iii) Graham, Thompson & Co., Bahamas counsel to the Company, in form and substance satisfactory to the Administrative Agent and (iv) Freshfields Bruckhaus Deringer, Dutch counsel to Cambrex Netherlands B.V., in form and substance satisfactory to the Administrative Agent and, in each case covering such other matters relating to the Company, the other Obligors, this Agreement or the Transactions as the Required Lenders shall reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit G (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

          (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming

                                Credit Agreement
     compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

          (f) Pledge Agreements. A Pledge Agreement in respect of 66% of the capital stock of Cambrex Bahamas, Inc., in substantially the form of Exhibit B, duly executed and delivered by the Company and the Collateral Agent and a Pledge Agreement in the form of a share charge in respect of 66% of the capital stock of Lumitech (UK) Limited, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by Cambrex Bio Science Walkersville, Inc. and the Collateral Agent, together with, in each case, the certificates in respect of such capital stock accompanied by undated stock powers executed in blank. In addition, the Company shall have taken such other action as the Collateral Agent shall have requested in order to perfect the security interests created pursuant to each such Pledge Agreement.

          (g) Sharing Agreement; Intercreditor and Collateral Agency Agreement. Such acknowledgements, joinder agreements, notifications and/or other documents or actions pursuant to each of the Sharing Agreement and the Intercreditor and Collateral Agency Agreement, as shall be necessary pursuant to the terms of the Sharing Agreement and the Intercreditor and Collateral Agency Agreement in order that this Agreement shall be subject thereto and as reasonably requested by the Administrative Agent to give effect to the purposes of this Agreement, in each case duly executed and delivered by the relevant parties required for such purpose.

          (h) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Five-Year Credit Agreement dated as of November 28, 2001 among the Company, the banks party thereto, and JPMCB, as administrative agent, as heretofore amended and in effect on the date hereof (the "Existing Credit Agreement") (including any contingent or other amounts payable in respect of letters of credit other than such letters of credit that are being continued hereunder pursuant to Section 2.05(l)), shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all guarantees in respect of any amounts thereunder shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

          (i) Borrowing Request. A Borrowing Request by the relevant Borrower(s) delivered to the Administrative Agent in accordance with Section 2.03 in respect of the Borrowing(s) to be made as of the Effective Date.

          (j) Documentation for Each Subsidiary Borrower. For each Subsidiary Borrower designated as a Subsidiary Borrower or a Subsidiary Account Party as of the Effective Date, such documents and certificates required to be delivered under Section 2.19 to the extent such other documents and certificates are not already being delivered hereunder.

                                Credit Agreement

          (k) Other Documents. Such other documents as the Administrative Agent or special New York counsel to JPMCB may reasonably request.

          The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company). The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

          SECTION 5.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

          (a) each of the representations and warranties made by the Company in this Agreement, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in the preceding sentence.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other amounts owing hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

                                Credit Agreement

          SECTION 6.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent (and upon receipt thereof the Administrative Agent will promptly furnish to each Lender):

          (a) within 100 days after the end of each fiscal year of the Company, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis or of each of the Borrowers and its Subsidiaries, as the case may be, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.02, 7.05, 7.09 and 7.10, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth the name of any Subsidiary formed or acquired during the three-month period ending on the last day of the relevant fiscal quarter or fiscal year and its jurisdiction of organization;

          (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                                Credit Agreement

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

          SECTION 6.02. Notices of Material Events. The Company will furnish to the Administrative Agent (and upon receipt thereof the Administrative Agent will promptly furnish to each Lender) prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any of its Affiliates that, if adversely determined, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $20,000,000;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $20,000,000;

          (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and any violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that could not (either individually or in the aggregate) result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $20,000,000; and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                                Credit Agreement

          SECTION 6.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

          SECTION 6.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 6.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to (i) not more than once per any fiscal quarter for any Lender or the Administrative Agent (unless any Event of Default shall have occurred and be continuing), permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and (if doing so shall be reasonably related to this Agreement) make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested and (ii) not more than once per any fiscal quarter (unless any Event of Default shall have occurred and be continuing), permit the Administrative Agent or any representatives designated by the Administrative Agent to conduct a comprehensive field audit of its books, records, properties and assets.

          SECTION 6.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Environmental
Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan and no Letters of Credit will be used, whether directly or

                                Credit Agreement
indirectly, for any purpose that entails a violation of any of the regulations of the Board, including, without limitation, Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes of the Company and its Subsidiaries.

          SECTION 6.09. Certain Obligations Respecting Subsidiaries; Further Assurances.

          (a) Domestic Subsidiary Guarantors. The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Domestic Subsidiaries of the Company (other than an Immaterial Domestic Subsidiary) are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Domestic Subsidiary (other than an Immaterial Domestic Subsidiary) after the Effective Date, the Company and its Subsidiaries will cause such new Domestic Subsidiary, promptly but in no event later than 45 days following the formation or acquisition of such new Domestic Subsidiary, to

          (i) become a "Subsidiary Guarantor" hereunder, pursuant to a Guarantee Assumption Agreement, and

          (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

Notwithstanding anything herein to the contrary; (A) if at any time the aggregate assets or revenues of Domestic Subsidiaries that are not Subsidiary Guarantors hereunder exceed $20,000,000 (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will cause one or more Domestic Subsidiaries that are not then Subsidiary Guarantors to become a Subsidiary Guarantor hereunder pursuant to this Section 6.09(a) so that such condition no longer exists, promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year and (B) if at any time any Domestic Subsidiary that is not a Subsidiary Guarantor hereunder shall no longer be an Immaterial Domestic Subsidiary (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will cause such Domestic Subsidiary to become a Subsidiary Guarantor pursuant to this Section 6.09(a), promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year.

          (b) Foreign Subsidiaries. The Company will take such action, and will cause each of its Domestic Subsidiaries to take such action, from time to time as shall be necessary to ensure that (i) 66% of the voting Capital Stock of any First-Tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary) and
(ii) so long as the pledge thereof could not have any adverse tax consequences for the Company, 100% of all other Capital Stock of such Foreign

                                Credit Agreement

Subsidiary shall be pledged in favor of the Collateral Agent (or a sub-agent thereof) for the benefit of the Lenders, pursuant to a Pledge Agreement. Without limiting the generality of the foregoing, in the event that the Company or any of its Domestic Subsidiaries shall form or acquire any new First-Tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary) after the Effective Date, the Company will or cause such Domestic Subsidiary to, comply with the requirements of this Section 6.09(b) promptly but in no event later than 45 days following the formation or acquisition of such Foreign Subsidiary, and in that connection the Company or such Domestic Subsidiary, as the case may be, shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested. Notwithstanding anything herein to the contrary; (A) if at any time the aggregate assets or revenues of First-Tier Foreign Subsidiaries the shares of Capital Stock of which have not been pledged pursuant to this Agreement exceed $20,000,000 (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will, or cause the relevant Domestic Subsidiary to, pledge the Capital Stock of one or more such First-Tier Foreign Subsidiaries pursuant to this Section 6.09(b) so that such condition no longer exists, promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year and (B) if at any time any First-Tier Foreign Subsidiary (the capital stock of which has not been pledged pursuant to this Agreement) shall no longer be an Immaterial Foreign Subsidiary (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will, or cause the relevant Domestic Subsidiary to, comply with the requirements of this Section 6.09(b) with respect to the Capital Stock of such First-Tier Foreign Subsidiary, promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year.

          (c) Further Assurances. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all other amounts owing hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

          SECTION 7.01. Subsidiary Indebtedness. The Company will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder and under the other Loan Documents;

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                                      -70-


          (b) Indebtedness existing on the date hereof and listed in Schedule
     7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness of any Subsidiary owing to the Company or another Subsidiary;

          (d) Guarantees by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

          (e) Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $35,000,000 at any time outstanding;

          (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

          (g) Indebtedness of any Subsidiary as an account party or applicant in respect of letters of credit in an aggregate face amount not exceeding $20,000,000 (or its equivalent in other currencies) at any time outstanding;

          (h) Indebtedness of any Subsidiary arising in respect of Permitted Securitizations;

          (i) Priority Indebtedness not exceeding $20,000,000 in the aggregate at any time outstanding; and

          (j) other unsecured Indebtedness not exceeding $10,000,000 in the aggregate at any time outstanding.

          SECTION 7.02. Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created hereunder or under any of the other Loan Documents;

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
                                      -71-


          (b) Permitted Encumbrances;

          (c) Liens existing on the date hereof and listed in Schedule 7.02, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount secured thereby, provided that (i) no such Lien shall extend to any other property or asset of the Company or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure (x) Indebtedness of the Company permitted by Section 7.09(b) and (y) Indebtedness of the Subsidiaries permitted by clause (e) of Section 7.01,
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

          (f) Liens arising in connection with Permitted Securitizations;

          (g) Liens securing Priority Indebtedness permitted under Section 7.01(i); and

          (h) Liens incurred by the Company or any of its Subsidiaries, in addition to Liens incurred under the foregoing clauses (a) through (f) of this Section, provided that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the property subject thereto shall exceed (as to the Company and all Subsidiaries) $10,000,000 at any time outstanding.

          SECTION 7.03. Mergers, Consolidations, etc.; Changes in Lines of Business.

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
                                      -72-


          (a) The Company will not, nor will it permit any of its Subsidiaries to, merge or consolidate or amalgamate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or take any other action having a similar effect, except:

          (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation;

          (ii) any Subsidiary may merge into another Subsidiary;

          (iii) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and not materially disadvantageous to the Lenders; and

          (iv) the Company may merge with any Person (other than a Subsidiary) in a transaction in which the Company is the surviving corporation; provided that (A) prior to the consummation of any such merger, the Company has provided the Administrative Agent with pro forma financial statements demonstrating compliance by the Company with Section 7.09 together with a certificate of the chief financial officer of the Company certifying compliance by the Company therewith after giving effect to such merger, and the requirements of this Section and (B) both immediately prior to such merger and after giving effect thereto, no Default shall have occurred and be continuing.

          (b) The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries taken as a whole would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries taken as a whole are engaged as of the date hereof including the business of research and development, manufacturing, sales or marketing of drugs or medical devices (including the conduct of clinical trials and the application for, and the processing of, governmental approvals related thereto).

          SECTION 7.04. Disposition of Assets. The Company will not, nor will it permit any of its Subsidiaries to, make any Disposition, except:

          (a) sales of inventory in the ordinary course of business upon customary credit terms;

          (b) any Disposition of scrap or obsolete property, materials or equipment;

          (c) any Disposition of property of any Subsidiary to the Company or any other Subsidiary; and

          (d) Dispositions of property having an aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of less than 12.5% of Consolidated Net Worth for any fiscal year, provided that, both

                                Credit Agreement
     immediately before such transaction and after giving effect thereto, no Default shall have occurred and be continuing.

          SECTION 7.05. Investments and Acquisitions. (a) The Company will not, nor will it permit any of its Subsidiaries to, make any Investments, except:

          (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances (having a tenor not exceeding 365 days) made to its officers and employees in the ordinary course of business;

          (ii) Investments outstanding on the date hereof and listed in Schedule 7.05;

          (iii) operating deposit account with banks;

          (iv) Investments in cash and Permitted Investments;

          (v) Investments by the Company and its Subsidiaries (other than any Receivables Subsidiary) in the Company and its Subsidiaries or in respect of Indebtedness or other obligations of the Company or any Subsidiary (including, without limitation, Subsidiaries formed or organized after the date hereof);

          (vi) Investments consisting of Indebtedness permitted under Section 7.01(c) or (d) or Indebtedness related to Letters of Credit;

          (vii) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities;

          (viii) Investments in Capital Stock of the Company which is held by the Company as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof;

          (ix) Investments constituting capital expenditures;

          (x) Investments consisting of security deposits with utilities and other like Persons, and Investments in respect of Guarantees of, or contingent obligations with respect to, indemnification and contribution agreements, "take or pay" or similar agreements, surety and appeal bonds, performance bonds and other obligations of a like nature and contracts for the purchase or use of equipment, inventory and supplies required by the Company and its Subsidiaries, in each case made in the ordinary course of business or in connection with other transactions permitted hereunder;

          (xi) accommodation guarantees for the benefit of trade creditors of the Company or any of its Subsidiaries in the ordinary course of business;

                                Credit Agreement

          (xii) Guarantees of collectibility in respect of accounts receivable or notes receivable up to face value;

          (xiii) Investments in connection with any Acquisition (subject to compliance with the requirements of Section 7.05(b)) or any Disposition (subject to compliance with the requirements of Section 7.04);

          (xiv) Indebtedness of any Person which is the purchaser in connection with any Disposition permitted hereunder that is issued to the Company or any Subsidiary as consideration in whole or in part in respect of the purchase price thereof; and

          (xv) Investments in any Person (including Capital Stock or any debt securities convertible into Capital Stock) that is not, and as a result of such Investment does not become, a Subsidiary in an aggregate amount not exceeding $25,000,000 (or the equivalent thereof in any other currency), provided that such Person is engaged in a line of business permitted under
     Section 7.03(b).

          (b) The Company will not, nor will it permit any of its Subsidiaries to, make any Acquisition with respect to which the Purchase Price paid by the Company and its Subsidiaries exceeds $25,000,000 (or the equivalent thereof in any other currency), except for any such Acquisition if (i) such Acquisition, if the Acquired Entity is a publicly held corporation, shall have been approved by the board of directors of such Acquired Entity, (ii) after giving effect to any such Acquisition of Capital Stock, the Acquired Entity becomes a direct or indirect Subsidiary of the Company; (iii) the Acquired Entity is engaged in a line of business permitted under Section 7.03(b), or (y) otherwise acceptable to the Required Lenders; (iv) both immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing; and (v) not less than three Business Days prior to the consummation of such Acquisition, the Company has furnished to the Administrative Agent (x) pro forma financial statements demonstrating compliance with Section 7.09 after giving effect to such Acquisition and (y) a certificate of the chief financial officer of the Company certifying compliance with Section 7.05, after giving effect to such Acquisition, and the requirements of this paragraph (b).

          SECTION 7.06. Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that (a) the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock and (b) the Company may make, pay, declare or authorize any Restricted Payment if, both immediately before and after giving effect to such Restricted Payment, no Default shall have occurred and be continuing. Nothing herein shall be deemed to prohibit the making of any Restricted Payment by any Subsidiary to the Company or to any of its shareholders.

          SECTION 7.07. Transactions with Affiliates. The Company will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or

                                Credit Agreement
purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 7.06.

          SECTION 7.08. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other consensual arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law (including any Requirement of Law) or by this Agreement, (b) restrictions and conditions existing on the date hereof and identified in Schedule 7.08 (and any extension or renewal of, or any amendment or modification to, any such restriction or condition that does not expand in any material respect the scope thereof) and (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

          SECTION 7.09. Certain Financial Covenants.

          (a) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than 3.00 to 1.0 at any time.

          (b) Leverage Ratio. The Company will not permit the Leverage Ratio to be greater than 3.50:1.0 at any time.

          SECTION 7.10. Sale and Leaseback Transactions. The Company will not, nor will it permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property was owned by the Company or any of its Subsidiaries for more than 90 days prior to the date such Person became liable for such obligation and has been or is to be sold or transferred to any other Person and was, is or will be used by the Company or any such Subsidiary for substantially the same purpose as such property was used by the Company or such Subsidiary prior to such sale or transfer or to enter into any Synthetic Lease, except to the extent any such transaction is permitted under Section 7.01(i).

                                Credit Agreement

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made or furnished;

          (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Company's existence) or 6.08 (other than the second sentence thereof) or in Article VII; or any Guarantor shall default in the performance of any of its obligations contained herein; or the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.09 and such failure shall continue unremedied for a period of 15 or more days;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after written notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

          (f) the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after taking into account any applicable grace period);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after taking into

                                Credit Agreement
     account any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) or its debts, or of all or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary or for all or a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary or for all or a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Company or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $20,000,000;

                                Credit Agreement

          (m) a Change in Control shall occur; or

          (n) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent and for the benefit of the Lenders, free and clear of all other Liens (other than Permitted Encumbrances) or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability of any Loan Document shall be contested by any Obligor party thereto;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

          Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby (a) acknowledges, approves and consents to the Intercreditor and Collateral Agency Agreement and the Sharing Agreement attached as Exhibits C and D, respectively, (b) authorizes and directs the Administrative Agent and/or the Collateral Agent to execute and deliver amendments thereto, or replacement agreements therefor in substantially the form of such agreements as in effect on the date hereof (with such amendments thereto as the Administrative

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
                                      -79-


Agent may reasonably agree to in order to give effect to the purposes of the intercreditor arrangements contemplated by the Intercreditor and Collateral Agency Agreement and/or the Sharing Agreement), and/or any acknowledgments, joinders, notifications or other agreements or instruments, or to take such other steps, as the Collateral Agent shall reasonably determine, with respect thereto in order to cause the Lenders to become subject to the terms of each of the Sharing Agreement and the Intercreditor and Collateral Agency Agreement (and the Lenders hereby confirm and ratify all such amendments, replacement agreements, acknowledgments, joinders, modifications and/or other agreements or instruments) and (c) authorizes and directs the Collateral Agent to execute and deliver the Pledge Agreements and any amendments thereto contemplated by Section 5.01(f) or Section 6.09(b) and/or to take such other steps with respect to the pledge of Capital Stock of any Foreign Subsidiary thereunder as the Collateral Agent shall reasonably determine (and the Lenders hereby approve and ratify the terms of each such Pledge Agreement).

          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (or directed by the Administrative Agent to be taken by the Collateral Agent) with the consent or at the request of the Required Lenders (or, to the extent required by this Agreement, all of the Lenders) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of

                                Credit Agreement
any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent (and which may include any of its Affiliates and, without limiting the foregoing, it is agreed that as of the date hereof (and until such appointment may be revoked by the Administrative Agent) J.P. Morgan Europe Limited will act for the purposes of performing certain administrative functions with respect to extensions of credit hereunder to be made in currencies other than Dollars). The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03

                                Credit Agreement
shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not, and shall not consent to any modification, supplement or waiver of any of the Security Documents to, except as provided herein or in the Security Documents, release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (or to consent to, as the case may be) release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented and provided, further, that no such consent shall be required for any amendment or modification to any Security Document as contemplated by the last sentence of the first paragraph of this Article.

          Notwithstanding anything herein to the contrary, the Sole Lead Arranger and Sole Bookrunner and the Co-Syndication Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement or the other Loan Documents, except in their respective capacity (if any) as a Lender.

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to the Company or any Subsidiary Guarantor, to it at One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention of Greg Sargen, Vice President and Treasurer (Telecopy No. 201-804-3015; Telephone No. (201) 804-3055);

                                Credit Agreement

          (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Loan and Agency Services Group, Denise Ramon (Telecopy No. 713-750-7906; Telephone No. 713-750-2938) and, if such notice or other communication relates to borrowings of, or payments or prepayments of, or the duration of Interest Periods for, Loans denominated in a Foreign Currency, also to J.P. Morgan Europe Limited, Attention: Belinda Lucas (Telecopy No. 44-207-777-2360 or 44-207-777-2085; Telephone No. 44-207-777-0976);

          (iii) if to the Issuing Lender, to it at 695 Route 46 West, Fairfield, New Jersey, 07004, Attention of Brendan Walsh (Telecopy No. 973-439-5019; Telephone No. 973-439-5064);

          (iv) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Company and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments.

          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Lender, any Lender or any Obligor in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender, the Lenders or any Obligor hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the

                                Credit Agreement
foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

          (i) increase the Commitment of any Lender without the written consent of such Lender,

          (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

          (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

          (iv) change Section 2.08(d) or Section 2.17(c) without the consent of each Lender affected thereby,

          (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

          (vi) release the Company from its guarantee obligations under Article III, release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Article III or release all or substantially all of the collateral, in each case without the written consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, and (y) any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor.

                                Credit Agreement

          SECTION 10.03. Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

          (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee and (y) such indemnity shall not apply to Taxes, which shall governed exclusively by Section 2.16.

          (c) Reimbursement by Lenders. To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be,

                                Credit Agreement
such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swingline Lender in its capacity as such.

          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns.

          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent in each case not to be unreasonably withheld) of (x) the Company, provided that no consent of the Company shall be required (i) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) if an Event of Default under clause (a), (b),
(h) or (i) of Article VIII has occurred and is continuing, for an assignment to any other Person and (y) the Administrative Agent, the Issuing Lender and the Swingline Lender, provided that assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent (provided

                                Credit Agreement
     that no such consent of the Company shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VIII has occurred and is continuing),

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500,

          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

          (E) so long as any Borrower is organized under the laws of the Netherlands, in the case of any assignment to an Affiliate of a Lender or an Approved Fund, such assignee shall be capable of making the representation contemplated in Section 10.18 (and the relevant assignee Lender and such assignee agrees to provide reasonable prior notice of such assignment to such Borrower, and provide such information to such Borrower relating to such representation as such Borrower shall reasonably request).

Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. The Company shall not be liable for any costs or expenses of any Lender in effecting any assignment under this Section.

          Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Company may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Borrower under any of the Loan Documents. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender

                                Credit Agreement
to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Company and the Administrative Agent, which consent, in each case, shall not be unreasonably withheld) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to the Company and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

          (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Participations. Any Lender may, without the consent of the Company, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and

                                Credit Agreement
obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. The Borrowers shall not be liable for any costs or expenses of any Lender in effecting any participation under this Section.

          (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) and (f) as though it were a Lender.

          (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect

                                Credit Agreement
representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03, 10.03, 10.11 and 10.13 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Company and the Administrative Agent as promptly as practicable after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                                Credit Agreement

          SECTION 10.09. Governing Law; Jurisdiction; Etc.

          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Appointment of Agent for Service of Process. Each Subsidiary Borrower irrevocably designates and appoints the Company as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 10.09(b) in any federal or New York State court sitting in New York City. The Company hereby agrees to accept such appointment by each Subsidiary Borrower party hereto from time to time and to give such Subsidiary Borrower prompt notice upon receipt of, and to forward promptly to such Subsidiary Borrower, all papers served upon the Company pursuant to such appointment. Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.19. If the Company shall cease so to act as such agent, each such Subsidiary Borrower covenants and agrees to notify the Administrative Agent promptly thereof and to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

                                Credit Agreement

          (e) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of each Obligor under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

                                Credit Agreement

          SECTION 10.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.13. Treatment of Certain Information; Confidentiality.

          (a) Treatment of Certain Information. The Borrowers acknowledge that from time to time the Administrative Agent or any Lender, in connection with the performance of its duties or the exercise of its rights relating to this Agreement, may employ the services of one or more subsidiaries or affiliates of the Administrative Agent or such Lender, as the case may be, and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          (b) Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors reasonably necessary in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be provided to such Person upon the understanding that such Information will be kept confidential), (ii) to the extent requested by any regulatory authority,
(iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement,
(v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Company, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and their respective obligations, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than an Obligor not known by such Person to be in breach of a confidentiality agreement; provided that each Lender shall, unless prohibited by any Requirement of Law, use reasonable efforts to notify the Company of any request or requirement for disclosure of Information under clause (ii) or (iii) above prior to such disclosure. For the purposes of this paragraph, "Information" means all information received from or on behalf of any Obligor relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative

                                Credit Agreement

Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by or on behalf of an Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.14. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act.

          SECTION 10.15. Waiver of Immunity. To the extent that any Subsidiary Borrower that is a Foreign Subsidiary may be or become entitled to claim for itself or its property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Subsidiary Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

          SECTION 10.16. Appointment of Company as Agent. Each Subsidiary Borrower party hereto as of the Effective Date, by its signature below, and each Subsidiary Borrower designated after the Effective Date as a "Borrower" pursuant to Section 2.19, by its acknowledgment to the Subsidiary Borrower Designation Letter relating to such Subsidiary Borrower, as applicable:

          (a) appoints and authorizes the Company for the purposes of (i) signing documents deliverable by or on behalf of such Subsidiary Borrower hereunder or under any other Loan Document, (ii) providing notices to or making requests of the Administrative Agent, the Issuing Lender or any Lender on behalf of such Subsidiary Borrower, (iii) receiving notices and documents from the Administrative Agent, any Issuing Lender or any Lender on behalf of such Subsidiary Borrower, and (iv) taking any other action on behalf such Subsidiary Borrower hereunder or under any other Loan Document, in each case to the extent specifically provided for hereunder or thereunder, and such Subsidiary Borrower agrees to be irrevocably bound by all such actions being taken on behalf of such Subsidiary Borrower by the Company and all such notices received by the Company on behalf of such Subsidiary Borrower; provided that another Person may be appointed to act in substitution for the Company with the power and authority granted thereto by such Subsidiary Borrower under this clause (a) so long as such Person shall have been certified as such in a single writing executed by such Subsidiary Borrower and delivered to the Administrative Agent;

                                Credit Agreement

          (b) authorizes the Administrative Agent, the Issuing Lender and each Lender to treat (i) each document signed by, each notice given or received by, each document delivered or received by and each request made by the Company on its behalf and (ii) each other action which specifically provides herein or therein that the Company acts on behalf, or at the direction, of such Subsidiary Borrower as if such Subsidiary Borrower (and not the Company) had in fact signed such document, given or received such notice, delivered or received such document, made such request or taken such action; and

          (c) acknowledges that the Administrative Agent, the Issuing Lender and each Lender are relying upon the appointments and authorizations set forth in this Section in connection with the making of their Commitments and credit extensions hereunder.

In the event the Administrative Agent, the Issuing Lender or any Lender reasonably believes that it has received a conflicting notice or instruction from the Company and/or its designees, the Administrative Agent, the Issuing Lender or such Lender may refrain from action upon such notice or instruction and shall promptly request the Company for clarification regarding such notice or instruction.

          SECTION 10.17. Termination of Commitments under Existing Credit Agreement. Each of the signatories hereto that is also a party to the Existing Credit Agreement hereby agrees that, as of the Effective Date, all of the commitments to extend credit under the Existing Credit Agreement will be terminated automatically. This Agreement constitutes notice thereof and pursuant hereto the requirement contained in Section 2.08(c) of the Existing Credit Agreement that the requirement for prior notice of such termination of such commitments be given to the administrative agent thereunder is waived.

          SECTION 10.18. Lender Representation - Professional Market Party. Each Lender represents and warrants to each Borrower incorporated or resident in The Netherlands on the date of this Agreement that it is a Professional Market Party and each new Lender or other entity to whom a Lender assigns or transfers any or all of its rights and obligations under this Agreement (if on the date such assignment or transfer becomes effective it is a requirement under Dutch law that such new Lender is a Professional Market Party) will be deemed to have represented and warranted to each Borrower incorporated or resident in The Netherlands that on such date it is a Professional Market Party. For purposes of this Section, (i) "Exemption Regulation" means the Dutch exemption regulation dated 26 June 2002 (Vrijstellingsregeling Wtk 1992) (as amended from time to time) as promulgated in connection with the WTK; (ii) "Professional Market Party" means a professional market party (professionele marktpartij) within the meaning of the Exemption Regulation; and (iii) "WTK" means the Dutch Act on the Supervision of Credit Institutions 1992 (Wet toezicht kredietwezen 1992) (as amended from time to time).

                                Credit Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        CAMBREX CORPORATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        SUBSIDIARY BORROWERS

                                        CAMBREX NETHERLANDS B.V.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        SUBSIDIARY GUARANTORS

                                        CAMBREX BIO SCIENCE BALTIMORE, INC.
                                        CAMBREX BIO SCIENCE HOPKINTON, INC.
                                        CAMBREX BIO SCIENCE ROCKLAND, INC.
                                        CAMBREX BIO SCIENCE WALKERSVILLE, INC.
                                        CAMBREX CHARLES CITY, INC.
                                        CAMBREX NORTH BRUNSWICK, INC.
                                        CBM TECHNOLOGIES, INC.


                                        By
                                           -------------------------------------
                                        Name: Luke Beshar
                                        Title: Vice President

                                Credit Agreement

                                        BIOWHITTAKER TECHNOLOGIES, INC.

                                        By
                                           -------------------------------------
                                        Name: Mary E. Fletcher
                                        Title: Vice President

                                Credit Agreement

                                        LENDERS

                                        JPMORGAN CHASE BANK, N.A.
                                           individually, as Swingline Lender and
                                           as Administrative Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        CITIBANK, N.A.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        WACHOVIA BANK, N.A.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        ALLIED IRISH BANKS PLC


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        BANK OF AMERICA, N.A.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        KEYBANK NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        THE BANK OF NEW YORK


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        SVENSKA HANDELSBANKEN AB (PUBL)


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Credit Agreement

                                        SANPAOLO IMI S.p.A.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                   SCHEDULE 1.01

                                   Commitments

Name of Lender                    Commitment ($)
--------------                    --------------
JPMorgan Chase Bank, N.A.          $ 65,000,000
Citibank, N.A.                       45,000,000
Wachovia Bank, N.A.                  45,000,000
Allied Irish Banks plc               25,000,000
Bank of America, N.A.                25,000,000
KeyBank National Association         25,000,000
The Bank of New York                 25,000,000
Svenska Handelsbanken AB (Publ)      12,500,000
SANPAOLO IMI S.p.A.                  10,000,000

TOTAL                              $277,500,000

                        Schedule 1.01 to Credit Agreement

                                                                SCHEDULE 2.05(l)

                           Existing Letters of Credit

See Schedule 7.01 under "Other Indebtedness (Domestic)" for Standby Letter of Credit.

                      Schedule 2.05(l) to Credit Agreement

                                                                SCHEDULE 4.06(a)

                                   Litigation

See the Litigation and Other Matters section of the Contingencies footnote in the Cambrex Corporation Annual Report on Form 10-K for year ending December 31, 2005 and the Cambrex Corporation Quarterly Report for the period ending June 30, 2005.

Additionally, in September 2005, the Company received a request for indemnity from the Purchasers of the Rutherford Chemicals business (Purchasers) related to an arbitration claim filed by a Rutherford customer (Customer). The arbitration claim arises from a claimed breach of a Supply Agreement that was assigned to and assumed by the Purchasers pursuant to the Rutherford Chemicals Purchase Agreement. Thereafter, we were also served with an arbitration claim by the customer related to the same matter. In the arbitration claim, Rutherford's customer claims $30,000,000 in damages arising from Rutherford's breach of the Supply Agreement. The Purchasers claim that the September notice amends the earlier claims that they filed in March and April 2005 and that the customer's claimed breach of the Supply Agreement should be treated as part of a breach of a representation, warranty or covenant set forth in the earlier notices. Since the Supply Agreement was assigned to and assumed by the Purchasers, we believe we are not a proper party to this matter and are working with the customer to be dismissed from the customer's arbitration claim and will reject the Purchasers' claim in its entirety. Management currently believes that the claim is without merit and will vigorously defend against the claim. As such, the Company has no reserves related to this matter.

                      Schedule 4.06(a) to Credit Agreement

                                                                   SCHEDULE 4.13

                                  Subsidiaries

The following is a list of subsidiaries of Cambrex Corporation.

                                                                                       Nature of
                                                            Person holding ownership   ownership       Percent of
          Name of Subsidiary               Jurisdiction            interests           interests        ownership
          ------------------             ---------------   -------------------------   ---------   ------------------
Cambrex Corporation                      Delaware                      --                  --              --
Cambrex Bio Science Baltimore, Inc.      Delaware          Cambrex Corporation         Direct      100%
Cambrex Charles City, Inc.               Iowa              Cambrex Corporation         Direct      100%
Cambrex Bio Science Hopkinton, Inc.      Delaware          Cambrex Bio Science         Direct      100%
                                                           Baltimore, Inc.
Cambrex North Brunswick, Inc.            Delaware          Cambrex Bio Science         Direct      100%
                                                           Walkersville, Inc.
Cambrex Bio Science Rockland, Inc.       Delaware          Cambrex Corporation         Direct      100%
Cambrex Bio Science Walkersville, Inc.   Delaware          Cambrex Corporation         Direct      100%
Cambrex International, Inc.              New Jersey        Cambrex Corporation         Direct      100%
CasChem, Inc.                            Delaware          Rutherford Chemicals,       Direct      100%
                                                           Inc.
CBM Intellectual Properties, Inc.        Nevada            Cambrex Corporation         Direct      100%
CBM Technologies, Inc.                   Nevada            Cambrex Corporation         Direct      100%
Cosan Chemical Corporation               New Jersey        Rutherford Chemicals,       Direct      100%
                                                           Inc.
The Humphrey Chemical Co., Inc.          Delaware          Cambrex Corporation         Direct      100%
Nepera, Inc.                             New York          Rutherford Chemicals,       Direct      100%
                                                           Inc.
Nepcam, Inc.                             New York          Nepera, Inc.                Direct      100%
Nordic Synthesis, Inc.                   Delaware          Cambrex Corporation         Direct      100%
Rutherford Chemicals, Inc.               Delaware          Cambrex Corporation         Direct      100%
Zeeland Chemicals, Inc.                  Michigan          Rutherford Chemicals,       Direct      100%
                                                           Inc.

                        Schedule 4.13 to Credit Agreement

                                                                                       Nature of
                                                            Person holding ownership   ownership       Percent of
          Name of Subsidiary               Jurisdiction            interests           interests        ownership
          ------------------             ---------------   -------------------------   ---------   ------------------
Cambrex Absorption Systems, Inc.         Delaware          Cambrex Corporation         Direct      100%
BioWhittaker Holdings, Inc.              Delaware          Cambrex Bio Science         Direct      100%
                                                           Walkersville, Inc.
BioWhittaker Technologies, Inc.          Delaware          Cambrex Bio Science         Direct      100%
                                                           Walkersville, Inc.
Cambrex Bahamas, Inc.                    Bahamas           Cambrex Corporation         Direct      100%
Cambrex Limited                          U.K.              Cambrex Bahamas, Inc.       Direct      100%
Cambrex (UK & Eire) Limited              U.K.              Cambrex Limited             Direct      100%
CasChem Limited                          U.K.              Cambrex Limited             Direct      100%
Cosan Limited                            U.K.              Cambrex Limited             Direct      100%
Dutyfocus Limited                        U.K.              Cambrex Limited             Direct      100%
Nepera Limited                           U.K.              Cambrex Limited             Direct      100%
Cambrex Holdings Limited                 U.K.              Cambrex Limited             Direct      100%
Cambrex Bio Science Wokingham Limited    U.K.              Cambrex Limited             Direct      100%
LumiTech (UK) Limited                    U.K.              Cambrex Bio Science         Direct      100%
                                                           Walkersville, Inc.
Cambrex Bio Science Nottingham Limited   U.K.              LumiTech (UK) Limited       Direct      100%
CBM Denmark I/S                          Denmark           Partnership - Cambrex       Direct      99% (C.I.)
                                                           (C.I.) Ltd and Cambrex                  and 1% (Jersey)
                                                           (Jersey) Ltd.
Cambrex Bio Science Copenhagen, ApS      Denmark           Cambrex Bahamas, Inc.       Direct      100%
Cambrex OCB Limited                      Mauritius         Cambrex Bahamas, Inc. /     Direct      80% /
                                                           Cambrex (Jersey) Ltd.                   20%
Cambrex Chemicals Private Limited        India             Cambrex OCB Limited         Direct      100%

                        Schedule 4.13 to Credit Agreement

                                                                                       Nature of
                                                            Person holding ownership   ownership       Percent of
          Name of Subsidiary               Jurisdiction            interests           interests        ownership
          ------------------             ---------------   -------------------------   ---------   ------------------
Cambrex (Jersey) Limited                 Channel           Cambrex Bahamas, Inc.       Direct      100%
                                         Islands, U.K.
Cambrex (C.I.) Limited                   Channel           Cambrex (Jersey) Ltd.       Direct      100%
                                         Islands, U.K.
BioWhittaker USVI, Inc.                  US Virgin         Cambrex Bio Science         Direct      100%
                                         Islands           Walkersville
Nepera Foreign Sales Corporation         US Virgin         Nepera, Inc.                Direct      100%
                                         Islands
Cambrex AB                               Sweden            Cambrex Netherlands B.V.    Direct      100%
Cambrex Karlskoga International AB       Sweden            Cambrex AB                  Direct      100%
Cambrex Karlskoga AB                     Sweden            Cambrex Karlskoga           Direct      100%
                                                           International AB
Nordic Synthesis AB                      Sweden            Cambrex Karlskoga           Direct      100%
                                                           International AB
Cambrex GmbH                             Germany           Cambrex Netherlands B.V.    Direct      100%
Cambrex B.V.                             The Netherlands   Cambrex Netherlands B.V.    Direct      100%
Cambrex Netherlands B.V.                 The Netherlands   Cambrex Holdings Ltd.       Direct      100%
Cambrex Profarmaco Milano, S.r.l.        Italy             Cambrex Netherlands B.V.    Direct      95% (Nether-lands)
                                                           and Cambrex BV                          and 5% (BV)
Cambrex Bio Science Milano S.r.l.        Italy             Cambrex Netherlands B.V.    Direct      95% (Nether-lands)
                                                           and Cambrex BV                          and 5% (BV)
Cambrex Profarmaco Research S.r.l.       Italy             Cambrex Profarmaco Milano   Direct      100%
                                                           S.r.l.
Cambrex Bio Science Verviers SPRL        Belgium           Cambrex Netherlands B.V.    Direct      99% (Nether-lands)
                                                           and Cambrex BV                          and 1% (BV)

                        Schedule 4.13 to Credit Agreement

                                                                                       Nature of
                                                            Person holding ownership   ownership       Percent of
          Name of Subsidiary               Jurisdiction            interests           interests        ownership
          ------------------             ---------------   -------------------------   ---------   ------------------
Cambrex France SARL                      France            Cambrex Netherlands B.V.    Direct      99% (Nether-lands)
                                                           and Cambrex BV                          and 1% (BV)
Cambrex Bio Science Paris SARL           France            Cambrex France SARL and     Direct      99% (France)
                                                           Cambrex BV                              and 1% (BV)
Cambrex Bio Science Clermont Ferrand     France            Cambarex France SARL        Direct      100%
SAS
Cambrex Profarmaco Landen NV             Belgium           Cambrex AB                  Direct      100%
Cambrex Profarmaco Cork Limited          Ireland           Cambrex AB                  Direct      100%
Rumpus Investments                       Ireland           Cambrex Bahamas, Inc.       Direct      100%
Russinsky Limited                        Ireland           Cambrex Profarmaco Cork     Direct      80% (Cork) and
                                                           Ltd., and                               20% (Shankore)
                                                           Shankore
Irotec Laboratories Sales Limited        Ireland           Cambrex Profarmaco Cork     Direct      100%
                                                           Ltd.
Lauteral Limited                         Ireland           Cambrex Profarmaco Cork     Direct      100%
                                                           Ltd.
Cambrex Bio Ciencia Brasil Ltda          Brazil            Cambrex Bio Science         Direct      99%
                                                           Walkersville, and                       and
                                                           Cambrex Bio Science                     1%
                                                           Rockland
Genolife do Basil                        Brazil            Cambrex Bio Science         Direct      100%
                                                           Clermont Ferrand SAS
Cambrex Bio Science Australia Pty Ltd    Australia         Cambrex Bio Science         Direct      100%
                                                           Walkersville, Inc.
Cambrex Iberia Products S.L.             Spain             Cambrex Netherlands B.V.    Direct      100%
Cambrex Hong Kong Limited                Hong Kong         Cambrex Corporation/Luke    Direct      99% /
                                                           M. Beshar                               1%

                        Schedule 4.13 to Credit Agreement

                                                                   SCHEDULE 7.01

                                  Indebtedness

                                                                                           AMOUNT
ENTITY                                TYPE                                            OUTSTANDING ($)
------                                ----                                            ---------------
Cambrex Profarmaco Milano S.r.l.      Export Financing ($10 MM Euro available)             161,995
Cambrex Profarmaco Milano S.r.l.      Export Financing ($3.5 MM eEuro available)           106,443
Cambrex Bio Science Milano            Export Financing                                           0

OVERDRAFT FACILITY
Cambrex Profarmaco Cork Ltd.          Overdraft Facility ($864,934 available)                    0
Cambrex Karlskoga AB                  Overdraft Facility ($708,958 available)                    0
Cambrex Bio Science Landen            Overdraft Facility ($1,00,000 available)               4,323

DEBENTURES
Cambrex Cork                                                                                73,067

GUARANTEES
Cambrex Karlskoga AB                  Cover Note with Swedish Authority for Customs
                                      Duty                                                  77,186
Cambrex Profarmaco Cork Ltd.          VAT Guarantee                                        163,803
Cambrex Profarmaco Cork Ltd.          Cover Note with Irish Government for Customs
                                      Duty                                                 120,090

LEASES
Cambrex Bio Science Baltimore, Inc.   Capital Lease - Building                           6,389,389

OTHER INDEBTEDNESS (DOMESTIC)
Cambrex Corporation                   Standby Letter of Credit                             215,000

SURETY BONDS

COMPANY                               OBLIGEE                                         AMOUNT ($)
-------                               -------                                         ----------
Cambrex Karlskoga AB                  FPG - Insurance company which provides credit
                                      insurance for                                     205,180

                        Schedule 7.01 to Credit Agreement

                                      companies' pension commitments.
Cambrex Charles City, Inc.            U.S. Customs Service                               50,000
Cambrex Corporation                   Missouri Dept. of Revenue                           5,000

                        Schedule 7.01 to Credit Agreement

                                                                   SCHEDULE 7.02

                                      Liens

Liens created by capital leases referred to in Schedule 7.01

                        Schedule 7.02 to Credit Agreement

                                                                   SCHEDULE 7.05

                                  Investments*

        ENTITY           AMOUNT ($)
        ------           ----------
PRC Ticinum Lab S.r.l.      30,230
Tercica                    173,800
Ortec                       84,034
ABC Labs                    41,667
                           -------
   TOTAL                   329,731
                           =======

*    Representing 50% or less of outstanding equity ownership

                        Schedule 7.05 to Credit Agreement

                                                                   SCHEDULE 7.08

                             Restrictive Agreements

                                      None.

                        Schedule 7.08 to Credit Agreement

                                                                       EXHIBIT A

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement dated as of October 7, 2005 (as amended and in effect on the date hereof, the "Credit Agreement"), between Cambrex Corporation, the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Syndicated Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                            Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                          Principal Amount
Facility                      Assigned
--------                  ----------------
Commitment Assigned:      $

Syndicated Loans:

Fees Assigned (if any):

The terms set forth above and below are hereby agreed to:

                                        [NAME OF ASSIGNOR], as Assignor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF ASSIGNEE], as Assignee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                            Assignment and Acceptance

The undersigned hereby consent to the within assignment:(1)


CAMBREX CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
as Swingline Lender
and as Issuing Lender


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

----------
(1) Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

                            Assignment and Acceptance

                                                                       EXHIBIT B

                           [Form of Pledge Agreement]

                      AMENDED AND RESTATED PLEDGE AGREEMENT

          AMENDED AND RESTATED PLEDGE AGREEMENT dated as of October 7, 2005, among CAMBREX CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), and JPMORGAN CHASE BANK, N.A., as collateral agent under the Intercreditor and Collateral Agency Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

          The Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as the Collateral Agent (as defined below) are parties to the Pledge Agreement, dated as of November 28, 2001, as amended as of June 23, 2003 (as modified and supplemented and in effect from time to time, the "Existing Pledge Agreement").

          The Company, certain Subsidiaries of the Company, certain lenders (the "Lenders") and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent"), are entering into the Credit Agreement, dated as of October 7, 2005 (as modified and supplemented and in effect from time to time, including any refinancing or replacement thereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by the Lenders to the Borrowers (as defined therein) in an aggregate initial principal or face amount not exceeding $277,500,000, and upon becoming effective the Credit Agreement (which shall be a "Credit Agreement", as such term is defined in the Intercreditor and Collateral Agency Agreement) will replace the Existing Credit Agreement (as defined in the Credit Agreement) and the Existing Credit Agreement shall terminate.

          To induce the Lenders to enter into the Credit Agreement, and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). The Company wishes to amend the Existing Pledge Agreement to, among other things, provide for collateral security for the obligations of the Company under the Credit Agreement and to confirm and continue the pledge and grant of the collateral security for the other obligations of the Company secured by the Existing Pledge Agreement as amended hereby.

          Accordingly, the parties hereto agree to amend the Existing Pledge Agreement in certain respects and to restate the Existing Pledge Agreement, as so amended, as follows:

          Section 1. Definitions. Terms defined in the Intercreditor and Collateral Agency Agreement or (if not defined in the Intercreditor and Collateral Agency Agreement) in the Credit Agreement which are not defined herein are used herein as defined therein. In addition, as used herein:

                                Pledge Agreement

          "Collateral" has the meaning assigned to such term in Section 3.

          "Intercreditor and Collateral Agency Agreement" means the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of June 23, 2003, among the Company, certain other parties thereto from time to time (as specified therein) and the Collateral Agent, as amended, modified and supplemented and in effect from time to time.

          "Issuer" means any corporation or other entity identified on Annex 1 under the caption "Issuer".

          "Pledged Stock" has the meaning assigned to such term in Section 3(a).

          "Proceeds" has the meaning assigned to such term in the Uniform Commercial Code.

          "Secured Obligations" has the meaning assigned to such term in the Intercreditor and Collateral Agency Agreement, and shall include, without limitation, all obligations of the Company, whether as borrower, guarantor or otherwise, under the Credit Agreement and the other Loan Documents referred to in the Credit Agreement.

          "Secured Parties" has the meaning assigned to such term in the Intercreditor and Collateral Agency Agreement, and shall include, without limitation, the Administrative Agent and the lenders party to the Credit Agreement and the other Loan Documents referred to in the Credit Agreement.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. Representations and Warranties. The Company represents and warrants to the Secured Parties that:

          (a) Ownership and Liens. The Company is the sole beneficial owner of the Collateral and no Lien exists upon the Collateral, except for Permitted Encumbrances that are also permitted by the terms of each Other Debt Agreement and except for the security interest created pursuant hereto, which security interest constitutes a valid and perfected security interest in and to all of the Collateral, subject to no other Lien except for Permitted Encumbrances that are also permitted by the terms of each Other Debt Agreement.

          (b) Status of Pledged Stock. The Pledged Stock in which the Company grants a security interest hereunder has been duly authorized and is validly existing, fully paid and non-assessable and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational documents of the respective Issuer of such Pledged Stock, upon the pledge of such Pledged Stock or the

                                Pledge Agreement
     transfer thereof upon the enforcement by the Collateral Agent of its remedies hereunder (except for any such restriction contained or permitted herein or hereunder or in or under any Debt Agreement).

          (c) No Other Stock. The Pledged Stock evidenced by the certificate or certificates identified in Annex 1 constitutes 66% of the issued and outstanding shares of voting Capital Stock, and (subject to clause (ii) of the proviso at the end of Section 3) all of the issued and outstanding shares of any other Capital Stock, of the respective Issuer beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) (and it is acknowledged and agreed that if more than 66% of the outstanding voting Capital Stock of any Issuer is delivered to the Collateral Agent, the Collateral Agent shall have a security interest in such voting Capital Stock only up to an amount equal to 66% of all of the issued and outstanding shares of the voting Capital Stock of such Issuer) and Annex 1 correctly identifies, as at the date hereof, the respective Issuer of such Pledged Stock, the respective class and par value (if any) of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time arising, the Company hereby pledges and grants (and hereby confirms and continues the pledge and grant under the Existing Pledge Agreement as amended and restated hereby of) a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"), to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided:

          (a) the Capital Stock of the Issuer or Issuers represented by the certificate or certificates identified in Annex 1 and all other shares of Capital Stock of whatever class of the Issuers, now or hereafter owned by the Company, in each case together with the certificate or certificates, if any, evidencing the same (collectively, the "Pledged Stock").

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under any Debt Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of Capital Stock of the successor corporation formed by or resulting from such consolidation or merger, but only if such successor corporation is a Foreign Subsidiary owned directly by the Company or any Domestic Subsidiary (the Pledged Stock, together

                                Pledge Agreement
     with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral"); and

          (d) all Proceeds of and to any of the property of the Company described in the foregoing clauses (a), (b) and (c) of this Section 3;

provided that, notwithstanding anything herein to the contrary, (i) the shares of voting Capital Stock of an Issuer that are pledged hereunder shall not at any time exceed 66% of the issued and outstanding voting Capital Stock of such Issuer and (ii) if shares of any non-voting Capital Stock of an Issuer are pledged or required to be pledged hereunder and the Company notifies the Administrative Agent in writing that the creation or continuation of such pledge, as the case may be, could have adverse tax consequences for the Company, then (y) with respect to shares that have not yet been pledged hereunder, the Company shall have no obligation to pledge such shares hereunder and such shares shall not constitute Pledged Stock and (z) with respect to shares pledged hereunder prior to such notice from the Company, such shares shall be released from the pledge hereunder and shall no longer constitute Pledged Stock (and the Collateral Agent is hereby authorized, without further action by any other Secured Party, forthwith to release such pledge and cause to be assigned, transferred or delivered, against receipt but without any recourse, warranty or representation whatsoever, the certificate(s) for such shares and any related stock power theretofore delivered to the Collateral Agent hereunder).

          Section 4. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Company hereby agrees with each Secured Party as follows:

          4.01. Delivery and Other Perfection. The Company shall:

          (a) subject to Section 4.04(c) and the proviso at the end of Section 3, if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 are received by the Company, forthwith either (x) transfer and deliver to the Collateral Agent such shares or securities so received by the Company (together with the certificate or certificates, if any, for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Collateral Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses
     (a), (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest;

                                Pledge Agreement

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) not more than once per any fiscal quarter (unless any Event of Default shall have occurred and be continuing), permit representatives of the Collateral Agent, upon reasonable prior notice and at reasonable times, to inspect and make abstracts from its books and records pertaining to the Collateral, and forward copies of any material notices or communications received by the Company with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require.

          4.02. Other Financing Statements and Liens. The Company shall not file or (to the extent within its control) suffer to be on file, or authorize or permit to be filed or (to the extent within its control) to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

          4.03. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          4.04. Collateral.

          (a) The Company will cause (i) that portion of the Collateral consisting of shares of the voting Capital Stock of an Issuer to constitute at all times 66% of the total number of shares of voting Capital Stock of such Issuer then outstanding and (ii) (subject to clause (ii) of the proviso at the end of Section 3) that portion of the Collateral consisting of shares of any other Capital Stock of an Issuer to constitute at all times 100% of the total number of shares of such Capital Stock then outstanding.

          (b) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement or any Debt Agreement; and the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement or any Debt Agreement; and the Collateral Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.04(b).

          (c) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any and all cash dividends and distributions on the Collateral.

          (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any other Secured Party

                                Pledge Agreement
     exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, upon written notice from the Collateral Agent (acting upon instructions of the Required Secured Parties) to the Company, all dividends and other distributions on the Collateral shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end; provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to the Company.

          4.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted, to the fullest extent permitted by applicable law) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Collateral Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (c) the Collateral Agent may, upon ten Business Days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, any other Secured Party or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice

                                Pledge Agreement
     and right or equity being hereby expressly waived and released to the fullest extent permitted by applicable law. The Collateral Agent may, without notice or publication, to the fullest extent permitted by applicable law, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.05 shall be applied in accordance with Section 4.09.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

          4.06. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

          4.07. Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, the Company shall not change its name from the name shown on the signature pages hereto.

          4.08. Private Sale. The Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. The Company hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          4.09. Application of Proceeds. Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Section 4, shall be applied by the Collateral Agent in the manner set forth in Section 3.02 of the Intercreditor and Collateral Agency Agreement.

                                Pledge Agreement

          4.10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of such Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          4.11. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Collateral Agent the certificate or certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank.

          4.12. Termination. When (a) all Secured Obligations shall have been paid in full (other than any indemnity or other obligations expressly stated to survive termination of any Debt Agreement), (b) all commitments of the Secured Parties to make extensions of credit under the Debt Agreements shall have expired or been terminated and (c) all letters of credit issued under any Debt Agreement shall have expired or been terminated, this Agreement shall terminate, and the Collateral Agent shall, at the expense of the Company, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and canceled all licenses and rights referred to in Section 4.04.

          4.13. Further Assurances. The Company agrees that, from time to time upon the written request of the Collateral Agent, the Company will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 5. Miscellaneous.

          5.01. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its address for notices and other communications specified pursuant to Section 5.01 of the Intercreditor and Collateral Agency Agreement and shall be deemed to have been given at the times specified in said Section 5.01.

          5.02. No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                Pledge Agreement

          5.03. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Collateral Agent (acting with all requisite consents as provided in the Intercreditor and Collateral Agency Agreement). Any such amendment or waiver shall be binding upon the Collateral Agent, each other Secured Party, each other holder of any of the Secured Obligations and the Company.

          5.04. Expenses. The Company agrees to reimburse each of the Collateral Agent and the other Secured Parties for all reasonable costs and expenses of the Collateral Agent and the other Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default under any Debt Agreement and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and
(z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

          5.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, each other Secured Party and each other holder of any of the Secured Obligations; provided that the Company shall not assign or transfer its rights hereunder without the prior written consent of each Secured Party (and any attempted assignment or transfer by the Company without such consent shall be null and void).

          5.06. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          5.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          5.08. Jurisdiction. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in

                                Pledge Agreement
any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

          5.09. Waiver of Venue. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 5.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          5.10. Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          5.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          5.12. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          5.13. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith and in the absence of gross negligence or willful misconduct.

          5.14. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                                Pledge Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                        CAMBREX CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Pledge Agreement

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                Pledge Agreement

                                                                         ANNEX 1

                                  PLEDGED STOCK

        Issuer          Certificate No(s).     Registered Owner       Number of Shares
        ------          ------------------   -------------------   ----------------------
Cambrex Bahamas, Inc.            1           Cambrex Corporation   1,000 Ordinary shares,
                                                                      par value $1.00

                                Pledge Agreement

                                                                       EXHIBIT C

                                                                  EXECUTION COPY

                       AMENDED AND RESTATED INTERCREDITOR
                                       AND
                           COLLATERAL AGENCY AGREEMENT

          AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of June 23, 2003 among: CAMBREX CORPORATION, a Delaware corporation (the "Borrower"); each of the Subsidiaries under the caption "SUBSIDIARIES" on the signature pages hereto and each other Subsidiary of the Borrower (if any) that hereafter becomes a "Securing Party" hereunder pursuant to Section 3.06 (together with the Borrower, each a "Securing Party" and, collectively, the "Securing Parties"); JPMORGAN CHASE BANK, as administrative agent under the 364-Day Credit Agreement for the 364-Day Lenders (in such capacity, together with its successors in such capacity, the "364-Day Administrative Agent"); JPMORGAN CHASE BANK, as administrative agent under the Five-Year Credit Agreement for the Five-Year Lenders (in such capacity, together with its successors in such capacity, the "Five-Year Administrative Agent" and, together with the 364-Day Administrative Agent, the "Administrative Agents"); each of the holders of Other Debt that becomes an "Other Debt Holder" hereunder pursuant to
Section 3.05 (each an "Other Debt Holder" and, collectively, the "Other Debt Holders"); and JPMORGAN CHASE BANK, as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the "Collateral Agent") (all capitalized terms used in this preamble and in the recitals below without being defined shall have the meanings provided for in
Section 1).

                                    RECITALS

          WHEREAS, the Borrower, the Administrative Agents and the Collateral Agent are parties to an Intercreditor and Collateral Agency Agreement dated as of November 28, 2001 (as amended and in effect immediately prior to the effectiveness of this Agreement, the "Existing Intercreditor Agreement") providing for the appointment of the Collateral Agent by the Administrative Agents and the Lenders, and for certain other agreements relating to the collateral security for the obligations of the Borrower and the Subsidiary Guarantors under the Loan Documents (as defined in the 364-Day Credit Agreement and the Five-Year Credit Agreement);

          WHEREAS, the Borrower, certain Subsidiaries of the Borrower (the "Subsidiary Guarantors"), certain lenders party thereto (the "364-Day Lenders") and the 364-Day Administrative Agent are parties to a 364-Day Credit Agreement dated as of November 28, 2001 (as from time to time amended, restated, supplemented, renewed, extended, increased, refunded, replaced or otherwise modified, the "364-Day Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by the 364-Day Lenders to the Borrower in an aggregate principal or face amount not exceeding $157,500,000 as of the date hereof;

       Amended and Restated Intercreditor and Collateral Agency Agreement

          WHEREAS, the Borrower, the Subsidiary Guarantors, certain lenders (the "Five-Year Lenders" and, together with the 364-Day Lenders, the "Lenders") and the Five-Year Administrative Agent are parties to a Five-Year Credit Agreement dated as of November 28, 2001 (as from time to time amended, restated, supplemented, renewed, extended, increased, refunded, replaced or otherwise modified, the "Five-Year Credit Agreement" and, together with the 364-Day Credit Agreement, the "Credit Agreements"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by the Five-Year Lenders to the Borrower in an aggregate principal or face amount not exceeding $268,750,000 as of the date hereof;

          WHEREAS, the Borrower and the Collateral Agent are parties to a Pledge Agreement dated as of November 28, 2001, pursuant to which the Borrower has granted to the Collateral Agent for the benefit of the Secured Parties (as defined therein) a security interest in certain shares of Cambrex Bahamas, Inc. owned by the Borrower (as amended as of the date hereof and as from time to time hereafter amended, restated, supplemented, replaced or otherwise modified, the "Cambrex Bahamas Pledge Agreement");

          WHEREAS, Cambrex Bio Science Walkersville, Inc. (formerly known as BioWhittaker, Inc.) ("Cambrex Walkersville"), a wholly-owned subsidiary of the Borrower, and the Collateral Agent are parties to a Share Charge dated January 28, 2002, pursuant to which Cambrex Walkersville has granted to the Collateral Agent for the benefit of the Secured Parties (as defined therein) a security interest in certain shares of Lumitech (UK) Limited owned by Cambrex Walkersville (as amended as of the date hereof and as from time to time hereafter amended, restated, supplemented, replaced or otherwise modified, the "Lumitech (UK) Pledge Agreement");

          WHEREAS, the Borrower may from time to time incur unsubordinated Indebtedness under agreements other than the Credit Agreements that will be secured by a pari passu lien on the property covered by the Shared Collateral Documents and will be subject to the terms of this Agreement (each such Indebtedness being herein referred to as "Other Debt");

          WHEREAS, to induce the 364-Day Lenders to extend credit under the 364-Day Credit Agreement and to induce the Five-Year Lenders to extend credit under the Five-Year Credit Agreement, the Borrower and certain of its Subsidiaries have granted, and from time to time may grant, security interests in certain of their properties as collateral security for, inter alia, the obligations of the Borrower and the Subsidiary Guarantors in respect of the Credit Agreements and the Security Documents (as defined therein);

          WHEREAS, to induce the holders of Other Debt from time to time to make extensions of credit to, or purchase notes of, the Borrower, the Borrower and certain of its Subsidiaries may grant security interests in certain of their properties as collateral security for such Other Debt; and

          WHEREAS, the parties to the Existing Intercreditor Agreement wish to amend the Existing Intercreditor Agreement, inter alia, to acknowledge the pari passu ranking of the security interests that may from time to time be granted in the collateral securing Other Debt and

       Amended and Restated Intercreditor and Collateral Agency Agreement to provide for certain agreements among the Secured Parties relating to the collateral security for any Other Debt;

          NOW, THEREFORE, the parties to the Existing Intercreditor Agreement agree to amend in certain respects and restate in its entirety the Existing Intercreditor Agreement as so amended, as follows:

          Section 1. Definitions.

          1.01. Defined Terms. Terms defined in the Credit Agreements which are not defined herein are used herein as defined therein. In addition, as used in this Agreement, the following terms have the meanings specified below:

          "Actionable Default" means the condition that the Collateral Agent shall have received a Default Notice from a Secured Party and such Default Notice shall remain in effect.

          "Business Day" means any day on which commercial banks are not authorized or required to close in New York City.

          "Cambrex Bahamas Pledge Agreement" has the meaning assigned to such term in the recitals of this Agreement.

          "Commitment" means, with respect to any Debt Holder, the obligation of such Debt Holder to make any loan or other extension of credit to the Borrower (including to acquire participations in loans and letters of credit) under the Debt Agreement to which it is a party, including, with respect to any Lender, the Commitment of such Lender under (and as defined in) each Credit Agreement to which it is a party.

          "Debt Agreements" means, collectively, the Credit Agreements and each Other Debt Agreement.

          "Debt Holders" means, collectively, the Lenders and the Other Debt Holders and shall include any assignee or transferee thereof.

          "Default Notice" has the meaning assigned to such term in Section 2.02(e).

          "Event of Default" means, with respect to any Debt Agreement, an event or condition the occurrence or existence of which constitutes an "Event of Default" as defined in such Debt Agreement.

          "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A hereto, entered into pursuant to Section 3.05 by and among the Collateral Agent, any holder of Other Debt and the Borrower, pursuant to which such holder becomes a party to this Agreement as an Other Debt Holder and entitled to the benefits,

       Amended and Restated Intercreditor and Collateral Agency Agreement and subject to the obligations, of a Debt Holder hereunder and under the other Shared Collateral Documents.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Lumitech (UK) Pledge Agreement" has the meaning assigned to such term in the recitals of this Agreement.

          "Other Debt" has the meaning assigned to such term in the recitals of this Agreement.

          "Other Debt Agreements" means, collectively, each indenture, credit agreement, note purchase agreement or other agreement or instrument evidencing or providing for Other Debt.

          "Other Debt Holder" means each holder of Other Debt that has entered into a Joinder Agreement with the Collateral Agent and the Borrower, so long as such Other Debt shall remain outstanding.

          "Outstanding Amount" means, with respect to any Debt Holder as of any date of determination thereof, the sum of (a) such Debt Holder's Revolving Credit Exposures under (and as defined in) the Credit Agreements and (b) the aggregate principal amount of Other Debt owing to such Debt Holder, in each case outstanding on such determination date.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental agency or other authority.

          "Pledge Agreements" means (a) the Cambrex Bahamas Pledge Agreement,
     (b) the Lumitech (UK) Pledge Agreement and (c) any other pledge, security or similar agreement entered into by the Borrower or any of its Subsidiaries pursuant to any Debt Agreement (and in accordance with Section 3.06).

          "Pro Rata Share" means, with respect to any Debt Holder as of any date of determination thereof, (a) if an Actionable Default shall have occurred and be continuing, the percentage of (i) the aggregate Outstanding Amounts of all Debt Holders represented by (ii) such Debt Holder's Outstanding Amount; and (b) at any other time, the percentage of (i) the sum of the aggregate Outstanding Amounts of all Debt Holders plus the aggregate unused Commitments of all Debt Holders represented by (ii) the sum of such Debt Holder's Outstanding Amount plus such Debt Holder's unused Commitments, in each case outstanding or in effect on such determination date.

       Amended and Restated Intercreditor and Collateral Agency Agreement

          "Required 364-Day Lenders" means the Required Lenders under and as defined in the 364-Day Credit Agreement.

          "Required Five-Year Lenders" means the Required Lenders under and as defined in the Five-Year Credit Agreement.

          "Required Secured Parties" means, as of any date of determination thereof, (a) if an Actionable Default shall have occurred and be continuing, Debt Holders owed or holding more than 60% of the aggregate Outstanding Amounts of all Debt Holders and (b) at any other time, Debt Holders owed or holding more than 50% of the sum of the aggregate Outstanding Amounts of all Debt Holders plus the aggregate unused Commitments of all Debt Holders, in each case outstanding or in effect on such determination date.

          "Secured Parties" means, collectively, the Lenders, the Administrative Agents, the Other Debt Holders, the Collateral Agent and their respective successors, assigns and transferees.

          "Secured Obligations" means, collectively, (a) all obligations of the Borrower in respect of the unpaid principal of and interest on the Loans (as such term is defined in the Credit Agreements) made by the Lenders to the Borrower under either Credit Agreement and all other amounts whatsoever now or hereafter from time to time owing to the Lenders or the Administrative Agents, or any of them, by the Borrower under the Loan Documents (including all reimbursement obligations of the Borrower in respect of LC Disbursements under (and as defined in) either Credit Agreement and interest thereon), and all obligations of the Subsidiary Guarantors in respect of any guarantee of any of such obligations of the Borrower, (b) with respect to any Other Debt, all obligations of the Borrower in respect of the unpaid principal of and interest and make-whole amount or other premium, if any, on such Other Debt and all other amounts whatsoever now or hereafter from time to time owing to the Other Debt Holders thereof by the Borrower under the respective Other Debt Agreement, and all obligations of the Subsidiary Guarantors in respect of any guarantee of any of such obligations of the Borrower, and (c) all present or future obligations of the Securing Parties, or any of them, to the Secured Parties, or any of them, under the Shared Collateral Documents.

          "Shared Collateral" means the property of the Securing Parties that is subject to the Liens of the Shared Collateral Documents.

          "Shared Collateral Documents" means, collectively, this Agreement, the Pledge Agreements, and any other pledge, security or similar agreement entered into pursuant to a Debt Agreement that provides for a Lien on any property of the Borrower or any of its Subsidiaries that is to be subject to the terms of this Agreement.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in New York.

       Amended and Restated Intercreditor and Collateral Agency Agreement

          1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Exhibits shall be construed to refer to and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 2. The Collateral Agent.

          2.01. Appointment and Duties of the Collateral Agent.

          (a) Appointment. Each Administrative Agent, on behalf of itself and each of the Lenders for whom it acts, hereby, and each Other Debt Holder, by its execution and delivery of a Joinder Agreement, designates and appoints JPMorgan Chase Bank to act as Collateral Agent hereunder and under each of the other Shared Collateral Documents (whether being entered into in connection with the effectiveness of the respective Debt Agreement or at any time thereafter pursuant thereto), and hereby authorizes the Collateral Agent to execute, deliver and perform, on behalf of each of the Secured Parties, each Shared Collateral Document to which the Collateral Agent is or is intended to be a party and to take such actions on behalf of the Secured Parties under the provisions of the Shared Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of each Shared Collateral Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Shared Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Shared Collateral Documents, and no implied covenants, functions or responsibilities, fiduciary or otherwise, shall be read into this Agreement or any other Shared Collateral Document or otherwise exist against the Collateral Agent. Each Secured Party shall be bound by all of the agreements of the Collateral Agent contained herein and in the Shared Collateral Documents.

          (b) Copies of Documents to be Furnished to Secured Parties. The Collateral Agent will forward to each other Secured Party at its last address on the records of the Collateral Agent promptly after the Collateral Agent's receipt thereof a copy of each document furnished to the Collateral Agent under any Shared Collateral Document that relates to such Secured Party. The Collateral Agent will forward to each other Secured Party promptly upon such Secured

       Amended and Restated Intercreditor and Collateral Agency Agreement

Party's reasonable request therefor a copy of any other document furnished to the Collateral Agent under the Shared Collateral Documents.

          2.02. Rights of Collateral Agent.

          (a) Performance of Duties Through Agents. The Collateral Agent may perform any of its duties under the Shared Collateral Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

          (b) Absence of Liability. Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any other Shared Collateral Document (except for its gross negligence or willful misconduct), or (ii) responsible in any manner to any other Secured Party for any recitals, statements, representations or warranties made by any Securing Party or any representative thereof or any other Person contained herein or in any Debt Agreement or any other Shared Collateral Document or any other agreement or any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent hereunder or in connection with, any Debt Agreement or Shared Collateral Document or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Shared Collateral, any Debt Agreement, or any Shared Collateral Document or any Secured Obligation or for any failure of any Securing Party to perform its obligations thereunder. Except as expressly provided herein or in any other Shared Collateral Document, the Collateral Agent shall not be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Debt Agreement or any Shared Collateral Document or to inspect the properties, books or records of the Borrower and its Subsidiaries.

          The Collateral Agent makes no representations as to the value or condition of the Shared Collateral or any part thereof, as to the title of any Securing Party to the Shared Collateral, as to the security afforded by this Agreement or any other Shared Collateral Document or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Shared Collateral Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Shared Collateral, for the payment of taxes, charges, assessments or liens upon the Shared Collateral or otherwise as to the maintenance of the Shared Collateral. The Collateral Agent shall have no duty to any Securing Party, or to the holders of any of the Secured Obligations, as to any Shared Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Shared Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it in respect of the Shared Collateral.

          (c) Reliance, Etc. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instruction, direction, order, request, note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype

       Amended and Restated Intercreditor and Collateral Agency Agreement message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. In connection with any request of any Secured Party contemplated hereby, the Collateral Agent shall be fully protected in relying on a certificate of any Secured Party that the Collateral Agent reasonably believes is authentic.

          As to matters not expressly provided for in this Agreement or the other Shared Collateral Documents, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or refrain from acting upon the instructions of the Required Secured Parties or all of the Debt Holders, as applicable, and shall in such cases be fully protected in acting, or in refraining from acting, hereunder or under any other Shared Collateral Document in accordance with the instructions of the Required Secured Parties or all of the Debt Holders, as applicable, and any such action taken or failure to act pursuant thereto in accordance with the terms hereof or any of the other Shared Collateral Documents shall be binding upon all of the Secured Parties. The Collateral Agent shall in all cases be fully justified in failing or refusing to take any action hereunder or under any other Shared Collateral Document (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to law or the terms of the Shared Collateral Documents, (ii) if such action is not specifically provided for herein or in any other Shared Collateral Document, or it shall not have received any such advice or concurrence of the relevant Secured Parties as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under any Shared Collateral Document, it shall not first be indemnified to its reasonable satisfaction by the Debt Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, or refraining from taking any action (other than any liability or expense resulting from its gross negligence or willful misconduct). No provision of any Shared Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Shared Collateral Document or in the exercise of any of its rights or powers thereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Effect of Ambiguous Provisions. If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of any Shared Collateral Document relating to the functions or responsibilities of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Secured Parties, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline to perform such function or responsibility unless it has received the written confirmation from the Required Secured Parties concurring in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of such Shared Collateral Document or is otherwise appropriate.

          (e) Default Notices. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default under any Debt Agreement unless and until the Collateral Agent has received written notice or a certificate from a Secured Party that is party to such Debt Agreement or the Borrower stating that

       Amended and Restated Intercreditor and Collateral Agency Agreement such notice is a "Notice of Event of Default" under the relevant Debt Agreement (each a "Default Notice"). The Collateral Agent shall not have any obligation whatsoever either prior to or after receiving any Default Notice to inquire whether any Event of Default has in fact occurred under any Debt Agreement and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any Default Notice so furnished to it. In the event that the Collateral Agent receives a Default Notice, the Collateral Agent shall promptly give notice thereof to the other Secured Parties. The Collateral Agent shall take such action with respect to the Event of Default described in any Default Notice as so directed pursuant to Section 3.01; provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Secured Parties.

          (f) No Requirement to Exercise Rights. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to exercise any discretionary rights, powers or remedies under any Shared Collateral Document, give any consent under any Shared Collateral Document or enter into any agreement amending, modifying, supplementing or waiving any provision of any Shared Collateral Document unless it shall have been directed to do so in writing by, or, as applicable, shall have received the written consent to the relevant action of, the Required Secured Parties or all of the Debt Holders, as applicable.

          (g) Perfection, Etc. Except for actions expressly required hereunder (excluding circumstances in which the Collateral Agent has the ability but not an affirmative duty to act), nothing in this Agreement or any other Shared Collateral Document shall be interpreted as giving the Collateral Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of any lien or security interest in any Shared Collateral or giving the Collateral Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

          (h) Dealing with Administrative Agents. Notwithstanding anything herein to the contrary, with respect to any notice, request, instruction, direction, consent, communication or other action contemplated or permitted to be taken or given hereunder by any Lender party to a Credit Agreement, the Collateral Agent shall be fully protected in relying on a certificate of the Administrative Agent under such Credit Agreement that it is acting on behalf of a specified number in aggregate principal amount of Lenders under such Credit Agreement.

          2.03. Indemnification and Reimbursement of the Collateral Agent.

          (a) Indemnification. The Borrower agrees to indemnify and hold harmless the Collateral Agent and its directors, officers, employees, agents and advisors (each such Person being called an "Indemnitee") from and against any and all claims, losses, liabilities, obligations, damages and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against the Collateral Agent or any such Person (hereinafter the "Indemnification Amount") arising out of, related to or in connection with this Agreement or any other Shared Collateral Document (including the enforcement of any Shared Collateral Document), except to the extent such claims, losses, liabilities, damages and expenses are found

       Amended and Restated Intercreditor and Collateral Agency Agreement by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Person's gross negligence or willful misconduct. If the Borrower fails to pay the Indemnification Amount when due, interest will accrue thereon at a rate per annum equal to 2% plus the rate applicable to ABR Loans pursuant to the Credit Agreements from the scheduled date for payment thereof until the actual date of payment and such interest shall be added to the Indemnification Amount.

          (b) Expenses. The Borrower agrees to pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Shared Collateral Documents,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Shared Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent under the Shared Collateral Documents or (iv) the failure by any Securing Party to perform or observe any of the provisions of the Shared Collateral Documents.

          (c) Reimbursement by Debt Holders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Collateral Agent or any other Indemnitee under paragraph (a) or (b) of this Section 2.03, each Debt Holder severally agrees to pay to the Collateral Agent or such other Indemnitee, as applicable, such Debt Holder's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount.

          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee or any Debt Holder, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Shared Collateral Document, or any agreement or instrument, or the transactions, contemplated hereby or thereby.

          (e) Payments. All amounts due under this Section 2.03 shall be payable promptly after written demand therefor.

          2.04. Resignation of the Collateral Agent. The Collateral Agent may resign upon not less than 10 days' prior notice to the Borrower and each Debt Holder, with any such resignation to become effective only upon the appointment of a successor Collateral Agent under this Section 2.04. If the Collateral Agent shall resign, then the 364-Day Administrative Agent (acting with the consent of the Required 364-Day Lenders) and the Five-Year Administrative Agent (acting with the consent of the Required Five-Year Lenders) shall in consultation with the Borrower (and if no such successor shall have been appointed within 30 days of the Collateral Agent's resignation, the Collateral Agent may) appoint a successor collateral agent for the Secured Parties hereunder, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent" and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of

       Amended and Restated Intercreditor and Collateral Agency Agreement such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Shared Collateral then in its possession to the successor Collateral Agent) or any of the other Secured Parties. After any retiring Collateral Agent's resignation hereunder, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent.

          2.05. Information as to Secured Parties. The Administrative Agent under each Credit Agreement will at such times as shall be requested by the Collateral Agent supply a list in form and detail satisfactory to the Collateral Agent setting forth the principal of and interest on, and any other amount then due and owing in respect of, the Secured Obligations held by each Secured Party party to such Credit Agreement as at a date specified in such request, to the extent such information is reasonably available to it. Each Other Debt Holder will at such times as shall be requested by the Collateral Agent supply a list in form and detail satisfactory to the Collateral Agent setting forth the principal of and interest on, and any other amount then due and owing in respect of, the Secured Obligations held by such Other Debt Holder as at a date specified in such request, to the extent such information is reasonably available to such Person. The Borrower will at such times as shall be requested by the Collateral Agent supply a list in form and detail satisfactory to the Collateral Agent setting forth the principal of and interest on, and all other amounts then due and owing in respect of, the Secured Obligations and the identity of the Secured Party to which such Secured Obligations are owed as at a date specified in such request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified in writing by any Secured Party that such information is inaccurate.

          2.06. Rights as a Debt Holder. With respect to the Secured Obligations held by it, the Person serving as the Collateral Agent hereunder shall have the same rights and powers hereunder as any other Debt Holder and may exercise the same as though it were not the Collateral Agent, and such Person and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other affiliate thereof as if it were not the Collateral Agent hereunder.

          Section 3. Intercreditor Agreements.

          3.01. Administration of Collateral; Pari Passu Liens. The Collateral Agent shall hold the Shared Collateral and any Lien thereon for the benefit of the Secured Parties, pursuant to the terms of this Agreement and the other Shared Collateral Documents. The Collateral Agent shall administer the Shared Collateral in the manner contemplated by the Shared Collateral Documents. The Collateral Agent shall exercise such rights and remedies with respect to the Shared Collateral as are granted to it under the Shared Collateral Documents and applicable law and as shall be directed by the Required Secured Parties. No other class or classes of Secured Parties shall have any right to direct the Collateral Agent to take any other action in respect of the Shared Collateral, nor shall any Debt Holder have any right to take action with respect to the Shared Collateral independently of the Collateral Agent. Without limiting the generality of the foregoing, (i) each of the parties hereto acknowledges that the rights of the Secured Parties in and to the Shared Collateral encumbered by the Shared Collateral Documents are pari passu,

       Amended and Restated Intercreditor and Collateral Agency Agreement regardless of the relative times of attachment or perfection of the Liens securing the Secured Obligations or the time of incurrence of any Secured Obligations, and the rights of the Secured Parties therein shall be governed by the terms of this Agreement and the other respective Shared Collateral Documents, and (ii) in the event of or in connection with any (x) foreclosure, conveyance or assignment in lieu of foreclosure, (y) other proceeding or transaction related to or arising out of the Shared Collateral Documents, or (z) conveyance, operation or any other action with respect to any of the Shared Collateral thereafter, the Required Secured Parties will, except as otherwise expressly provided in this Agreement and the other Shared Collateral Documents, have the exclusive power and authority to direct all decisions, actions and inactions of the Collateral Agent, notwithstanding that such decisions, actions or inactions may inure solely to the benefit of any particular Secured Party or Secured Parties or be detrimental in any manner or to any degree to the interests of some or all of the Secured Parties, and no other Secured Party will have any right, power or authority to challenge or interfere with such direction by the Required Secured Parties, directly or indirectly, by action at law or in equity, in any proceeding arising under or affecting any Shared Collateral Document in any collateral action. The Required Secured Parties and the Collateral Agent when acting (including inaction) in accordance with the instructions of the Required Secured Parties, as the case may be, will have no fiduciary duty or (except as expressly provided in this Agreement and the other Shared Collateral Documents) obligation to the other Secured Parties, and may (subject to any limitations expressly imposed under this Agreement and the other Shared Collateral Documents) act (or withhold action) totally without regard to the effect of such action or inaction on the interests of all or any of the Secured Parties.

          3.02. Application of Proceeds. The proceeds of any collection, sale or other realization pursuant to any of the Shared Collateral Documents of all or any part of the Shared Collateral shall be allocated by the Collateral Agent:

          First, to the payment of the reasonable costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all reasonable costs, expenses or other liabilities incurred and advances made by the Collateral Agent in connection with the Shared Collateral Documents;

          Second, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree; and

          Finally, to the payment to the relevant Securing Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          3.03. Release of Shared Collateral. Except as otherwise provided in
Section 5.03 with respect to this Agreement, the Collateral Agent may consent to the termination of any Pledge Agreement and the Liens thereunder or the release of any Shared Collateral under any Pledge Agreement, (a) so long as no Actionable Default shall have occurred and be continuing, with the prior consent of each Administrative Agent (each acting with the consent of the

       Amended and Restated Intercreditor and Collateral Agency Agreement requisite Lenders under the respective Credit Agreements) (but not otherwise) and (b) at any time after and during the continuance of an Actionable Default, with the prior consent of all of the Debt Holders (but not otherwise); provided that, notwithstanding the foregoing, so long as no Actionable Default shall have occurred and be continuing, the Collateral Agent may (and is hereby authorized by each Secured Party to) consent to the termination of the Liens under any Pledge Agreement covering, or the release of any Shared Collateral under any Pledge Agreement consisting of, (i) property that is the subject of either a disposition permitted under the Debt Agreements or a disposition to which the requisite Debt Holders have consented under the respective Debt Agreements or
(ii) shares of non-voting Capital Stock of a Foreign Subsidiary of the Borrower if the continuation of the pledge of such shares could have adverse tax consequences for the Borrower.

          3.04. Amendments to Shared Collateral Documents. Except as otherwise provided in Sections 3.03 and 5.03, the Collateral Agent may, with the prior consent of the Required Secured Parties (but not otherwise), consent to any waiver, amendment, modification or supplement under any of the Shared Collateral Documents (other than this Agreement); provided that no such waiver, amendment, modification or supplement shall (a) be made, without the consent of each Secured Party affected thereby, that would have the effect of modifying any of the terms hereof (or any comparable provision in any other Shared Collateral Document) that require the consent of such Secured Party under Section 5.03 or
(b) affect the rights or obligations of the Collateral Agent thereunder without the consent of the Collateral Agent. Any such waiver, amendment or modification shall be binding upon each Secured Party. Neither this Section 3.04 nor any other provision of this Agreement shall in any way limit the ability of any Debt Holder to waive, amend or otherwise modify any Debt Agreement to which it is a party.

          3.05. Additional Secured Parties; Execution of Joinder Agreement. In the event the Borrower shall incur Other Debt on or after the date hereof from time to time and the Borrower and the holder or holders of such Other Debt shall agree that such Other Debt shall be secured by the Liens under the Shared Collateral Documents, upon the effectiveness of the Debt Agreement providing for such Other Debt and the incurrence of such Other Debt thereunder (or promptly thereafter) each such holder shall execute and deliver a Joinder Agreement with the Collateral Agent and the Borrower, whereupon each such holder shall, on the effective date of such Joinder Agreement and without any further action on the part of such holder (except as provided in the immediately succeeding sentence) or any other Person, become an "Other Debt Holder" and a "Secured Party" for all purposes of this Agreement and the obligations of the Borrower and/or any Subsidiary Guarantors in respect of such Other Debt shall become "Secured Obligations" hereunder. To the extent the obligations of the Borrower in respect of such Other Debt are guaranteed by any of the Subsidiary Guarantors, each such holder agrees, as a condition to the effectiveness of such Joinder Agreement, to enter into and become party to the Sharing Agreement (as defined in the Credit Agreements).

          3.06. Additional Collateral and Securing Parties. The Borrower and the Debt Holders agree that in the event at any time after the date hereof the Borrower or any of its Subsidiaries shall agree to provide to any Debt Holder (or its agent or representative) Liens on property of the Borrower or any such Subsidiary not then subject to a Shared Collateral Document to secure the Secured Obligations of such Debt Holder, such Person may only provide

       Amended and Restated Intercreditor and Collateral Agency Agreement such Liens on a pari passu basis for the benefit of all of the Debt Holders by entering into a new pledge, security or similar agreement (or an amendment to any existing Shared Collateral Document) whereby such Person shall grant a security interest in favor of the Collateral Agent (or a sub-agent thereof or trustee reasonably acceptable to the Collateral Agent) for the benefit of all of the Debt Holders in such property. Upon the entering into of such agreement (or amendment, as the case may be), such property shall become "Shared Collateral" under, and subject to the provisions of, this Agreement, such agreement (if any) shall become a "Shared Collateral Document", and (in the case of any such Subsidiary that is not a Securing Party at the time thereof) such Subsidiary shall become a "Securing Party" under, and subject to the provisions of, this Agreement, in each case automatically and without any further action on the part of any Person, and the Debt Holders shall have rights in such property only to the extent set forth in this Agreement and in the other Shared Collateral Documents. Without limiting the foregoing, in the event the Borrower or any of its Domestic Subsidiaries is required to pledge pursuant to any Debt Agreement all or a portion of the Capital Stock of any Foreign Subsidiary formed or acquired after the date hereof in favor of the Collateral Agent (or a sub-agent thereof) for the benefit of the Secured Parties, the Borrower or such Domestic Subsidiary shall, in accordance with this Section 3.06, execute and deliver to the Collateral Agent a pledge agreement (or an amendment to an existing Pledge Agreement) in form and substance satisfactory to the Collateral Agent and consistent with the provisions of this Agreement.

          Section 4. Representations and Warranties. Each party hereto hereby represents and warrants for itself to the other parties hereto that (a) it has all requisite power and authority to execute, deliver and perform under this Agreement; (b) the execution, delivery and performance by it of this Agreement has been duly authorized by all requisite corporate or other action; (c) no consent or approval of any other Person and no consent, license, approval or authorization of any governmental authority is required in connection with the execution, delivery and performance by it of this Agreement; and (d) this Agreement constitutes such party's legal, valid and binding obligation, enforceable in accordance with its terms.

          Section 5. Miscellaneous.

          5.01. Notices, Etc. All notices, requests and other communications provided for hereunder (including any modifications of, or waivers, requests or consents under, this Agreement) shall be in writing, telecopied or delivered:

          (a) if to any of the Securing Parties, care of Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention of John Antonelli, Vice President and Treasurer (Telecopy No. (201) 933-4156; Telephone No. (201) 804-3039);

          (b) if to the Collateral Agent, to JPMorgan Chase Bank, 1111 Fannin Street, 8th Floor, Houston, Texas 77002-8069, Attention of Michael Chau (Telecopy No. (713) 750-2938; Telephone No. (713) 750-7913), with a copy to JPMorgan Chase Bank, 695 Route 46 West, Fairfield, NJ 07004, Attention of Brendan Walsh (Telecopy No. (973) 439-5019; Telephone No. (973) 439-5064);

       Amended and Restated Intercreditor and Collateral Agency Agreement

          (c) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin Street, 10th Floor, Houston, Texas 77002-8069, Attention of Michael Chau (Telecopy No. (713) 750-2938; Telephone No. (713) 750-7913), with a copy to JPMorgan Chase Bank, 695 Route 46 West, Fairfield, NJ 07004, Attention of Brendan Walsh (Telecopy No. (973) 5019; Telephone No. (973) 439-5064); and

          (d) if to any Other Debt Holder (other than the Lenders), at such Debt Holder's address for communications as set forth in its Joinder Agreement;

or, as to each party (other than the Collateral Agent), at such other address as shall be designated by such party in a written notice to the Collateral Agent or, as to the Collateral Agent, at such other address as shall be designated by the Collateral Agent in a written notice to the other parties hereto. Notwithstanding anything herein to the contrary, any notice or other communication or other action contemplated or required to be given hereunder to any Lender party to a Credit Agreement shall be given instead to the Administrative Agent under such Credit Agreement, on behalf of such Lender, at the aforesaid address (and such Administrative Agent shall transmit such notice to such Lender), and the Person giving such notice or such other communication shall be fully protected in giving the same to such Administrative Agent in accordance with this Section 5.01. All such notices and communications shall be effective when received.

          5.02. Waivers. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          5.03. Amendments, etc; Termination. The terms of this Agreement may be waived, amended or modified only by an instrument in writing duly executed by the Required Secured Parties or the Collateral Agent, with the consent of the Required Secured Parties; provided that (a) no such waiver, amendment or modification shall, without the consent of each Secured Party affected thereby, change (i) any of the provisions of Section 2.01(b), 2.03(c), 3.03, 3.04, 3.06 or this Section 5.03, (ii) the definitions of "Actionable Default", "Event of Default", "Pro Rata Share", "Secured Obligations", "Shared Collateral", "Shared Collateral Documents" or "Secured Parties" or any percentage in the definition of "Required Secured Parties", (iii) the pari passu ranking of the Liens granted under the Shared Collateral Documents or the Secured Obligations secured thereunder, (iv) the order of application of proceeds in respect of the Shared Collateral under Section 3.02 or (v) any of the provisions of Section 3.01 specifying the number or percentage of Debt Holders authorized or required to direct any decision, action or inaction by the Collateral Agent; (b) no such waiver, amendment or modification shall affect the rights or obligations of the Collateral Agent hereunder without the consent of the Collateral Agent; and (c) no such waiver, amendment or modification shall affect the rights or obligations of any Securing Party without the consent of such Securing Party. Any such waiver or amendment shall be binding upon each Secured Party and each Securing Party. This Agreement shall terminate and

       Amended and Restated Intercreditor and Collateral Agency Agreement be of no further force and effect automatically and without further action on the part of any party hereto upon the termination of each Shared Collateral Document and release of the Liens thereunder; provided that the provisions of
Section 2.03 shall survive and remain in full force and effect regardless of the termination of this Agreement.

          5.04. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Securing Party, the Collateral Agent and each other Secured Party (and the term "Secured Party" shall include any future holder of Secured Obligations); provided that no Securing Party shall assign or transfer its rights or obligations hereunder without the prior consent of the Collateral Agent and the Required Secured Parties (and any attempted such assignment or transfer by the Borrower without such consent shall be null and void). No Debt Holder shall sell, assign or otherwise transfer any interest in any Secured Obligations unless the purchaser, assignee or transferee thereof shall agree in writing to be bound by the terms of this Agreement pursuant to an instrument in form and substance reasonably satisfactory to the Collateral Agent. No Person (including any Securing Party, except with respect to any rights expressly provided to such Securing Party hereunder), other than the Debt Holders, the Administrative Agent and the Collateral Agent and their respective successors and assigns, shall have any rights under this Agreement. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other right any Secured Party may have or may obtain against any Securing Party under the Debt Agreement to which such Securing Party is a party or otherwise.

          5.05. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          5.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          5.07. Jurisdiction. Each of the Securing Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

          5.08. Waiver of Venue. Each of the Securing Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding

       Amended and Restated Intercreditor and Collateral Agency Agreement arising out of or relating to this Agreement in any court referred to in Section
5.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          5.09. Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          5.11. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          5.12. Entire Agreement. This Agreement represents the entire agreement among the Debt Holders and supersedes all prior agreements with respect to the subject matter hereof.

          5.13. Effectiveness. This Agreement shall become effective upon the execution and delivery of (a) this Agreement by each Securing Party, each Administrative Agent and the Collateral Agent and (b) a Joinder Agreement by the Borrower, the Collateral Agent and each Purchaser under and as defined in that certain Note Purchase Agreement dated as of the date hereof between the Borrower and such Purchasers, and in each case delivery of executed counterparts thereof to the Collateral Agent.

       Amended and Restated Intercreditor and Collateral Agency Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Intercreditor and Collateral Agency Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        BORROWER

                                        CAMBREX CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUBSIDIARIES

                                        CAMBREX BIO SCIENCE WALKERSVILLE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

       Amended and Restated Intercreditor and Collateral Agency Agreement

                                        364-DAY ADMINISTRATIVE AGENT

                                        JPMORGAN CHASE BANK,
                                        as 364-Day Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

       Amended and Restated Intercreditor and Collateral Agency Agreement

                                        FIVE-YEAR ADMINISTRATIVE AGENT

                                        JPMORGAN CHASE BANK,
                                        as Five-Year Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

       Amended and Restated Intercreditor and Collateral Agency Agreement

                                        COLLATERAL AGENT

                                        JPMORGAN CHASE BANK,
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

       Amended and Restated Intercreditor and Collateral Agency Agreement

                                                                       EXHIBIT A

                                Joinder Agreement

                                                            _____________, 200__

To the Borrower (as hereinafter defined) and the Collateral Agent (as defined in the Intercreditor and Collateral
Agency Agreement hereinafter referred to)

Ladies and Gentlemen:

          Reference is made to the Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of June 23, 2003 (as amended, restated or otherwise modified from time to time, the "Intercreditor and Collateral Agency Agreement"), among Cambrex Corporation (the "Borrower"), each of the Subsidiaries party thereto, JPMorgan Chase Bank, as 364-Day Administrative Agent, JPMorgan Chase Bank, as Five-Year Administrative Agent, each of the holders of other Indebtedness of the Borrower that has become party thereto by the execution of a Joinder Agreement and JPMorgan Chase Bank, as Collateral Agent. Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Intercreditor and Collateral Agency Agreement or, if not defined therein, in the Credit Agreements.

          [OTHER DEBT HOLDER], (the "Other Debt Holder") has entered into a [DESCRIBE DEBT AGREEMENT] with the Borrower pursuant to which the Borrower has incurred Indebtedness owing to the Other Debt Holder in an aggregate outstanding principal amount equal to $_______________ (the "Other Debt"). The Other Debt Holder wishes to provide for the securing of the Other Debt by the Liens under the Shared Collateral Documents and, accordingly, hereby agrees as follows pursuant to Section 3.05 of the Intercreditor and Collateral Agency Agreement:

          1. Intercreditor and Collateral Agency Agreement. The Other Debt Holder shall become, and by execution and delivery of this Agreement does become, and does assume each and every one of the rights and obligations of, an "Other Debt Holder" under and as defined in the Intercreditor and Collateral Agency Agreement.

          2. Address for Notices, etc. The following address of the Other Debt Holder is to be used for purposes of notices, requests and other communications pursuant to Section 5.01 of the Intercreditor and Collateral Agency Agreement:

          ____________________

          ____________________

          ____________________

          ____________________

                  Intercreditor and Collateral Agency Agreement

          3. Further Assurances. The Other Debt Holder shall cooperate with the other Secured Parties and execute such further instruments and documents as the Collateral Agent shall reasonably request to effect, to the reasonable satisfaction of the Collateral Agent, the purposes of this Agreement.

          4. Binding Effect. This Agreement shall be binding upon the Other Debt Holder and shall inure to the benefit of the Secured Parties and their respective successors and assigns.

          5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          6. Effectiveness. This Agreement shall become effective as of the date on which each of the Borrower and the Collateral Agent shall have accepted this Agreement as provided on the signature pages below; provided that, to the extent the obligations of the Borrower in respect of the Other Debt are guaranteed by any of the Subsidiary Guarantors, this Agreement shall not become effective unless and until the Other Debt Holder shall have entered into and become party to the Sharing Agreement (as defined in the Credit Agreements).

                  Intercreditor and Collateral Agency Agreement

          IN WITNESS WHEREOF, the Other Debt Holder has caused this Agreement to be executed on its behalf by one of its duly authorized officers.

                                        [OTHER DEBT HOLDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted:

_________, 200_


JPMORGAN CHASE BANK,
as Collateral Agent


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

_________, 200_


CAMBREX CORPORATION


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                  Intercreditor and Collateral Agency Agreement

                                                                       EXHIBIT D

                                                                  EXECUTION COPY

================================================================================

                                SHARING AGREEMENT

                            Dated as of June 23, 2003

                                      AMONG

                              JPMORGAN CHASE BANK,
                           as 364-Day Facility Agent,

                              JPMORGAN CHASE BANK,
                          as Five-Year Facility Agent,

                    THE BANK LENDERS WHICH ARE PARTIES HERETO

                                       AND

                    THE NOTEHOLDERS WHICH ARE PARTIES HERETO

================================================================================

                                TABLE OF CONTENTS

SECTION                          HEADING                                    PAGE
-------                          -------                                    ----
                 Parties 1
                 Recitals ...............................................     1

Section 1 Definitions ...................................................     2

Section 2 Sharing of Recoveries .........................................     5
   Section 2.1.  Pro Rata Share .........................................     5
   Section 2.2.  Letters of Credit ......................................     7

Section 3 Agreements Among The Creditors ................................     8
   Section 3.1.  Independent Actions by Creditors .......................     8
   Section 3.2.  Relation of Creditors ..................................     8
   Section 3.3.  Acknowledgment of Guaranties ...........................     8

Section 4 Additional Parties ............................................     8
   Section 4.1.  Additional Credit Agreement ............................     8
   Section 4.2.  Additional Note Purchase Agreements ....................     8

Section 5 Miscellaneous .................................................     9
   Section 5.1.  Entire Agreement .......................................     9
   Section 5.2.  Notices ................................................     9
   Section 5.3.  Successors and Assigns .................................     9
   Section 5.4.  Consents, Amendment, Waivers ...........................     9
   Section 5.5.  Governing Law ..........................................     9
   Section 5.6.  Counterparts ...........................................     9
   Section 5.7.  Sale of Interest .......................................     9
   Section 5.8.  Severability ...........................................     9
   Section 5.9.  Expenses ...............................................    10

   Section 5.10. Term of Agreement ......................................    10
   Section 5.12. Submission to Jurisdiction .............................    10
   Section 5.11. WAIVER OF JURY TRIAL ...................................    10
                 Signature Page .........................................    11

                            SHARING AGREEMENT

     This SHARING AGREEMENT (the or this "Agreement"), dated as of June 23, 2003, is made by and among JPMORGAN CHASE BANK, in its capacity as 364-Day Facility Agent (as hereinafter defined), JPMORGAN CHASE BANK, in its capacity as Five-Year Facility Agent (as hereinafter defined), each of the Bank Lenders (as hereinafter defined) and each of the Noteholders (as hereinafter defined).

                                    RECITALS:

     A. Under and pursuant to that certain Note Purchase Agreement dated as of June 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "2003 Note Purchase Agreement") by and among CAMBREX CORPORATION, a Delaware corporation (the "Company"), and each of the institutional investors named in Schedule A attached thereto (the "2003 Noteholders"), the Company has issued and sold its 5.31% Senior Notes due June 23, 2010 in an aggregate principal amount of $75,000,000 (the "2003 Notes").

     B. Under and pursuant to that certain Subsidiary Guaranty dated as of June 23, 2003 (as amended, restated, joined, supplemented or otherwise modified from time to time, the "2003 Noteholder Guaranty"), certain subsidiaries of the Company party thereto (the "2003 Noteholders Subsidiary Guarantors") have absolutely and unconditionally guarantied to the 2003 Noteholders the payment of the principal, Make-Whole Amount, if any, and interest in respect of the 2003 Notes and the payment and performance of all other obligations of the Company in respect of the 2003 Note Purchase Agreement.

     C. Under and pursuant to that certain Five-Year Credit Agreement dated as of November 28, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Five-Year Facility") by and among the Company, certain subsidiaries of the Company party thereto who are guarantors of the Company's obligations thereunder (the "Five-Year Facility Subsidiary Guarantors"), JPMorgan Chase Bank, in its capacity as administrative agent (the "Five-Year Facility Agent"), and the financial institutions and other lenders party thereto (the "Five-Year Facility Lenders"), the Five-Year Facility Lenders have made loans and other credit accommodations available to the Company for its working capital and other general corporate purposes up to an aggregate amount of $268,750,000 as of the date hereof (all amounts from time to time outstanding in respect of the Five-Year Facility being hereinafter collectively referred to as the "Five-Year Loans").

     D. Under and pursuant to that certain 364-Day Credit Agreement dated as of November 28, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "364-Day Facility") by and among the Company, certain subsidiaries of the Company party thereto who are guarantors of the Company's obligations thereunder (the "364-Day Facility Subsidiary Guarantors"), JPMorgan Chase Bank, in its capacity as administrative agent (the "364-Day Facility Agent"), and the financial institutions and other lenders party thereto (the "364-Day Facility Lenders"), the 364-Day Facility Lenders have made loans and other credit accommodations available to the Company for its working capital and other general corporate purposes up to an aggregate amount of $157,500,000 as of the date hereof (all amounts from time to time outstanding in respect of the 364-Day Facility being hereinafter collectively referred to as the "364-Day Loans," and the 364-Day Loans, together with the Five-Year Loans are hereinafter collectively referred to as the "Existing Loans"). The Five-Year Facility and the 364-Day Facility are hereinafter collectively referred to as the "Existing Bank Credit Agreements," and the Five-Year Facility Lenders and the 364-Day Facility Lenders are hereinafter collectively referred to as the "Existing Bank Lenders." The Five-Year Facility Subsidiary Guarantors and the 364-Day Facility Subsidiary Guarantors are hereinafter collectively referred to as the "Existing Bank Subsidiary Guarantors."

     E. Under and pursuant to the Existing Bank Credit Agreements, the Existing Bank Subsidiary Guarantors have absolutely and unconditionally guarantied to the Bank Lenders the payment of all obligations of the Company in respect of the separate Existing Bank Credit Agreements (the guaranties from the Existing Bank Subsidiary Guarantors therein, as amended, restated, joined, supplemented or otherwise modified from time to time, are hereinafter collectively referred to the "Existing Bank Guaranties").

     F. The parties hereto desire to provide for, inter alia, the equal and ratable sharing of payments received from the Subsidiary Guarantors under the Bank Guaranties and the Noteholder Guaranties. The Bank Guaranties, the Noteholder Guaranties and any other guaranty executed by a subsidiary of the Company for the benefit of a Creditor which becomes a party to this Agreement pursuant to Section 4 are hereinafter referred to collectively as the "Subsidiary Agreements." The terms "Subsidiary Guarantors" and "Subsidiary Guarantor" shall mean and include any subsidiary of the Company that delivers or is required to deliver a Subsidiary Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

     The following terms shall have the meanings assigned to them below in this
Section 1 or in the provisions of this Agreement referred to below:

     "Additional Credit Agreement" shall mean any replacement, refinancing or restructuring of either of the Existing Bank Credit Agreements (or any replacement, refinancing or restructuring thereof); provided that each Additional Lender thereunder or an agent acting on behalf of all such Additional Lenders has executed an acknowledgment to this Agreement in the form of EXHIBIT A attached hereto.

     "Additional Lender" shall mean any lender which has entered into an Additional Credit Agreement with the Company and in accordance with Section 4 has agreed that the obligations of the Company in respect of such Additional Credit Agreement constitute Subject Obligations under this Agreement.

     "Additional Loans" shall have the meaning assigned thereto in Section 4.

     "Additional Note Purchase Agreement" shall have the meaning assigned thereto in Section 4.

     "Additional Notes" shall have the meaning assigned thereto in Section 4.

     "Additional Noteholder" shall mean any institutional investor which has purchased a 2003 Note from a 2003 Noteholder or which has entered into a financing agreement with the Company and the Subsidiary Guarantors and in accordance with Section 4 has agreed that the obligations in respect of such financing agreement shall constitute Subject Obligations under this Agreement.

     "Bank Credit Agreements" shall mean the Existing Bank Credit Agreements and any Additional Credit Agreement, if any.

     "Bank Guaranties" shall mean the Existing Bank Guaranties and any other guaranty by a subsidiary of the Company delivered pursuant to an Existing Bank Credit Agreement or an Additional Credit Agreement, if any.

     "Bank Lenders" shall mean the Existing Bank Lenders and any Additional Lender, if any.

     "Bankruptcy Proceeding" shall mean, with respect to any Person, (i) the filing by such Person, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
(ii) the making of an assignment for the benefit of such Person's creditors,
(iii) consent by such Person to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such Person or with respect to any substantial part of its property, (iv) the adjudication of such Person as insolvent or to be liquidated, (v) the taking by such Person of corporate action for the purpose of any of the foregoing, or (vi) the entry by a court or governmental authority of competent jurisdiction of an order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person.

     "Company" shall have the meaning assigned thereto in the Recitals hereof.

     "Creditor" shall mean the Existing Bank Lenders, the Existing Noteholders and each of the Additional Lenders, if any, and each of the Additional Noteholders, if any, that become parties hereunder as contemplated by Section 4.

     "Distribution Agent" shall have the meaning assigned thereto in Section 2.

     "Excess Subsidiary Payment" shall mean as to any Creditor an amount equal to the Subsidiary Payment received by such Creditor less the Pro Rata Share of Subsidiary Payments to which such Creditor is then entitled.

     "Existing Bank Credit Agreements" shall have the meaning assigned thereto in the Recitals hereof.

     "Existing Bank Guaranties" shall have the meaning assigned thereto in the Recitals hereof.

     "Existing Bank Lenders" shall have the meaning assigned thereto in the Recitals hereof.

     "Existing Loans" shall have the meaning assigned thereto in the Recitals hereof.

     "Loans" shall mean the Existing Loans and the Additional Loans, if any.

     "Make-Whole Amount" shall have the meaning assigned thereto in the applicable Note Purchase Agreement.

     "Note Purchase Agreements" shall mean the 2003 Note Purchase Agreement and any Additional Note Purchase Agreement, if any.

     "Noteholder Guaranties" shall mean the 2003 Noteholder Guaranty and any other guaranty by a subsidiary of the Company delivered pursuant to an Additional Note Purchase Agreement, if any.

     "Noteholders" shall mean the 2003 Noteholders and any Additional Noteholders, if any.

     "Notes" shall mean the 2003 Notes and any Additional Notes, if any.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or a political subdivision thereof.

     "Pro Rata Share of Subsidiary Payments" shall mean, as of the date of any Subsidiary Payment to a Creditor in respect of a Subsidiary Agreement, an amount equal to the product obtained by multiplying (x) the amount of all Subsidiary Payments made by the Subsidiary Guarantors to all Creditors concurrently with the payments to such Creditor less all reasonable costs incurred by such Creditors in connection with the collection of such Subsidiary Payments by (y) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect to the application of any such Subsidiary Payments).

     "Receiving Creditor" shall have the meaning assigned thereto in Section 2.

     "Required Creditors" shall mean (a) the "Required Lenders" under and as defined in each Existing Bank Credit Agreement as in effect on the date hereof,
(b) the "Required Lenders" (or comparable term) under and as defined in each Additional Credit Agreement (so long as the requisite voting percentage is not higher than set forth under clause (a) above), (c) the "Required Holders" under and as defined in the 2003 Note Purchase Agreement as in effect on the date hereof and (d) the "Required Holders" (or comparable term) under and as defined in each Additional Note Purchase Agreement (so long as the requisite voting percentage is not higher than set forth under clause (c) above).

     "Special Account" shall have the meaning assigned thereto in Section 2.2.

     "Specified Amount" shall mean, as to any Creditor, the aggregate amount of the Subject Obligations owed to such Creditor.

     "Subject Obligations" shall mean all principal, Make-Whole Amount or other premium, if any, and interest in respect of the Notes and the Loans and all other obligations of the Company under or in respect of the Notes and the Loans and under the Note Purchase Agreements and the Bank Credit Agreements and any other obligations of the Company to the Bank Lenders or to the Noteholders which are guaranteed pursuant to the Bank Guaranties or the Noteholder Guaranties; provided that any amount of such Subject Obligations which is not allowed as a claim enforceable against the Company in a Bankruptcy Proceeding under applicable law shall be excluded from the computation of "Subject Obligations" hereunder.

     "Subsidiary Agreement" shall have the meaning assigned thereto in the Recitals hereof.

     "Subsidiary Guarantor" shall have the meaning assigned thereto in the Recitals hereof.

     "Subsidiary Payments" shall have the meaning assigned thereto in Section
2.1.

     "2003 Note Purchase Agreement" shall have the meaning assigned thereto in the Recitals hereof.

     "2003 Notes" shall have the meaning assigned thereto in the Recitals hereof.

     "2003 Noteholder Guaranty" shall have the meaning assigned thereto in the Recitals hereof.

     "2003 Noteholders" shall have the meaning assigned thereto in the Recitals hereof.

     "2003 Noteholders Subsidiary Guarantors" shall have the meaning assigned thereto in the Recitals hereof.

SECTION 2. SHARING OF RECOVERIES.

     Section 2.1. Pro Rata Share. Each Creditor hereby agrees with each other Creditor that payments (including payments made through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted by any Subsidiary Guarantor to any Creditor securing any Subsidiary Agreement) made by a Subsidiary Guarantor pursuant to the terms of the Subsidiary Agreements ("Subsidiary Payments") (x) following the commencement of a Bankruptcy Proceeding with respect to any of the Subsidiary Guarantors or the Company or (y) following the acceleration of the Notes or the Loans, shall be shared so that each Creditor shall receive its Pro Rata Share of Subsidiary Payments. Accordingly, each Creditor hereby agrees that in the event (a) an event described in clause (x) or (y) above shall have occurred, (b) any Creditor shall receive a Subsidiary Payment (a "Receiving Creditor"), and (c) any other Creditor shall not concurrently receive its Pro Rata Share of Subsidiary Payments from the Subsidiary Guarantors (an "Affected Creditor"), then the Receiving Creditor shall promptly remit the Excess Subsidiary Payment to each other Creditor who shall then be entitled thereto so that, after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this Section 2), each Creditor shall have received its Pro Rata Share of Subsidiary Payments. Each Creditor (or, for purposes of this Agreement with respect to the Creditors party to a Bank Credit Agreement, the Person serving as administrative agent for such Creditors thereunder) shall promptly give notice to the other Creditors upon the acceleration of the Notes or the Loans, as the case may be, under the respective Note Purchase Agreement or Bank Credit Agreement to which such Creditor is a party. For avoidance of doubt, the parties hereto agree that (i) any payments made by the Company in respect of any Subsidiary Guarantor's obligations under any Subsidiary Agreement shall not be subject to sharing pursuant to this Agreement and (ii) any payments made by a Subsidiary Guarantor shall not be subject to sharing pursuant to this Agreement unless at the time of such payment an event described in clause (x) or (y) of this Section 2.1 shall have occurred and be continuing.

          Any such payments by a Receiving Creditor in respect of an Excess Subsidiary Payment shall be deemed to be and shall be made by such Receiving Creditor in consideration of the purchase for cash at face value, but without recourse, ratably from the Affected Creditors of a participation interest in such amount of Notes or Loans (or interest therein or any other amounts in respect thereof), as the case may be, necessary to cause such Receiving Creditor to share such Excess Subsidiary Payment with the Affected Creditors as provided in this Section 2; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Subsidiary Payment or part thereof is thereafter recovered from such Receiving Creditor by the Subsidiary Guarantors (including, without limitation, by any trustee in bankruptcy of the Subsidiary Guarantors or any creditor thereof), the related purchase from the Affected Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Subsidiary Payment so recovered, with interest (but only to the extent that such Receiving Creditor is obligated to pay interest on the amount so recovered to the relevant Subsidiary Guarantor); and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Subsidiary Agreement or avail itself of any recourse by resort to any property of the Company or the Subsidiary Guarantors, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action. To the extent that the obligations in respect of the Notes or the Loans, as the case may be, held by any Affected Creditor on the date of such purchase shall consist of one or more types of claims against the Company and its subsidiaries (such as of principal, interest, premium, fees or other claims), such purchase by the Receiving Creditor shall be effected by way of a purchase of a ratable participation in each of such claims, so that the Receiving Creditor obtains upon such purchase an equivalent amount of such obligations of each type held by the Affected Creditor on the date of such purchase. Thereafter, any payments received by the Affected Creditor in respect of such obligations of any type held by it (including the obligations of such type in which it has sold a participation pursuant to this Section 2) shall be applied to such obligations of such type (including any interest in respect of such obligations accrued after the date of such participation) ratably, without preference of any such obligations of such type held by the Affected Creditor in which it has not sold such a participation over any such obligations of such type held by the Affected Creditor over which it has sold such a participation. Notwithstanding the foregoing, if following any such purchase of a participation in any such obligations held by an Affected Creditor any Receiving Creditor shall request that such participation interest be converted into a direct interest in such obligations, the Affected Creditor will execute and deliver such instruments of assignment as shall be necessary in order that the Receiving Creditor shall have a direct claim against the Company and its applicable subsidiaries with respect to such obligations in which the Receiving Creditor shall have obtained such participation. By their signatures below, each of the Company and the Subsidiary Guarantors, on behalf of themselves and each of their subsidiaries, consents to any such acquisition by the Receiving Creditor of a direct interest in such obligations and agrees to cooperate in connection with the conversion of such participation interests into direct interests. Without limiting the foregoing, each Creditor hereby agrees that in the event of an event described under clause
(x) or (y) of this Section 2.1, the Required Creditors shall promptly appoint an agent for the Creditors (the "Distribution Agent") to distribute the amounts required to be shared pursuant to this Agreement. The Distribution Agent appointed hereunder shall execute, acknowledge and deliver to each Creditor an instrument, satisfactory to the Required Creditors, accepting such appointment and agreeing to be bound by the terms of this Agreement, and setting forth the provisions governing such appointment and duties of the Distribution Agent hereunder (including an indemnity from the Creditors) and the procedures by which the Distribution Agent shall calculate and distribute amounts required to be shared pursuant to this Agreement. A copy of such instrument, as executed, shall be delivered to each Creditor and such instrument shall be binding on all of the Creditors. Upon the appointment of the Distribution Agent, each Receiving Creditor shall remit any amounts subject to sharing under this Section 2.1 to the Distribution Agent for distribution in accordance with such procedures. Failure to appoint a Distribution Agent shall not impair, or otherwise give rise to any defense to, the obligation on the part of any Receiving Creditor to share Subsidiary Payments with Affected Creditors in accordance with this Section 2.

     Section 2.2. Letters of Credit. Notwithstanding anything herein to the contrary, any amounts to be distributed to the Bank Lenders after an event described in clause (x) or (y) of Section 2.1 above for application as provided in a Bank Credit Agreement with respect to the undrawn portion of any outstanding letters of credit issued by the Bank Lenders shall be segregated and held by the Bank Lenders receiving the same in an interest bearing account (the "Special Account") as collateral security for such liabilities until a drawing thereon, at which time such amounts, together with the interest accrued thereon, shall be applied to such letter of credit liabilities. If any such letters of credit expire without having been drawn upon in full, amounts held in the Special Account with respect to the undrawn portion of such letters of credit, together with the interest accrued thereon, shall be treated as a Subsidiary Payment and shared in the manner provided in Section 2.1.

SECTION 3. AGREEMENTS AMONG THE CREDITORS.

     Section 3.1. Independent Actions by Creditors. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from the Subsidiary Guarantors on, any Subject Obligation of the Company to such Creditor or from instituting legal action against the Company or any Subsidiary Guarantor or to obtain a judgment or other legal process in respect of such Subject Obligation, but (in the event of an event described in clause (x) or (y) of Section 2.1) any funds received from the Subsidiary Guarantors in connection with any recovery under any Subsidiary Agreement shall be subject to the terms of this Agreement.

     Section 3.2. Relation of Creditors. This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such Creditor regarding the financial condition of the Company or the Subsidiary Guarantors or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligations. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or the Subsidiary Guarantors and nothing contained herein shall limit or in any way modify any of the obligations of the Company or the Subsidiary Guarantors to the Creditors.

     Section 3.3. Acknowledgment of Guaranties. The Bank Lenders hereby expressly acknowledge the existence of the Noteholder Guaranties and the Noteholders hereby expressly acknowledge the existence of the Bank Guaranties.

SECTION 4. ADDITIONAL PARTIES.

     Section 4.1. Additional Credit Agreements. The Company may enter into one or more Additional Credit Agreements, in which case any obligations of the Company thereunder that are guaranteed by any of its subsidiaries (the "Additional Loans") shall be treated as Subject Obligations under this Agreement; provided that (i) each Additional Lender party to such Additional Credit Agreement, or the agent on behalf of all such Additional Lenders, shall sign an acknowledgment in the form of EXHIBIT A attached to this Agreement, by which each such Additional Lender agrees to be bound by the terms of this Agreement, and (ii) such Additional Lender (or the administrative agent on behalf of such Additional Lender) or the Company shall deliver a copy of the Additional Credit Agreement, the related Subsidiary Agreement and the acknowledgment to each existing Creditor.

     Section 4.2. Additional Note Purchase Agreements. The Company may enter into one or more new Note Purchase Agreements (each, an "Additional Note Purchase Agreement") from time to time, in which case any promissory notes issued and sold by the Company pursuant thereto that are guaranteed by any of its subsidiaries (the "Additional Notes") shall be treated as Subject Obligations under this Agreement; provided that (i) each Additional Noteholder party to such Additional Note Purchase Agreement shall sign an acknowledgment in the form of EXHIBIT B attached to this Agreement, by which each such Additional Noteholder agrees to be bound by the terms of this Agreement and (ii) such Additional Noteholder (or the Company on behalf of such Additional Noteholder) shall deliver a copy of the Additional Note Purchase Agreement, the related Subsidiary Agreement and the acknowledgment to each existing Creditor.

SECTION 5. MISCELLANEOUS.

     Section 5.1. Entire Agreement. This Agreement represents the entire Agreement among the Creditors.

     Section 5.2. Notices. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Purchase Agreements or the Bank Credit Agreements, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

     Section 5.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

     Section 5.4. Consents, Amendment, Waivers. Except as otherwise provided, neither this Agreement nor any provision hereof may be altered, amended, modified or waived except in a writing executed by the Required Creditors, provided that (i) no such alteration, amendment, modification or waiver shall affect the rights or obligations of any individual Creditor (unless affecting all other Creditors to substantially the same extent) without the consent of such Creditor and (ii) no such alteration, amendment, modification or waiver shall affect the rights or obligations of the Company or any of its subsidiaries without the consent of such Person.

     SECTION 5.5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     Section 5.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this agreement by signing any such counterpart.

     Section 5.7. Sale of Interest. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement, or unless the Subject Obligations are sold, transferred or disposed of at a time when the Subsidiary Agreements are no longer in effect for the benefit of such Subject Obligations.

     Section 5.8. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 5.9. Expenses. In the event of any litigation to enforce this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees (including the allocated costs of in-house counsel).

     Section 5.10. Term of Agreement. This Agreement shall terminate when all Subject Obligations are paid in full and such payments are not subject to any possibility of revocation or rescission or until all of the parties hereto mutually agree in a writing to terminate this Agreement.

     Section 5.11. Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.

     Section 5.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                             Signature Pages Follow

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

                                        JPMORGAN CHASE BANK,
                                        Individually, as 364-Day Facility Agent
                                        and as Five-Year Facility Agent


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BANK OF AMERICA, N.A.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FLEET NATIONAL BANK


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ABN AMRO BANK N.V.


                                        By
                                           -------------------------------------

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AIB INTERNATIONAL FINANCE


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NOVA SCOTIA


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BANK ONE, NA (Main Office Chicago)


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CIBC INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                        BOERENLEENBANK B.A., "RABOBANK
                                        INTERNATIONAL", NEW YORK BRANCH


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PB CAPITAL CORPORATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        SVENSKA HANDELSBANKEN,
                                        NEW YORK BRANCH


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SANPAOLO IMI S.p.A.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BEAR STEARNS CORPORATE LENDING INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        AIG ANNUITY INSURANCE COMPANY
                                        FIRST SUNAMERICA LIFE INSURANCE COMPANY
                                        AIG SUNAMERICA LIFE ASSURANCE COMPANY

                                        By: AIG Global Investment Corp.,
                                            investment adviser


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        NEW YORK LIFE INSURANCE COMPANY


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION

                                        By: New York Life Investment Management
                                            LLC, Its Investment Manager


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION
                                        INSTITUTIONALLY OWNED LIFE INSURANCE
                                        SEPARATE ACCOUNT

                                        By: New York Life Investment Management
                                            LLC, Its Investment Manager


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned hereby acknowledge, consent and agree to the foregoing Agreement.

                                        CAMBREX CORPORATION


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        RUTHERFORD CHEMICALS, INC.
                                        CAMBREX BIO SCIENCE HOPKINTON, INC.
                                        CBM INTELLECTUAL PROPERTIES, INC.
                                        CASCHEM INTERNATIONAL, INC.
                                        CAMBREX BIO SCIENCE ROCKLAND, INC.
                                        CAMBREX BIO SCIENCE WALKERSVILLE, INC.
                                        CAMBREX CHARLES CITY, INC.
                                        COSAN CHEMICAL CORPORATION NEPERA, INC.
                                        THE HUMPHREY CHEMICAL COMPANY, INC.
                                        CASCHEM, INC.
                                        ZEELAND CHEMICALS, INC.
                                        CAMBREX BIO SCIENCE BALTIMORE, INC.
                                        CBM TECHNOLOGIES, INC.
                                        NORDIC SYNTHESIS, INC.
                                        CAMBREX ABSORPTION SYSTEMS, INC.
                                        CAMBREX NORTH BRUNSWICK, INC.
                                        NEPCAM, INC.
                                        BIOWHITTAKER HOLDINGS, INC.


                                        By
                                           -------------------------------------
                                        Name: Peter E. Thauer
                                        Title: Vice President

                                        NEPERA FOREIGN SALES CORPORATION
                                        BIOWHITTAKER USVI, INC.


                                        By
                                           -------------------------------------
                                        Name: Peter E. Thauer
                                        Title: Director

                                        BIOWHITTAKER TECHNOLOGIES, INC.


                                        By
                                           -------------------------------------
                                        Name: Mary E. Fletcher
                                        Title: Vice President

                             FORM OF ACKNOWLEDGMENT
                                       TO
                                SHARING AGREEMENT
                             FOR ADDITIONAL LENDERS

     Reference is hereby made to the Sharing Agreement dated as of June 23, 2003 (the "Agreement"), among JPMorgan Chase Bank and the Noteholders party thereto and certain other parties, if any, thereto. The undersigned [Additional Lender] [, as administrative agent for the Additional Lenders party to such Credit Agreement,] has entered into a [Credit Agreement] dated as of _______________ with CAMBREX CORPORATION, a Delaware corporation (the "Company"), and desires that the credit obligations of the Company with respect thereto constitute Subject Obligations under the Agreement. The undersigned[, on behalf of such Additional Lenders,] acknowledges the terms of the Agreement and agrees to be bound thereby as a Creditor. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

                                        ______________________________________[,

                                        ________________ as an Additional Lender


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------
                                        Notice Address:
                                                        ------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                                                               ]
                                        ---------------------------------------


                                        _____________________________________ [,

                                        as administrative agent for the
                                        Additional Lenders referred to above


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------
                                        Notice Address:
                                                        ------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                                                               ]
                                        ---------------------------------------


                                        Acknowledged and Agreed:
                                                                 ---------------
                                        CAMBREX CORPORATION
                                                            --------------------

                                    EXHIBIT A
                             (to Sharing Agreement)

                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------

                                        ________________________________________

                                        _______ [NAMES OF SUBSIDIARY GUARANTORS]


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------

                                    EXHIBIT A
                             (to Sharing Agreement)

                             FORM OF ACKNOWLEDGMENT
                                       TO
                                SHARING AGREEMENT
                           FOR ADDITIONAL NOTEHOLDERS

     Reference is hereby made to the Sharing Agreement dated as of June 23, 2003 (the "Agreement"), among JPMorgan Chase Bank and the Noteholders party thereto and certain other parties, if any, thereto. The undersigned has entered into a Note Purchase Agreement dated as of _______________ with CAMBREX CORPORATION, a Delaware corporation (the "Company"), and desires that the obligations of the Company in respect thereof and the promissory notes issued thereunder constitute Subject Obligations under the Agreement. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby as a Creditor. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

                                        _______________________________________,

                                        ____________ as an Additional Noteholder


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------
                                        Notice Address:
                                                        ------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                                                               ]
                                        ---------------------------------------


                                        Acknowledged and Agreed:
                                                                 ---------------
                                        CAMBREX CORPORATION
                                                            --------------------


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------


                                        ________________________________________

                                        _______ [NAMES OF SUBSIDIARY GUARANTORS]


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------

                                Sharing Agreement

                                                                       EXHIBIT E

                    [Form of Guarantee Assumption Agreement]

                         GUARANTEE ASSUMPTION AGREEMENT

          GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, 20__ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ corporation (the "Additional Subsidiary Guarantor"), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders party as "Lenders" to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          Cambrex Corporation, a Delaware corporation, the Subsidiary Borrowers referred to therein, the Subsidiary Guarantors referred to therein, the Lenders referred to therein and the Administrative Agent are parties to the Credit Agreement dated as of October 7, 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement").

          Pursuant to Section 6.09(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Subsidiary Borrower Guaranteed Obligations (as defined in Section 3.01(b) of the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

          The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.09(a)(ii) of the Credit Agreement to the Lenders and the Administrative Agent.

                         Guarantee Assumption Agreement

          IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                        [NAME OF ADDITIONAL SUBSIDIARY
                                        GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted and agreed:


JPMORGAN CHASE BANK, N.A.,
as Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                         Guarantee Assumption Agreement

                                                                     EXHIBIT F-1

              [Form of Opinion of General Counsel of the Obligors]

                                                                 October 7, 2005

JPMorgan Chase Bank, N.A.,
as Administrative Agent under the
Credit Agreement referred to below

and

Each of the Lenders named in Annex A
hereto that are parties to the
Credit Agreement referred to below

Ladies and Gentlemen:

          I am Senior Vice President-Law and Environment, General Counsel and Secretary of Cambrex Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company and certain of its subsidiaries in connection with (a) the Credit Agreement, dated as of October 7, 2005 (the "Credit Agreement") among the Company, the Subsidiary Borrowers referred to below, the Subsidiary Guarantors referred to below, the lenders named therein (the "Lenders") and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), (b) the Amended and Restated Pledge Agreement, dated as of October 7, 2005 (the "Pledge Agreement"), between the Company and the Collateral Agent and (c) the Amendment and Restatement Agreement, dated October 7, 2005, relating to the Share Charge, dated January 28, 2002 (as so amended and restated, the "Share Charge"), between Cambrex Bio Science Walkersville, Inc. (formerly BioWhittaker, Inc.) and the Collateral Agent.

          I am rendering this opinion pursuant to Section 5.01(b) of the Credit Agreement. As used herein, the following terms shall have the following meanings: The term "Subsidiary Borrower" means those subsidiaries of the Company listed in Part I of Annex B hereto. The term "Subsidiary Guarantor" means those subsidiaries of the Company listed in Part II of Annex B hereto. The term "Borrowers" means the Company and the Subsidiary Borrowers. The term "Obligors" mean the Borrowers and the Subsidiary Guarantors. The term "Loan Documents" means the Credit Agreement, the Pledge Agreement, the Share Charge, and the Intercreditor and Collateral Agency Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

          As counsel to the Obligors, I have examined the following instruments and documents: (i) the Loan Documents and (ii) such other documents relating to the transactions contemplated by the Credit Agreement that I have deemed necessary or appropriate. I have also examined and relied upon certificates of public officials and officers of the Obligors, and have

                   Opinion of General Counsel of the Obligors examined such other documents and instruments and have made such further investigations as I have deemed necessary or appropriate in connection with rendering this opinion. I have reviewed the charter documents, including amendments, and the Bylaws of the Obligors (other than Cambrex Netherlands B.V. (the "Foreign Subsidiary Borrower")) and am familiar with the affairs of and actions taken by such Obligors in connection with the execution and delivery of the Loan Documents.

          Based upon the foregoing, it is my opinion that:

          1. Each of the Obligors (other than the Foreign Subsidiary Borrower) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business, and is in good standing, in each additional jurisdiction where such qualification is necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Obligors (other than the Foreign Subsidiary Borrower) has all requisite corporate power to own its properties and to carry on its business as now being conducted, and to execute, deliver and perform the Loan Documents to which it is a party and to engage in the transactions contemplated by such Loan Documents.

          2. The execution, delivery, and performance of the Loan Documents and the transactions contemplated thereby are within the corporate powers of each of the Obligors party thereto (other than the Foreign Subsidiary Borrower), have been duly authorized by all necessary corporate action, and do not contravene any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the certificate of incorporation or by-laws of any such Obligor, or of any contract or undertaking to which any Obligor is a party or by which any Obligor or its property may be bound or affected or, in the case of the Borrower, result in the imposition of any Lien except for Permitted Encumbrances and Liens created pursuant to the Loan Documents.

          3. Except as set forth in Schedule 4.06(a) to the Credit Agreement, there are no actions, suits or proceedings pending or, to the best of my knowledge after due inquiry, threatened against or affecting the Company or any of its Subsidiaries before any court, governmental authority, or arbitrator (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

          4. No consent, approval or authorization of or declaration, registration or filing with any United States or New York governmental authority or any nongovernmental person on the part of any Obligor is required to be obtained or made in connection with the execution, delivery and performance of the Loan Documents to which it is a party or the transactions contemplated hereby or thereby, or as a condition to the legality, validity or enforceability of such documents.

                   Opinion of General Counsel of the Obligors

          5. Each Obligor (other than the Foreign Subsidiary Borrower) has duly executed and delivered each Loan Document to which it is a party.

          6. None of the Obligors is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          I am qualified to practice law only in the State of New York and I express no opinion as to the laws of other jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware. Insofar as the laws of any such other jurisdiction are relevant to the opinions expressed herein with respect to any Obligor organized under the laws of any State other than New York or Delaware, I have assumed, with your concurrence, that such laws are not materially different from the comparable laws of the State of New York.

          This opinion is solely for the benefit of the Administrative Agent and the Lenders and their attorneys, accountants, employees, representatives, successors and assigns in connection with the transactions contemplated pursuant to the Credit Agreement and the agreements and documents executed in connection therewith.

Very truly yours,

Peter E. Thauer

                   Opinion of General Counsel of the Obligors

                                                                         Annex A

                                     LENDERS

JPMorgan Chase Bank, N.A.
Citibank, N.A.
Wachovia Bank, N.A.
Allied Irish Banks plc
Bank of America, N.A.
KeyBank National Association
The Bank of New York
Svenska Handelsbanken AB (Publ)
SANPAOLO IMI S.p.A.

                   Opinion of General Counsel of the Obligors

                                                                         Annex B

                               SUBSIDIARY OBLIGORS

Part I: Subsidiary Borrowers

Cambrex Netherlands B.V.

Part II: Subsidiary Guarantors

BioWhittaker Technologies, Inc.
Cambrex Bio Science Baltimore, Inc.
Cambrex Bio Science Hopkinton, Inc.
Cambrex Bio Science Rockland, Inc.
Cambrex Bio Science Walkersville, Inc.
Cambrex Charles City, Inc.
Cambrex North Brunswick, Inc.
CBM Technologies, Inc.

                   Opinion of General Counsel of the Obligors

                                                                     EXHIBIT F-2

          [Form of Opinion of Special New York Counsel to the Obligors]

                                                                 October 7, 2005

JPMorgan Chase Bank, N.A.,
as Administrative Agent under the
Credit Agreement referred to below
1111 Fannin Street, 10th Floor
Houston Texas 77002

Each of the Lenders named in Annex A
attached hereto that are parties to the
Credit Agreement referred to below

          We have acted as special New York counsel to (i) Cambrex Corporation, a Delaware corporation (the "Company"), (ii) the Subsidiary Borrower referred to below and (iii) each of the Subsidiary Guarantors referred to below in connection with (a) the Credit Agreement, dated as of October 7, 2005 (the "Credit Agreement"), among the Company, the Subsidiary Borrower party thereto, the Subsidiary Guarantors party thereto, the lenders named on the signature pages thereof (collectively, the "Lenders") and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") and (b) the Amended and Restated Pledge Agreement, dated as of October __, 2005 (the "Pledge Agreement"), between the Company and JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, the "Collateral Agent").

          The opinions expressed below are furnished to you pursuant to Section 5.01(b)(ii) of the Credit Agreement. As used herein, the following terms shall have the following meanings: The term "Certificated Securities" means the Pledged Stock (as defined in the Pledge Agreement) of Cambrex Bahamas, Inc. that is held by the Company, to the extent such Pledged Stock constitutes certificated securities within the meaning of Section 8-102(a)(4) of the UCC. The term "Subsidiary Borrower" means the subsidiary of the Company listed in
Part I of Annex B hereto. The term "Subsidiary Guarantors" means those subsidiaries of the Company listed in Part II of Annex B hereto. The term "Borrowers" means the Company and the Subsidiary Borrower. The term "Obligors" means the Borrowers and the Subsidiary Guarantors. The term "Loan Documents" means the Credit Agreement and the Pledge Agreement. The term "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Each of the Lenders named
in Annex A                             -3-                     October ___, 2005


hereof.

          In arriving at the opinions expressed below,

1. we have examined and relied as to factual matters on the following (including, but not limited to, the representations and warranties contained therein):

          (a) originals, or copies certified or otherwise identified to our satisfaction, of the Loan Documents;

          (b) such corporate or partnership documents and records of the Obligors and such other instruments and certificates of public officials, officers and representatives of the Obligors, and other persons, as we have deemed necessary or appropriate for the purposes of this opinion; and

2. we have made such investigations of law as we have deemed appropriate as a basis for this opinion.

          In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to the authentic originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of the originals of such latter documents, (b) that each Loan Document has been duly authorized by each person party thereto, that each such person has the requisite power and authority to execute, deliver and perform such Loan Document, that each such person is duly organized and that each such person is validly existing and in good standing under the laws of its jurisdiction of organization, (c) that each Loan Document has been duly executed and delivered by each person party thereto (d) that each Loan Document is the valid and binding obligation of each person party thereto (other than the Obligors), enforceable against such person in accordance with its terms and (e) the accuracy of the separate opinion, addressed to you, dated today, of Peter E. Thauer, Senior Vice President-Law and Environment, General Counsel and Secretary to the Company.

          Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

          1. The Credit Agreement and the Intercreditor and Collateral Agency Agreement constitute the valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms.

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Each of the Lenders named
in Annex A                             -4-                     October ___, 2005


          2. (a) The provisions of the Pledge Agreement are effective to create a valid security interest in favor of the Collateral Agent, as security for the Secured Obligations set forth in the Pledge Agreement, in all of the Collateral (as defined in the Pledge Agreement) described therein that is of the type in which a security interest can be created under Article 9 of the UCC, to the extent the UCC is applicable to the creation of such security interest.

          (b) Upon the due execution and delivery today of the Pledge Agreement and delivery today in New York State of the Certificated Securities (in certificated form), in each case either in bearer form or registered form, issued or endorsed in each case in the name of the Collateral Agent or in blank, to (and retention of control (as defined in Section 8-106 of the UCC) thereof in New York State by) the Collateral Agent, the Collateral Agent will have a perfected security interest, for the benefit of the Lenders, in such Certificated Securities, to the extent the UCC is applicable to the perfection of such security interest.

          Our opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors' rights or remedies generally and (b) general equitable principles (whether considered in a proceeding in equity or at law). Our opinions set forth above are also subject to the effects of (i) concepts of good faith, reasonableness and fair dealing, and standards of materiality, (ii) applicable laws and interpretations which may affect the validity or enforceability of certain provisions of the Pledge Agreement, which limitations, however, do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the principal benefits intended to be provided thereby (subject to the other qualifications expressed herein),
(iii) limitations on the validity or enforceability of rights to indemnification, contribution or exculpation under applicable law (including court decisions).

          Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any Loan Document that purports to (i) prohibit any Obligor from transferring its respective rights in the collateral described in the Loan Documents or any proceeds thereof, as contemplated by Section 9-401 of the UCC, (ii) permit the Collateral Agent to vote or otherwise exercise any rights with respect to any of the collateral under the Loan Documents absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral, (iii) waive, release or vary any defense, right or privilege of, or any duties owing to, any Obligor to the extent that such waiver, release or variation may be limited by Section 1-102(3), 9-602 or 9-603 of the UCC or other provisions of applicable law, (iv) grant any right of set-off with respect to any contingent

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Each of the Lenders named
in Annex A                             -5-                     October ___, 2005


or unmatured obligation, (v) maintain or impose any obligation to pay any amount in U.S. dollars where a final judgment concerning such obligation is rendered in another currency, (vi) constitute a waiver of inconvenient forum, or (vii) relate to the subject matter jurisdiction of a court to adjudicate any controversy. We express no opinion as to (a) Section 3.06 of the Credit Agreement or (b) the waiver by any Subsidiary Guarantor of any defense, right, privilege or benefit to the extent such waiver is made to a greater extent than would be permitted by applicable law. We wish to call to your attention that the enforceability of waivers of immunity is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

          We express no opinion as to the creation, validity or perfection of any security interest, or the validity, binding effect or enforceability of any Loan Document to the extent that such Loan Document grants or purports to grant
(a) a security interest (i) that is not governed by the UCC (including but not limited to any such security interest with respect to (A) copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses or (B) insurance policies), (ii) in commercial tort claims, letter-of-credit rights, fixtures, cooperative interests, farm products, as-extracted collateral or timber to be cut, (iii) in any property the terms of or governing which void or prohibit, or are violated by, the granting of such security interest or (iv) in any claim against the United States, (b) a mortgage or other interest in real property, or (c) an agricultural lien. Our opinion set forth in paragraph 2 above is limited to Articles 8 and 9 of the UCC and therefore does not address
(i) laws of jurisdictions other than New York, (ii) laws of New York other than Articles 8 and 9 of the UCC or (iii) collateral of a type not subject to Article 9 of the UCC. We express no opinion as to what law governs perfection of any security interest granted by the Loan Documents. We have assumed with your permission that (i) none of the Lenders, the Administrative Agent or the Collateral Agent has waived, subordinated or agreed with any third party to any modification of the priority of any security interest granted by the Loan Documents, (ii) the Certificated Securities will be held at all times by the Collateral Agent in the State of New York and (iii) each Obligor has sufficient rights in the collateral described in the Loan Documents for the security interests granted thereby to attach. We express no opinion as to the title or any other interest of any Obligor in or to any of the collateral described in the Loan Documents. No security interest will exist with respect to after-acquired property of any Obligor until such Obligor has rights therein within the meaning of Section 9-203 of the UCC and, in the case of investment property, the Collateral Agent has taken control thereof in the manner prescribed by Section 8-106 of the UCC.

          Except as set forth in paragraph 2 above, we express no opinion as to the validity or perfection of the security interests purported to be created by the Loan Documents. We express no opinion as to the validity or perfection of such security

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Each of the Lenders named
in Annex A                             -6-                     October ___, 2005


interests:

          (i) with respect to collateral sold, exchanged or otherwise disposed of by any Obligor;

          (ii) to the extent such security interests may be affected by (A)
     Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of the case, or (B) Section 547(b) of the United States Bankruptcy Code, relating to the power to avoid a preference;

          (iii) with respect to proceeds, to the extent of limitations under
     Section 9-315 of the UCC on the perfection of a security interest in proceeds;

          (iv) as to any collateral acquired by the party granting such security interest more than four months after such party changes its name so as to make the relevant financing statements seriously misleading, unless amendments to such financing statements indicating the new name, identity or corporate structure of such party are properly filed before the expiration of such four months;

          (v) as to any collateral acquired by a new debtor after becoming bound by a security agreement entered into by another person;

          (vi) as to any property subject to a statute, regulation or treaty of the United States, whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to such property preempt Section 9-310(a) of the UCC;

          (vii) as to any goods that are an accession to, or commingled or processed with, other goods, to the extent limited by Section 9-335 or 9-336 of the UCC; or

          (viii) as to goods of any kind, such as motor vehicles, subject to certificate of title statutes.

          We call to your attention that (A) the UCC requires periodic filing of continuation statements in order to maintain the effectiveness of financing statements filed pursuant thereto and (B) Section 8-107 of the UCC may in certain circumstances limit the rights of a secured party in respect of any unauthorized endorsement with respect to certificated securities constituting collateral under the Pledge Agreement not

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Each of the Lenders named
in Annex A                             -7-                     October ___, 2005


registered in the name of or issued to the Collateral Agent and not originally issued in bearer form.

          We express no opinion as to the priority of the security interests purported to be created by the Loan Documents. Our opinion in paragraph 2 above is subject to the provisions of the law of any jurisdiction where an issuer of Stock Collateral (as defined in the Pledge Agreement) is incorporated or formed. Without limiting the foregoing, we express no opinion as to the priority of any security interest (i) as against any claims or liens in favor of the United States or any state thereof, or any federal or state agency, instrumentality or political subdivision, including but not limited to liens for payment of federal, state or local taxes that are given priority by operation of law, liens under Title IV of the Employee Retirement Security Act of 1974, as amended, or claims arising under 31 U.S.C. Section 3713, (ii) as against any rights of a person in possession of proceeds consisting of money or "instruments" (as defined in Section 9-102(a)(47) of the UCC), (iii) as against liens under
Section 4-208 of the UCC, relating to security interests of a collecting bank,
(iv) as against liens granted under Section 364(d) of the United States Bankruptcy Code, relating to liens granted by a court after the commencement of a case, or (v) that has been perfected by "control" under Section 8-106 of the UCC, as against any other security interest in the same property that has also been perfected by "control."

          We express no opinion as to the effect of, or compliance with, any Federal or State laws regarding fraudulent transfers or conveyances, or laws governing preferential transfers, or provisions of state law restricting dividends, loans or other distributions by a corporation to or for the benefit of its stockholders, or any Federal or State securities laws, rules or regulations, including without limitation as to the effect thereof on the validity, binding effect or enforceability of any of the Loan Documents.

          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America that, in our experience, are generally applicable to transactions of this type. In particular (and without limiting the generality of the foregoing) we express no opinion as to (a) the laws of any country (other than the Federal laws of the United States of America) or (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any Obligor or of any other party to or beneficiary of any of the Loan Documents, or
(c) whether the choice of the law of the State of New York as the governing law in any Loan Document would be given effect by any court or governmental authority other than a court of the State of New York. In giving the foregoing

JPMorgan Chase Bank, N.A.,
as Administrative Agent
Each of the Lenders named
in Annex A                             -8-                     October ___, 2005


opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect. In giving the foregoing opinion, we have assumed that the execution and delivery by each Obligor of the Loan Documents to which it is a party and the performance by each Obligor of its obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under applicable law (other than the laws of the State of New York and federal laws of the United States of America), and that no such party has entered therein with the intent of avoiding or a view to violating applicable law.

          This opinion letter is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

          The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinions nor this opinion letter may be relied upon by or disclosed to any other person.

                                        Very truly yours,

                                                                         Annex A

                                     Lenders

JPMorgan Chase Bank, N.A.
Citibank, N.A.
Wachovia Bank, N.A.
Allied Irish Banks plc
Bank of America, N.A.
KeyBank National Association
The Bank of New York
Svenska Handelsbanken AB (Publ)
SANPAOLO IMI S.p.A.

                                                                Annex B - Part I

                               SUBSIDIARY BORROWER

Cambrex Netherlands B.V.

                                                                         Annex B

                              SUBSIDIARY GUARANTORS

BioWhittaker Technologies, Inc.
Cambrex Bio Science Baltimore, Inc.
Cambrex Bio Science Hopkinton, Inc.
Cambrex Bio Science Rockland, Inc.
Cambrex Bio Science Walkersville, Inc.
Cambrex Charles City, Inc.
Cambrex North Brunswick, Inc.
CBM Technologies, Inc.

               Opinion of Special New York Counsel to the Obligors

                                                                       EXHIBIT G

             [Form of Opinion of Special New York Counsel to JPMCB]

                                                                 October 7, 2005

To the Lenders party to the Credit Agreement referred to below and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to JPMorgan Chase Bank, N.A. ("JPMCB") in connection with the Credit Agreement (the "Credit Agreement") dated as of October 7, 2005, between Cambrex Corporation (the "Company"), the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the lenders party thereto and JPMCB, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Company in an aggregate initial principal or face amount not exceeding $277,500,000.

          Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. The Company and the Subsidiaries of the Company party to the Credit Agreement are herein collectively referred to as the "Obligors". This opinion letter is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined executed counterparts of the Credit Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement. We have also assumed that the Credit Agreement has been duly authorized, executed and delivered by, and (except, to the extent set forth below, as to the Obligors) constitutes legal, valid, binding and enforceable obligations of, all of the parties thereto, that all signatories thereto have been duly authorized, that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same and that all authorizations, approvals or consents of (including without limitation all foreign exchange control approvals), and all filings or registrations with, any governmental or regulatory authority or agency (including any central bank ) required for the making and performance by the Obligors of the Credit Agreement have been obtained or made and are in effect.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Obligor party thereto,

                  Opinion of Special New York Counsel to JPMCB enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and subject to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally, and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 10.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the last sentence of
     Section 2.17(d) or Section 3.06 of the Credit Agreement, (iii) the first sentence of Section 10.09(b) of the Credit Agreement, insofar as such sentence relates to the subject-matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement, (iv) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York, (v) Section 10.11 of the Credit Agreement and (vi) Section 10.15 of the Credit Agreement to the extent it relates to immunity acquired after the date of execution and delivery of the Credit Agreement.

          (D) We wish to point out that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any Foreign Currency would be rendered in such Foreign Currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of such judgment and (ii) a judgment rendered by a United States Federal court in the State of New York in respect of an obligation denominated in a Foreign Currency may be expressed in Dollars (provided that we express no opinion as to the rate of exchange such court would apply).

                  Opinion of Special New York Counsel to JPMCB

          (E) Paragraph (iii) of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

          (F) We express no opinion as to the applicability to the obligations of the Subsidiary Guarantors of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, nor do we express any opinion as to the enforceability of such obligations.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction. Without limiting the foregoing, we do not hold ourselves out as experts on, or purport to advise on, the laws of The Netherlands.

          At the request of our client, this opinion letter is, pursuant to
Section 5.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to JPMCB and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,

WJM/TVN

                  Opinion of Special New York Counsel to JPMCB

                                                                       EXHIBIT H

                [Form of Subsidiary Borrower Designation Letter]

                     SUBSIDIARY BORROWER DESIGNATION LETTER

                               _____________, 20__

To JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, New York 10017
Attention:

                       Re: Subsidiary Borrower Designation

Ladies and Gentlemen:

          Reference is made to the Credit Agreement (the "Credit Agreement") dated as of October 7, 2005 among Cambrex Corporation (the "Company"), the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

          The Company hereby designates [________] (the "Subject Subsidiary"), a wholly-owned Subsidiary of the Company and a [corporation] duly organized under the laws of [________], as a Subsidiary Borrower in accordance with Section 2.19(a) of the Credit Agreement until such designation is terminated in accordance with Section 2.19(c).

          The Subject Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower and an Obligor under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this letter, it shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower. Pursuant to
Section 10.16 of the Credit Agreement, the Subject Subsidiary hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of Borrowing under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit

                     Subsidiary Borrower Designation Letter

Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.

          The Company hereby confirms and agrees that after giving effect to this Designation Letter the Guarantee of the Company contained in Article III of the Credit Agreement shall apply to all of the obligations of the Subject Subsidiary under the Credit Agreement.

          The Subject Subsidiary hereby represents and warrants:

          1. The Subject Subsidiary is a wholly-owned Subsidiary of the Company;

          2. Each of the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement is true as if each reference therein to the Company or to an Obligor were a reference to the Subject Subsidiary and as if each reference therein to the Loan Documents were a reference to this Designation Letter and the promissory notes, if any, executed by the Subject Subsidiary in connection herewith;

          3. [The representations and warranties set forth in Section 4.15 are true and correct on the date hereof;](2)

          4. The Subject Subsidiary's addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Sections
     10.01 and 10.09(e) of the Credit Agreement to it at its "Address for Notices" specified on the signature pages below; and

          5. The Subject Subsidiary shall deliver to the Administrative Agent the documents and certificates set forth in Section 2.19 of the Credit Agreement and such other documents as the Administrative Agent shall reasonably request that are consistent with conditions for Subsidiary Obligors set forth in Section 5.01 of the Credit Agreement, each in form and substance reasonably satisfactory to the Administrative Agent.

          Attached hereto are certified copies of the following documents:

          (i) the [certificate of incorporation][certificate of formation][articles of organization] and [by-laws][limited liability company agreement] [partnership agreement] of the Subject Subsidiary and authorizing resolutions of the [Board of Directors][Sole Member][General Partner] of the Subject Subsidiary;(3) and

          (ii) a certificate of the Secretary or an Assistant Secretary of the Subject Subsidiary in respect of each of the officers (x) who are authorized to sign this Agreement and the other Loan Documents on the Subject Subsidiary's

----------
(2)  Insert if the Subject Subsidiary is a Foreign Subsidiary.

(3) To be revised as appropriate to reflect the relevant organizational documents of the Subject Subsidiary.

                     Subsidiary Borrower Designation Letter
               behalf, and (y) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

          The designation of the Subject Subsidiary as a Subsidiary Borrower under the Credit Agreement shall become effective as of the date (the "Effective Date") on which the Administrative Agent accepts this Designation Letter as provided on the signature pages below. As of the Effective Date, the Subject Subsidiary shall be entitled to the rights, and subject to the obligations, of a Subsidiary Borrower. Except as expressly herein agreed with respect to the joinder of Subject Subsidiary as a Subsidiary Borrower, the Credit Agreement shall remain unchanged and in full force and effect.

          The Subject Subsidiary hereby agrees that this Designation Letter, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Subject Subsidiary hereby submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, for the purposes of all legal proceedings arising out of or relating to this Designation Letter, the Credit Agreement or the transactions contemplated thereby. The Subject Subsidiary irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Subject Subsidiary further agrees that service of process in any such action or proceeding brought in New York may be made upon its agent appointed as provided in Section 10.09(d) of the Credit Agreement.

          THE SUBJECT SUBSIDIARY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          This Designation Letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

                     Subsidiary Borrower Designation Letter

          IN WITNESS WHEREOF, the Company and the Subject Subsidiary have caused this Subsidiary Borrower Designation Letter to be duly executed and delivered as of the day and year first above written.

                                        CAMBREX CORPORATION


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF SUBJECT SUBSIDIARY]
                                        a _________ [corporation]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------
                                        Tel:
                                             -----------------------------------
                                        Fax:
                                             -----------------------------------

                     Subsidiary Borrower Designation Letter

ACCEPTED

JPMORGAN CHASE BANK, N.A.
as Administrative Agent


By
   ----------------------------------
Title:
       ------------------------------

                     Subsidiary Borrower Designation Letter

                                                                       EXHIBIT I

                [Form of Subsidiary Borrower Termination Letter]

                                                             _____________, 20__

To JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, New York 10017

Each of the Lenders party to the
Credit Agreement referred to below

     Re: Termination of [____________] (the "Subject Subsidiary") as Subsidiary Borrower

          The Company hereby gives notice pursuant to Section 2.19 of the Credit Agreement dated as of October 7, 2005 (the "Credit Agreement") among Cambrex Corporation (the "Company"), the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent") that, effective as of the date hereof, the Subject Subsidiary is terminated as a Borrower under the Credit Agreement and all commitments by the Lenders to issue Letters of Credit or make Loans for account of such Borrower under the Credit Agreement are hereby terminated.

          Pursuant to Section 2.19 of the Credit Agreement, the Company hereby certifies (a) that there is no LC Exposure outstanding with respect to any Letter of Credit for which the Subject Subsidiary is an account party and (b) that all principal and interest on any Loan of the Subject Subsidiary and all other amounts payable by such Subject Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

          All obligations of the Subject Subsidiary arising in respect of any period in which the Subject Subsidiary was, or on account of any action or inaction taken by the Subject Subsidiary as an account party or a Borrower under the Credit Agreement shall survive the termination effected by this notice.

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                                        CAMBREX CORPORATION


                                        By
                                           -------------------------------------
                                        Title:
                                                --------------------------------

                     Subsidiary Borrower Termination Letter